AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998

                                                REGISTRATION NO. 333-66259
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                 PHYTERA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     8731                   04-3159045
                         (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     (STATE OR OTHER      CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)
     JURISDICTION OF
    INCORPORATION OR
      ORGANIZATION)

                             377 PLANTATION STREET
                        WORCESTER, MASSACHUSETTS 01605
                                (508) 792-6800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            MALCOLM MORVILLE, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PHYTERA, INC.
                             377 PLANTATION STREET
                        WORCESTER, MASSACHUSETTS 01605
                                (508) 792-6800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
       LYNNETTE C. FALLON, ESQ.                 ALAN L. JAKIMO, ESQ.
          PALMER & DODGE LLP                      BROWN & WOOD LLP
           ONE BEACON STREET                   ONE WORLD TRADE CENTER
      BOSTON, MASSACHUSETTS 02108                    58TH FLOOR
            (617) 573-0100                    NEW YORK, NEW YORK 10048
                                                   (212) 839-5300

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE

  This Registration Statement contains two forms of prospectus: (i) one to be used in connection with an offering in the United States and Canada (the "US Prospectus") and (ii) the other to be used in connection with a concurrent offering outside of the United States and Canada (the "European Prospectus"). The European Prospectus will be produced in English and Danish. The US Prospectus and the European Prospectus are identical in all respects except for the front cover page and back cover page of the European Prospectus, both of which are included herein after the final page of the US Prospectus as pages X-1 and X-2 and are labeled "Alternate Pages for European Prospectus." Final forms of each of the Prospectuses will be filed with the Securities and Exchange Commission under Rule 424 (b).

  Additionally, an Application Form included as page X-3 will be delivered with the Danish language version of the European Prospectus to investors in the European offering.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS + +NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO +
+BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT       +
+PERMITTED.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 23, 1998

US PROSPECTUS

                             2,500,000 SHARES

                                 PHYTERA, INC.

                                 [PHYTERA LOGO]

                                  COMMON STOCK

  This is an initial public offering of the shares of common stock of Phytera, Inc. The shares of common stock will be offered to the public in Denmark. Additionally, shares of common stock will be offered in private placements in other European countries. The offering in the United States, Canada and Belgium will be limited to institutional investors. There is currently no public market for these shares. Phytera expects that the public offering price will be between $12.00 and $14.00 per share.

  In the United States and Canada, we are offering   ,  ,   shares of common
stock. In Europe, we are offering   ,  ,   shares of common stock.

  We have applied for admission to trading and quotation of the common stock on the European Association of Securities Dealers Automated Quotation system, called EASDAQ, and for listing on the Copenhagen Stock Exchange, called the CSE. We expect that these listings will become effective and that trading in the shares of common stock will begin promptly after the initial public offering price is determined through negotiations between the Company and the Underwriters. Our trading symbol on EASDAQ and our short name on the CSE will be PHYT.

  OUR BUSINESS INVOLVES SIGNIFICANT RISKS. THESE RISKS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 8.

  NONE OF EASDAQ, THE CSE, THE US SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                                                                      PER
                                                                     SHARE TOTAL
Public offering price............................................... $     $
Underwriting discounts and commissions.............................. $     $
Proceeds, before expenses, to Phytera............................... $     $

  The US Underwriters may also purchase up to an additional     shares of
common stock and the European Managers may also purchase up to an additional shares of common stock, an aggregate of 375,000 shares, at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this Prospectus to cover over-allotments.

  In the distribution of the offering, the US Underwriters will purchase the offered shares of common stock from the Company and resell such shares to investors.

                                  ------------

SG COWEN

       CARNEGIE INC.

                                                   BANCBOSTON ROBERTSON STEPHENS

[      , 1999]

[Graphic: The graphic illustrates the various elements of Phytera's Combinatorial Drug Discovery Program. Along the length of the page will be a series of photographs, artist's renderings and other graphics, each illustrating one of the elements of Phytera's Combinatorial Drug Discovery Program.

Caption:

The above diagram illustrates the various elements of our Combinatorial Drug Discovery Program. We have identified several lead structures and are developing one candidate drug. To date, however, we have not conducted any clinical trials, obtained any requisite regulatory approvals, or commercialized any drug product. Drug discovery and development involves a broad range of technological, managerial and commercial risks. Our Combinatorial Drug Discovery Program and related product development activities could fail because of any one or more of these risks.]


  ExPAND(R) and (u)MARINE(R) are registered trademarks of the Company. ENRICH(TM) and PINACLE(TM) are trademarks of the Company for which there are applications for registration pending in the US Patent and Trademark Office. MANIFOLD(TM) is a trademark of the Company for which there is an application for registration pending in the European Trademark Office. All other trademarks and registered trademarks used in this Prospectus are the property of their respective owners.

                               ----------------

  In connection with this offering, the Underwriters, through a stabilizing manager to be designated by them, may over-allot or effect transactions on EASDAQ which stabilize or maintain the market price of the Common Stock at a level which might not otherwise prevail on EASDAQ. Such stabilizing, if commenced, may be discontinued at any time. See "Underwriting."

                                  THE COMPANY

  The Company was incorporated in Delaware in May 1992 and operates three wholly-owned subsidiaries, Phytera Ltd. in the United Kingdom and Phytera A/S and Phytera Symbion ApS in Denmark. The Company's headquarters and executive offices are located at 377 Plantation Street, Worcester, Massachusetts 01605, US and its telephone number is (508) 792-6800.

  On September 17, 1998, the Board of Directors of Phytera authorized this offering.

             APPROVAL BY THE BELGIAN BANKING AND FINANCE COMMISSION

  The English language Prospectus has been approved by the Belgian Banking and Finance Commission ("Commission Bancaire et Financiere/Commissie voor het Bank-
en Financiewezen") ("CBF") on [      ], 1999 in accordance with Article 29ter,
(S)1, par. 1 of Royal Decree n(degrees) 185 of July 9, 1935 and Article 18 of the Royal Decree of September 18, 1990 on the prospectus to be published for the admission of securities to listing on the first market of a stock exchange, which transposes into Belgian law the provisions of Directive 80/390/EEC. The approval of this Prospectus by the CBF does not extend to the Danish Tax Consideration or to the summary of certain differences between US GAAP and Danish GAAP nor does it imply any judgment as to the appropriateness or the quality of this offering, the Common Stock nor of the situation of the Company. The notice prescribed by Article 29, (S) 1 of the Royal Decree n(degrees) 185 of July 9, 1935 will appear in the financial press prior to the first day of trading on EASDAQ.

                   NO PUBLIC OFFER IN THE UNITED KINGDOM

  The Company has not authorized any offer of shares of common stock to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). The shares of common stock may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.

                     RESPONSIBILITY FOR THE PROSPECTUS AND
                           DECLARATION OF CONFORMITY

  The Company, here represented by the Board of Directors, confirms that, to the best of its knowledge, the information given in this Prospectus is in accordance with the facts in all material respects and contains no omissions likely to affect the import of the Prospectus in any material respect. Under US federal securities laws, the Company's Chief Executive Officer, Chief Financial Officer and members of the Board of Directors are generally liable, subject to certain defenses, for untrue statements of material fact in this Prospectus and omissions of material fact which are required to be stated in this Prospectus or necessary to make the statements in this Prospectus not misleading.

  In the case of any doubt about the contents or the meaning of the information of this document, an authorized or professional person who specializes in advising on the acquisition of financial instruments should be consulted.

                         PREPARATION OF THE PROSPECTUS

  This Prospectus has been prepared in accordance with the rules and regulations of the US Securities and Exchange Commission and EASDAQ and in compliance with the Royal Decree of September 18, 1990 on the prospectus to be published for the admission of securities to listing on the first market of a stock exchange, which transposes into Belgian law the provisions of Directive 80/390/EEC. Based on the approval by CBF, this Prospectus is recognized by the CSE in compliance with EEC Council Directive 80/390/EEC, as amended. This Prospectus has been produced in English and Danish for use in connection with this offering. In the event of any inconsistency between the Danish language version and the English language version, the English language version shall prevail.

  Copies of both the English language and Danish language Prospectuses will be made available, at no cost, upon prior written request to SG Cowen International L.P., One Angel Court, London EC2R 7HJ, United Kingdom, telephone +44 (171) 696-0034, Carnegie Bank A/S, Overgaden neden Vandet 9b, DK-1414, Copenhagen K, Denmark, telephone +45 32 88 02 00 and BancBoston Robertson Stephens International Ltd., 105 Piccadilly, London W1V 9FN, United Kingdom, telephone +44 (171) 518-7000.

  In addition, copies of the English language and Danish language Prospectuses will be available for inspection at the EASDAQ offices, 56 Rue des Colonies, Box 15, B-1000 Brussels, Belgium.


                                  EXPERTS

  The audited Consolidated Financial Statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto and are included herein upon the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP's mailing address is 225 Franklin Street, Boston, MA 02110-2812, United States of America.

                          ADDITIONAL INFORMATION

  The Company has filed with the US Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements in this Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made in each instance to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each statement is qualified in all respects by this reference to the exhibit. The Registration Statement, including exhibits, may be inspected and copied without charge at the SEC's principal office located at 450 Fifth Street, Judiciary Plaza, N.W., Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, Judiciary Plaza, N.W., Washington, D.C. 20549 upon payment of prescribed fees. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, as well as other information regarding registrants that file electronically with the SEC.

  The Company intends to furnish its stockholders with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

  The Company will ensure that a summary of the Company's quarterly and annual financial statements will be provided to shareholders in Europe across the EASDAQ Company Reporting System. A hard copy of the annual report will be provided to shareholders promptly after it becomes available. Complete quarterly statements will either be sent by the Company to its shareholders or will be available upon request from the Company at its executive offices at 377 Plantation Street, Worcester, MA, 01605, US. Copies of all documents filed with the Commission by the Company can be obtained by request to the Company at such offices.

  Copies of the Company's Restated Certificate and By-laws will be available for inspection at the offices of EASDAQ, 56 Rue de Colonies, Box 15, B-1000 Brussels, Belgium.

  Companies approved for trading on EASDAQ and CSE are required to publish relevant financial and other information regularly and to keep the public informed of all events likely to affect the market price of their securities. Price sensitive information will be made available to investors in Europe through the EASDAQ-Reuters Regulatory Company Reporting System, the CSE's internal information system and other international information vendors. Investors who do not have direct access to such information systems should ask their financial intermediary for the terms on which such information will be provided to them by that financial intermediary.

                               PROSPECTUS SUMMARY

  The following is just a summary. Potential investors should carefully read the more detailed information contained in this Prospectus, including the Consolidated Financial Statements and the notes thereto. The shares of common stock offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under the heading "Risk Factors." We urge potential investors to read this Prospectus in its entirety.

                                  THE COMPANY

  Phytera, Inc. is an international biopharmaceutical company with operations in the United States, Denmark and the United Kingdom. We apply a range of proprietary technologies to create novel chemical diversity libraries from plant cells and marine microbes that we grow and manipulate in cell culture. These chemical diversity libraries contain a large number of chemical compounds that we and our partners are evaluating as potential new drugs.

  We evaluate our chemical diversity libraries for therapeutic utility in pharmaceutical screens for different diseases. These diseases include bacterial, fungal and viral infections, cancer, inflammation, allergy, asthma, depression, memory and attention deficit disorders, diabetes, stroke and heart attack. We conduct some of these screening programs in collaboration with our corporate partners, including Eli Lilly and Company, Chiron Corporation, Tsumura & Co., NeuroSearch A/S, Galileo Laboratories, Inc. and Nycomed Amersham plc. Our internal screening programs focus on the discovery and development of drugs to treat resistant bacterial, fungal and viral infections. We apply modern genetic engineering techniques to develop proprietary screens that we believe offer significant advantages in the discovery of novel antibacterial and antifungal drugs.

  Our screening programs are aimed at identifying novel chemical lead structures from our chemical diversity libraries. A chemical lead structure is a chemical compound of defined structure that exhibits activity in a pharmaceutical screen. Chemical lead structures are used as starting points for a chemical synthesis optimization program, which seeks to identify a candidate drug that possesses all the necessary attributes for commercial development. We use proprietary chemical synthesis techniques to optimize natural lead structures isolated from our chemical diversity libraries into candidate drugs for commercial development. To date we have identified one candidate drug and several lead structures. Marinovir, our novel candidate drug for the treatment of herpes infections, was isolated from a marine microbe and is scheduled to enter clinical trials in 1999.

  Nature is a proven source of new medicines, but a number of factors has limited its systematic exploration as a source of novel chemical diversity, chemical lead structures and candidate drugs. Our proprietary technologies provide solutions to many of these limitations and facilitate access to a greatly expanded chemical diversity from plant cells and marine microorganisms in cell culture. We employ several types of cell culture manipulations, alone and in combination, including genetic, hormonal, infection-related, environmental and/or chemical treatments. These manipulations substantially expand the variety and novelty of chemical compounds produced by the cell culture beyond that found in the natural sourced material or in the initial cell culture. Using these technologies, we have produced proprietary chemical diversity libraries comprising 60,000 plant and marine cell culture extracts. Additionally, we are further refining the process to deliver a library of individual chemical compounds isolated from such extracts, with resultant advantages in pharmaceutical screening.

  Our objective is to be the leader in the application of combinatorial drug discovery technology to the search for new medicines derived from nature. To achieve this objective, we intend to:

  . capitalize on our corporate partnerships;

  . advance our drug-resistant infectious diseases program; and

  . enhance our technology platform through internal innovation, in-licensing and acquisitions of additional technologies and products.

  Except in the Consolidated Financial Statements of the Company or as otherwise noted, all information in this Prospectus assumes:

  . the conversion of all outstanding shares of the Company's Series A
    Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock (the "Existing Preferred Stock") into an aggregate of 4,949,056 shares of common stock immediately prior to the closing of this offering (assuming the Series E Convertible Preferred Stock converts into an aggregate of 722,746 shares of common stock and the closing of this offering on February 8, 1999 at an offering price of $13.00 per share (the mid-point of the expected range));

  . the exercise of outstanding warrants to purchase an aggregate of 68,995 shares of common stock at $0.02 per share prior to the closing of this offering;

  . that the Underwriters' over-allotment option is not exercised;

  . all financial data is stated in US dollars; and

  . the effectiveness of a 0.654 for one reverse stock split effected immediately prior to the declaration of effectiveness of the Registration Statement for all periods presented.

                                  THE OFFERING

Common stock offered hereby.......... 2,500,000 shares (1)
Common stock to be outstanding after
 the offering........................ 8,228,387 shares (2)
Underwriters' over-allotment
 options............................. 375,000 shares
Use of proceeds...................... To fund research and product development programs, to repay indebtedness and for
                                      general corporate purposes. See "Use of
                                      Proceeds."
Proposed EASDAQ and CSE symbol....... PHYT

-------
(1) Includes    shares to be offered in the European offering and    shares to
    be offered in the US offering.

(2) Includes the exercise of outstanding warrants to purchase 68,995 shares of common stock at $0.02 per share prior to the closing of this offering. Excludes an aggregate of 958,092 shares of common stock issuable upon exercise of stock options and warrants outstanding as of September 30, 1998 with a weighted average exercise price of $1.90 per share. See "Description of Capital Stock--Stock Purchase Warrants."

  We expect that delivery of the common stock will be made in New York, New York on or about February 8, 1999.

  In this Prospectus, references to "USD', "$', or "dollars' are to United States dollars, "DKK' or "kroner' are to Danish kroner, "(Pounds)' or "pounds' are to British pounds, "BEF' is to Belgian francs and "ECUs' is to European Currency Units.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         NINE MONTHS     MAY 27, 1992
                                                                            ENDED         (INCEPTION)
                                  YEAR ENDED DECEMBER 31,               SEPTEMBER 30,       THROUGH
                          -------------------------------------------  ----------------  SEPTEMBER 30,
                           1993     1994     1995     1996     1997     1997     1998        1998
                          -------  -------  -------  -------  -------  -------  -------  -------------
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
 Collaborative revenue..  $    68  $    34  $    50  $   247  $ 1,053  $   730  $ 1,100    $  2,552
 Loss from operations...   (1,764)  (4,266)  (5,339)  (8,158)  (9,972)  (7,880)  (6,447)    (37,694)
 Interest income
  (expense), net........     (125)     115     (106)     (30)     228      231       14         101
 Net loss...............  $(1,876) $(4,227) $(5,439) $(8,289) $(9,754) $(7,662) $(6,585)   $(37,689)
                          =======  =======  =======  =======  =======  =======  =======    ========
 Historical basic and
  diluted net loss per
  share (1).............  $(10.78) $(16.32) $(15.43) $(19.99) $(19.53) $(15.59) $(12.47)
 Pro forma basic and di-
  luted net loss per
  share (1).............                                      $ (2.17)          $ (1.45)
 Shares used in comput-
  ing historical basic
  and diluted net loss
  per share (1).........      175      260      353      435      521      512      594
 Shares used in comput-
  ing pro forma basic
  and diluted net loss
  per share (1).........                                        4,693             5,122

                                                  SEPTEMBER 30, 1998
                                        ---------------------------------------
                                                                   PRO FORMA
                                         ACTUAL   PRO FORMA (2) AS ADJUSTED (3)
                                        --------  ------------- ---------------
CONSOLIDATED BALANCE SHEET DATA:
 Cash, cash equivalents and marketable
  securities........................... $  6,988    $  6,988        $36,348
 Working capital.......................    5,051       5,051         34,411
 Total assets..........................    9,315       9,315         38,675
 Current portion of long-term debt.....      289         289            289
 Long-term debt less current portion...    2,189       2,189          2,189
 Redeemable convertible preferred
  stock................................   41,139         --             --
 Deficit accumulated during development
  stage................................  (39,648)    (39,648)       (39,648)
 Total stockholders' equity (deficit)..  (36,245)      4,894         34,254

-------
(1) Computed as described in note 3(n) of notes to Consolidated Financial Statements.

(2) Presented on a pro forma basis to give effect to the automatic conversion, upon the closing of this offering, of all outstanding shares of Existing Preferred Stock into an aggregate of 4,949,056 shares of common stock.

(3) As adjusted to reflect the sale of 2,500,000 shares of common stock offered by the Company at an assumed initial public offering price of $13.00 per share (the mid-point of the expected range) and the application of the estimated net proceeds therefrom, after deducting the Underwriting discounts and commissions and estimated offering expenses payable by the Company. Includes the exercise of outstanding warrants to purchase 69,382 shares of common stock at $0.02 per share prior to the closing of this offering. See "Use of Proceeds," "Capitalization" and "Description of Capital Stock."

Please Note: The currency exchange rate between ECUs and dollars at September
  30, 1998 was 1.1790 ECUs to $1.00.

                                  RISK FACTORS

  An investment in the shares of common stock will be subject to a high degree of financial risk. In deciding whether to invest, prospective investors should consider carefully the following risk factors as well as the other information in this document. The list of risks set out below may not be exhaustive.

  It is especially important to keep these risk factors in mind when reading forward-looking statements. These are statements that relate to future periods and include statements about our lead structure and candidate drug discovery efforts, product development and receipt of regulatory approvals. Generally, the words "anticipates," "expects," "intends," "seeks," "plans" and similar expressions identify such forward-looking statements. Forward-looking statements involve risks and uncertainties, and our actual results could differ significantly from the results discussed in the forward-looking statements.

WE ARE UNCERTAIN OF OUR FUTURE PROFITABILITY

  We are not able to predict when, or if, we will become profitable, nor are we able to predict whether such profitability will be sustained if it is achieved. We have never made a profit in any fiscal period and, as of September 30, 1998, have an accumulated deficit of approximately $39.6 million. We had a net loss in 1996 of $8.3 million, a net loss in 1997 of $9.8 million, and a net loss for the nine months ended September 30, 1998 of $6.6 million. In addition, we expect to incur operating losses over the next several years. To date, our only sources of revenue have been up-front payments and research and development funding from our corporate partners. For the foreseeable future, we expect that our level of revenues and operating results will depend upon our ability to enter into new partnerships while maintaining existing partnerships. We have not received any revenues from the discovery, development or sale of a commercial product and we may not realize any such revenues in the future. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY BE UNABLE TO DISCOVER DRUGS OR DEVELOP PRODUCTS

  We may fail to discover lead structures or develop products. To date, we have identified several lead structures and are developing one candidate drug, but we have not entered into or completed clinical trials, or obtained regulatory approval for or marketed any product. See "Business--Phytera's Combinatorial Drug Discovery Program."

  We may fail to discover lead structures from natural product sources for many reasons, including our inability to :

  . source the natural species;

  . gain access to their chemistry;

  . effectively screen and isolate and identify active chemical compounds.

  After discovery, our product development efforts may fail for many reasons, including:

  . we fail to develop lead structures into candidate drugs;

  . the candidate drug or potential product fails in preclinical studies;

  . a potential product is not shown to be safe and effective in clinical studies;

  . required regulatory approvals are not obtained;

  . a potential product cannot be produced in commercial quantities at an acceptable cost; or

  . a product does not gain market acceptance.

OUR SUCCESS IS HIGHLY DEPENDENT ON OUR CORPORATE PARTNERSHIPS

  Our revenue stream and our strategy for identifying and developing lead structures and candidate drugs are dependent on our entering into partnerships with third parties. We may not be able to establish such corporate partnerships, and we cannot guarantee that such partnerships will be established on commercially acceptable terms. Our current or future corporate partnerships may not ultimately be successful. Each of our existing partnership agreements has an initial term of three years or less. Our partners could terminate these agreements or these agreements could expire before any related lead structures are identified or any related candidate drugs are developed. The termination or expiration of any or all of these agreements could have a material adverse effect on our business.

  Much of the revenue that we may receive under these partnerships depends upon our partners' successful development and commercial introduction of new products derived from our chemical diversity libraries or pharmaceutical screens. Our partners may develop alternative technologies or products outside of their partnerships with us, and such technologies or products may be used to develop treatments for the diseases targeted by our partnerships. This could have a material adverse effect on our business. See "--We May Be Unable to Discover Drugs or Develop Products" and "Business--Corporate Partnerships."

WE WILL NEED TO RAISE ADDITIONAL FUNDS

  We may be required to repeatedly raise additional capital to fund our operations. Such capital may be raised through public or private equity financings, partnerships, debt financings, bank borrowings, or other sources. Additional funding may not be available on favorable terms or at all. Our capital requirements will depend upon numerous factors, including the following:

  . the establishment of additional partnerships;

  . the development of competing technologies or products;

  . changing market conditions;

  . the cost of protecting our intellectual property rights;

  . the purchase of capital equipment;

  . the progress of our drug discovery and development programs;

  . the progress of our partnerships and receipt of any option/license, milestone and royalty payments resulting from those partnerships; and

  . in-licensing and acquisition opportunities.

  If adequate funds are not otherwise available, we may be required to curtail operations significantly. To obtain additional funding, we may need to enter into arrangements that require us to relinquish rights to certain technologies, candidate drugs, products and/or potential markets. To the extent that additional capital is raised through the sale of equity, or securities convertible into equity, you may experience dilution of your proportionate ownership in Phytera. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

WE FACE INTENSE COMPETITION

  Our business may fail because we face intense competition from major pharmaceutical companies and specialized biotechnology companies providing chemical diversity libraries, pharmaceutical screening systems, combinatorial chemistry technologies and other expertise. In addition, in pursuing our internal drug discovery program, we compete against pharmaceutical and biotechnology companies developing drugs against infectious diseases, and our partners face similar competition in the respective markets for which they are developing drugs. Many of these competitors have greater financial and human resources and more experience in research and development than we have. Competitors that identify lead structures, develop candidate drugs, complete clinical trials, obtain regulatory approvals, and begin commercial sales of their products before us will enjoy a significant competitive advantage. We anticipate that we will face increased competition in the future as new companies enter the market and alternative technologies become available. See "Business--Competition."

WE MAY FAIL TO OBTAIN A LICENSE FOR MARINOVIR

  We must negotiate an exclusive license to certain patent rights in order to commercialize marinovir. Pursuant to an exclusive option, we are currently negotiating with an academic institution to determine the terms of this license. The proposed license would cover an issued US composition of matter patent on marinovir and a use patent covering its anti-inflammatory properties and any counterparts issued outside the US. While we believe that we will obtain such a license on terms consistent with pharmaceutical industry standards, we cannot guarantee that we will obtain the license on commercially acceptable terms or at all. See "Business--Products Under Development" and "Business--Patents and Proprietary Rights."

WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS THAT MAY FAIL TO PROTECT OUR
BUSINESS

  Our success will depend, in large part, on our ability to obtain and maintain patent or other proprietary protection for our technologies, products, and processes, and our ability to operate without infringing the proprietary rights of other parties. We may not be able to obtain patent protection for the composition of matter of discovered compounds, processes developed by our employees, or uses of compounds discovered through our technology. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under such patents are still developing. There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology firm is highly uncertain and involves complex legal and factual questions.

  We have been issued three patents and currently have eight patent applications pending in the US and/or Denmark, with counterparts in several other countries. We may not receive any issued patents based on currently pending or any future applications. Any issued patents may not contain claims sufficiently broad to protect against competitors with similar technology. In addition, our patents, our partners' patents, and those patents for which we have license rights may be challenged, narrowed, invalidated or circumvented. Furthermore, rights granted under patents may not provide us with any competitive advantage.

  We may have to initiate litigation to enforce our patent and license rights. If our competitors file patent applications that claim technology also claimed by us, we may have to participate in interference or opposition proceedings to determine the priority of invention. An adverse outcome could subject us to significant liabilities to third parties and require us to cease using the technology or to license the disputed rights from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all.

  The cost to us of any litigation or proceeding relating to patent rights, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of any pending patent or related litigation could have a material adverse effect on our ability to compete in the marketplace.

  We also rely on certain proprietary trade secrets and know-how that are not patentable. We have taken measures to protect our unpatented trade secrets and know-how, including the use of confidentiality agreements with our employees, consultants, and certain contractors. It is possible that the agreements may be breached, that we would have inadequate remedies for any such breach, or that our trade secrets will otherwise become known or be independently developed or discovered by competitors. See "Business--Patents and Proprietary Rights."

LOSS OF OUR LIBRARY WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

  Our chemical diversity libraries, cell cultures, cell culture extracts and chemical compound libraries are critical assets. If the libraries are damaged or destroyed by any event or series of events, such as a major fire, earthquake, contamination or other casualty, it could have a material adverse effect on our business, financial condition and results of operations. Due to the nature of this risk, we have not been able to obtain adequate casualty insurance against a loss of this type on commercially reasonable terms. We believe appropriate loss control measures can provide protection against such a casualty, but to date we have not been able to fully implement these measures. We intend to implement these loss control measures as quickly as feasible, but our chemical diversity libraries, cell cultures, cell culture extracts and chemical compound libraries will always be subject to some degree of vulnerability. See "Business--Phytera's Combinatorial Drug Discovery Program."

WE MAY NOT BE ABLE TO OBTAIN OR MAINTAIN NEEDED SOURCING ARRANGEMENTS

  We may not be able to maintain existing sourcing arrangements or establish any new arrangements that may be required to support the production of chemical diversity libraries. We rely on such arrangements with botanical gardens, countries rich in biodiversity, plant and marine research institutions, and commercial seed companies to provide us with access to the natural species required for our programs. Sourcing arrangements can be difficult and time-consuming to establish and, once established, can be affected by changing commercial, political and environmental circumstances.

  The 1992 Convention on Biological Diversity (the "Convention") provides that each nation has a sovereign right over its genetic resources. The Convention has been ratified by a number of countries with significant biodiversity. Our policy is to comply with the terms of the Convention in sourcing plant materials or marine microorganisms, even where the source country is not a Convention signatory. While we believe that the Convention successfully addresses many of the issues that arise in the area of biodiversity sourcing, many of the Convention's signatories have not yet adopted mechanisms to implement its provisions. This has added to the complexity of negotiating sourcing agreements. We may not be able to negotiate such agreements on commercially reasonable terms or at all. If we fail to successfully negotiate such sourcing agreements, it could have a material adverse effect on our sourcing strategy and on our ability to achieve our business objectives. See "Business--Biodiversity Sourcing Agreements."

UNCERTAIN PHARMACEUTICAL PRICING ENVIRONMENT MAY IMPACT OUR BUSINESS

  Our ultimate ability to commercialize any products that we or our partners develop depends on the extent to which reimbursements to patients for the cost of such products and related treatments will be available from government health administration authorities, private health insurance providers, and other organizations. It is uncertain whether third party payers will reimburse patients for newly approved health care products or will do so at a level that will enable us to obtain a satisfactory price for our products. Healthcare reform is an area of increasing attention and is a priority of many government officials. Any such reform measures, if adopted, could adversely affect the pricing of therapeutic or diagnostic products in the US, the EU or elsewhere and the amount of reimbursement available from governmental agencies or third party insurers. We cannot predict the effect of such measures upon our business.

QUALIFIED MANAGERIAL AND SCIENTIFIC PERSONNEL ARE SCARCE IN OUR INDUSTRY

  We are highly dependent on the principal members of our scientific and management staff. Our success will depend in part on our ability to identify, attract and retain qualified managerial and scientific personnel. There is intense competition for such personnel. We may not be able to continue to attract and retain personnel with the advanced technical qualifications or managerial expertise necessary for the development of our business. If we fail to attract and retain key personnel, it could have a material adverse effect on our business, financial condition and results of operations. See "Business-- Organization."

  Our research and development processes involve the controlled use of hazardous materials. We are subject to national, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. We currently incur costs to comply with environmental laws and regulations. We cannot eliminate completely the risk of accidental contamination or injury from hazardous materials. If an accident of this type occurs, we could be liable for damages that result and such liability could exceed our resources. If we fail to control these risks it could result in loss of permits that allow us to use hazardous materials, which could result in a material adverse effect on our business, financial condition and results of operations.


MANAGEMENT AND SIGNIFICANT STOCKHOLDERS WILL CONTROL THE COMPANY AFTER THE OFFERING

  Upon completion of this offering, assuming the conversion of the Series E Convertible Preferred Stock into an aggregate of 722,746 shares of common stock (assuming the closing of this offering on February 8, 1999 at an offering price of $13.00 per share (the mid-point of the expected range)) and the exercise of warrants to purchase 68,995 shares of common stock, our significant stockholders, executive officers, Directors, and affiliated entities together will beneficially own approximately 53.9% of the outstanding shares of common stock (51.5% if the Underwriters' over-allotment option is exercised in full). As a result, these stockholders, acting together, will be able to influence significantly and possibly control most matters requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control of Phytera, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. See "Principal Stockholders" and "Description of Capital Stock."

SERIES E CONVERTIBLE PREFERRED STOCK CONVERSION RATE PROVISION COULD HAVE A DILUTIVE EFFECT

  For the purposes of this Prospectus, we have assumed that all outstanding Existing Preferred Stock other than Series E Convertible Preferred Stock will convert to common stock at the rate of 0.654 for one. The outstanding shares of Series E Convertible Preferred Stock have a special conversion rate adjustment that is triggered by the timing and pricing of our initial public offering. The Series E Convertible Preferred Stock would convert to common stock immediately prior to the closing of this offering at the rate of 0.654 for one only if (i) this offering is closed on or before June 25, 1999, and (ii) the price per share in this offering is not less than the "Minimum Price" which, as of November 30, 1998, was $16.94. The Minimum Price increases, up to a maximum of $19.11, over the period ending June 25, 1999. If this offering is closed after June 25, 1999, or if the price per share in this offering is less than the Minimum Price, more than one share of common stock will be issued upon conversion of each share of Series E Convertible Preferred Stock. The information presented in this Prospectus assumes that this offering will close on or prior to February 8, 1999 at a per share price of $13.00 (the mid-point of the expected range). Such price is below the Minimum Price for that date and would result in an additional 191,315 shares of common becoming issuable upon conversion of the Series E Convertible Preferred Stock. The closing of this offering on a date later than February 8, 1999 or at a per share price below $13.00 would result in a greater number of shares outstanding at the time of the closing of this offering. See "--Shares Eligible for Future Sale could have an Adverse Effect on Market Price," "Description of Capital Stock" and "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE AN ADVERSE EFFECT ON MARKET PRICE

  Future sales of common stock in the public market could adversely affect the stock's market price. Upon completion of this offering there will be 8,228,387 shares of common stock outstanding, assuming no currently outstanding options or warrants are exercised (other than warrants to purchase 68,995 shares of common stock with an exercise price of $0.02 per share that otherwise expire upon the closing of this offering) and that the Series E Convertible Preferred Stock converts at the rate stated in the above paragraph. The shares of common stock outstanding prior to this offering and the 2,500,000 shares sold in this offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely transferable.

  Certain of our stockholders, holding (on an as-converted basis) in the aggregate approximately 6,521,225 shares of common stock (plus approximately 238,446 shares issuable upon exercise of vested options), have agreed, subject to certain limited exceptions, not to sell or otherwise dispose of any of their shares for a period of 180 days after the date of this Prospectus. At the end of the 180 day period, those shares of common stock will be eligible for immediate resale in Denmark and other member states of the European Union ("EU"). See "Shares Eligible for Future Sale" and "Underwriting."

THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR COMMON STOCK; STOCK PRICE MAY BE VOLATILE

  Prior to this offering, there has been no public market for the common stock. An active public market for the common stock may not develop or be sustained after the offering. We and the Underwriters will, through negotiations, determine the initial public offering price. The initial public offering price is not necessarily indicative of the market price at which the common stock will trade after this offering. The market prices for securities of companies comparable to us have been highly volatile and the market has experienced significant price and volume fluctuations that are unrelated to the operating performance of the individual companies. Many factors may have a significant adverse effect on the market price of the common stock, including:

  . announcements of technological innovations or new commercial products by us or our competitors;

  . developments concerning proprietary rights, including patent and litigation matters;

  . publicity regarding actual or potential results with respect to products or compounds under development by us or our partners;

  . unexpected terminations of partnerships;

  . regulatory developments in the US, the EU and its member states, and other countries;

  . general market conditions; and

  . quarterly fluctuations in our revenues and other financial results.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER AND BY-LAWS AND DELAWARE LAW MAY LIMIT STOCK PRICE

  Our Certificate of Incorporation, certain provisions of our By-Laws and certain provisions of Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving us. These provisions may have the effect of delaying or preventing a change of control without action by the stockholders and, therefore, could adversely affect the price of the common stock. See "Management," "Description of Capital Stock--Preferred Stock" and "Description of Capital Stock--Anti-Takeover Measures."

INVESTORS WILL FACE IMMEDIATE AND SUBSTANTIAL DILUTION

  Investors in this offering will experience immediate and substantial dilution in the value of their investment. This dilution will equal the difference between the initial public offering price and the per share net book value of the Company immediately after this offering. Investors will experience additional dilution upon the exercise of outstanding options and warrants. Furthermore, owners of common stock do not have preferred subscription rights and we do not anticipate that they will be accorded such rights in the future. See "Dilution" and "Shares Eligible for Future Sale."

YEAR 2000 ISSUES COULD CAUSE INTERRUPTION OR FAILURE OF OUR COMPUTER SYSTEMS

  We use a significant number of computer systems and software programs in our operations, including applications used in support of research and development activities, accounting, and various administrative functions. Although we believe that our internal systems and software applications contain source code that is able to interpret appropriately the dates following December 31, 1999, our failure to make or obtain necessary modifications to our systems and software could result in systems interruptions or failures that could have a material adverse effect on our business. We do not anticipate that we will incur material expenses to make our systems Year 2000 compliant. Unanticipated costs necessary to avoid potential systems interruptions could exceed our present expectations and consequently have a material adverse effect on our business. In addition, if our key supply and service providers fail to make their respective computer software programs and operating systems Year 2000 compliant, it could have a material adverse effect on our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the common stock offered hereby are estimated to be $29,360,000, ($33,893,750 if the Underwriters' over-allotment option is exercised in full), based on an assumed initial public offering price of $13.00 per share (the mid-point of the expected range) and after deducting Underwriting discounts and commissions and estimated offering expenses payable by the Company.

  The Company intends to use the net proceeds of this offering as follows:
$20,000,000 for the continued development and expansion of the Company's Combinatorial Drug Discovery Program, $6,000,000 for clinical development, $816,000 for repayment of debt due upon the closing of this offering and the remainder for general corporate purposes. Such general corporate purposes may include acquisitions of other businesses, technologies, product rights or distribution rights. The amount and timing of the Company's actual expenditures will depend upon a number of factors, including the Company's ability to enter into additional partnership or licensing arrangements, as well as the timing of and terms governing such arrangements. In addition, the Company's research and development expenditures will vary with the progress of programs and as a result of variability in funding from its partners. The Company's management will have broad discretion to allocate proceeds of this offering to uses that it believes are appropriate.

  The Company currently believes the net proceeds of the offering, together with the Company's existing cash, cash equivalents, short-term investments and cash generated from operations and research funding from corporate partners, will enable the Company to maintain its current and planned operations until December 31, 2000. See "Risk Factors--We Will Need to Raise Additional Funds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Pending such uses, the Company intends to invest the net proceeds of this offering primarily in interest-bearing investment-grade securities.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its common stock and does not anticipate doing so in the foreseeable future. The Company currently intends to retain future earnings, if any, for the development of its technologies and future products.

                                 CAPITALIZATION

  The following table sets forth, as of September 30, 1998, (i) the actual capitalization of the Company, (ii) the pro forma capitalization of the Company after giving effect to (a) the increase in the number of authorized shares of common stock to 25,000,000 and the authorization of 1,000,000 shares of undesignated Preferred Stock and (b) the conversion of all issued and outstanding Existing Preferred Stock into 4,949,056 shares of common stock and
(iii) the pro forma capitalization as adjusted to reflect the sale of the 2,500,000 shares of common stock offered hereby at an assumed initial public offering price of $13.00 per share (the mid-point of the expected range) after deducting Underwriting discounts and commissions and estimated offering expenses and the application of the estimated net proceeds therefrom of the Company as set forth in "Use of Proceeds" and the exercise of outstanding warrants to purchase 69,382 shares of common stock at $0.02 per share prior to the closing of this offering. This table should be read in conjunction with the Consolidated Financial Statements of the Company, notes thereto and other financial information included elsewhere in this Prospectus.

                                                  SEPTEMBER 30, 1998
                                        ---------------------------------------
                                                                 PRO FORMA AS
                                         ACTUAL   PRO FORMA (1) ADJUSTED (1)(2)
                                        --------  ------------- ---------------
                                                    (IN THOUSANDS)
Current portion of long-term debt.....  $    289    $    289        $   289
                                        ========    ========        =======
Long-term debt, less current portion..  $  2,189    $  2,189        $ 1,373
                                        --------    --------        -------
Redeemable convertible preferred
 stock, par value $0.01 per share,
 14,446,382 shares authorized and
 7,274,833 issued and outstanding,
 actual; no shares authorized, issued
 or outstanding, pro forma and pro
 forma as adjusted....................    41,139         --             --
                                        --------    --------        -------
Stockholders' equity (deficit):
  Preferred Stock, par value $0.01 per
   share, no shares authorized, issued
   or outstanding, actual; 1,000,000
   shares authorized and none issued
   and outstanding, pro forma and pro
   forma as adjusted..................       --          --             --
  Common stock, par value $0.01 per
   share, 13,000,000 shares authorized
   and 709,949 issued and outstanding
   actual; 25,000,000 shares
   authorized and 5,659,005 shares
   issued and outstanding pro forma;
   8,228,387 shares issued and
   outstanding pro forma as adjusted
   (1)(2).............................        11          57             82
  Additional paid-in capital..........     5,203      46,296         75,631
  Deficit accumulated during
   development stage..................   (39,648)    (39,648)       (39,648)
  Deferred compensation (3)...........    (1,811)     (1,811)        (1,811)
                                        --------    --------        -------
    Total stockholders' equity
     (deficit)........................   (36,245)      4,894         34,254
                                        --------    --------        -------
    Total capitalization..............  $  7,083    $  7,083        $35,627
                                        ========    ========        =======

--------

(1) Presented on a pro forma basis to give effect to the automatic conversion, upon the closing of this offering, of all outstanding shares of Existing Preferred Stock into an aggregate of 4,949,056 shares of common stock. See "Description of Capital Stock."

(2) As adjusted to reflect the sale of 2,500,000 shares of common stock offered by the Company hereby at an assumed initial public offering price of $13.00 per share (the mid-point of the expected range) and the application of estimated net proceeds therefrom after deducting Underwriting discounts and commissions and estimated offering expenses payable by the Company. Includes the exercise of outstanding warrants to purchase 69,382 shares of common stock at $0.02 per share prior to the closing of this offering. Excludes an aggregate of 958,092 shares of common stock issuable upon exercise of stock options and warrants outstanding as of September 30, 1998 with a weighted average exercise price of $1.90 per share. See "Description of Capital Stock--Stock Purchase Warrants."

(3) Deferred compensation is the aggregate difference between the deemed value of certain stock options and the exercise price of such stock options. These stock options were not exercisable by the holders on September 30, 1998. A compensation expense will be recorded as the right to exercise these stock options vest with the holder in future periods.

                                    DILUTION

  The pro forma net tangible book value of the Company as of September 30, 1998 was $4,894,000 or approximately $0.86 per share of common stock. Pro forma net tangible book value per share represents the total tangible assets of the Company, less total liabilities, divided by 8,228,387 shares of common stock to be outstanding after giving effect to the conversion of all outstanding shares of Existing Preferred Stock into 4,949,056 shares of common stock upon the closing of this offering. Assuming the receipt by the Company of the net proceeds from the sale of the 2,500,000 shares of common stock offered hereby at an assumed public offering price of $13.00 per share (the mid-point of the expected range) and the exercise of outstanding warrants to purchase 69,382 shares of common stock at $0.02 per share prior to the closing of this offering, the pro forma net tangible book value of the Company as of September 30, 1998 would have been $34,254, or $4.16 per share. This represents an immediate increase in the pro forma net tangible book value of $3.30 per share to existing stockholders of the Company and an immediate dilution of $8.84 per share to new investors purchasing common stock in this offering. The following table illustrates the per share dilution to be incurred by new investors:

   Assumed initial public offering price per share................       $13.00
     Pro forma net tangible book value per share before this
      offering.................................................... $0.86
     Increase per share attributable to new investors.............  3.30
                                                                   -----
   Pro forma net tangible book value per share after this
    offering......................................................         4.16
                                                                         ------
   Dilution per share to new investors............................       $ 8.84
                                                                         ======

  The following table sets forth, as of September 30, 1998 (after giving effect to the conversion of all outstanding shares of Existing Preferred Stock into 4,949,056 shares of common stock and the exercise of outstanding warrants to purchase 69,382 shares of common stock at $0.02 per share prior to the closing of this offering and assuming the Series E Stock is convertible into an aggregate of 722,746 shares of common stock (assuming the closing of this offering on February 8, 1999 at an offering price of $13.00 per share (the mid-point of the expected range)), the differences between the existing stockholders and the new investors with respect to the number of shares of common stock acquired from the Company, the total consideration paid and the average price per share (assuming a public offering price of $13.00 per share):

                             SHARES PURCHASED  TOTAL CONSIDERATION
                             ----------------- ------------------- AVERAGE PRICE
                              NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                             --------- ------- ----------- ------- -------------
Existing stockholders....... 5,728,387    70%  $43,944,000    57%     $ 7.67
New investors............... 2,500,000    30%   32,500,000    43%     $13.00
                             ---------   ---   -----------   ---
  Total..................... 8,228,387   100%  $76,444,000   100%
                             =========   ===   ===========   ===

  Total Consideration is the aggregate purchase price paid by existing stockholders for previously issued shares and is calculated by totaling the gross proceeds from previous sales of the Company's stock. The above information excludes, as of September 30, 1998, an aggregate of 958,092 shares of common stock issuable upon exercise of stock options and warrants outstanding as of September 30, 1998 with a weighted average exercise price of $1.90 per share. To the extent that such options and warrants are exercised, there will be further dilution to new investors. See "Description of Capital Stock."

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated balance sheet data set forth below, as of December 31, 1995, 1996 and 1997, and the consolidated statements of operations data for each of the three years in the period ended December 31, 1997, are derived from the Company's Consolidated Financial Statements which have been audited by Arthur Andersen LLP, independent public accountants, and which are included elsewhere in this Prospectus. The selected consolidated financial data as of December 31, 1993 and 1994 and for the years then ended are derived from the Company's Consolidated Financial Statements not included in this Prospectus, all of which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 and for the period from inception (May 27, 1992) to September 30, 1998 are derived from the Company's unaudited Consolidated Financial Statements which are included elsewhere in this Prospectus and which include, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of its financial position and the results of its operations for those periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998. The selected consolidated financial data should be read in conjunction with, and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and notes thereto and the Report of Independent Public Accountants included elsewhere in this Prospectus.

                                                                         NINE MONTHS     MAY 27, 1992
                                                                            ENDED         (INCEPTION)
                                  YEAR ENDED DECEMBER 31,               SEPTEMBER 30,       THROUGH
                          -------------------------------------------  ----------------  SEPTEMBER 30,
                           1993     1994     1995     1996     1997     1997     1998        1998
                          -------  -------  -------  -------  -------  -------  -------  -------------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
 Collaborative revenue..  $    68  $    34  $    50  $   247  $ 1,053  $   730  $ 1,100    $  2,552
 Operating expenses:
 Research and
  development...........    1,230    3,270    3,964    5,232    7,673    5,711    5,638      27,191
 General and
  administrative........      602    1,030    1,425    1,675    1,740    1,287    1,909       8,633
 Charge for acquired
  research and
  development...........      --       --       --     1,498    1,612    1,612      --        4,422
                          -------  -------  -------  -------  -------  -------  -------    --------
  Total operating
   expenses.............    1,832    4,300    5,389    8,405   11,025    8,610    7,547      40,246
                          -------  -------  -------  -------  -------  -------  -------    --------
 Loss from operations...   (1,764)  (4,266)  (5,339)  (8,158)  (9,972)  (7,880)  (6,447)    (37,694)
 Interest income
  (expense), net........     (125)     115     (106)     (30)     228      231       14         101
 Foreign currency
  translation gain
  (loss)................       13      (76)       6     (101)     (10)     (13)    (152)        (96)
                          -------  -------  -------  -------  -------  -------  -------    --------
 Net loss...............  $(1,876) $(4,227) $(5,439) $(8,289) $(9,754) $(7,662) $(6,585)   $(37,689)
                          =======  =======  =======  =======  =======  =======  =======    ========
 Historical basic and
  diluted net loss per
  share (1).............  $(10.78) $(16.32) $(15.43) $(19.99) $(19.53) $(15.59) $(12.47)
 Pro forma basic and
  diluted net loss per
  share (1).............                                      $(2.17)           $ (1.45)
 Shares used in
  computing historical
  basic and diluted net
  loss per share (1)....      175      260      353      435      521      512      594
 Shares used in
  computing pro forma
  basic and diluted net
  loss per share (1)....                                        4,693             5,122

                                        DECEMBER 31,                       SEPTEMBER 30, 1998
                         ----------------------------------------------  -----------------------
                          1993     1994      1995      1996      1997     ACTUAL   PRO FORMA (2)
                         -------  -------  --------  --------  --------  --------  -------------
                                                  (IN THOUSANDS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Cash, cash equivalents
  and marketable
  securities............ $ 8,107  $ 4,383  $    470  $ 10,117  $  3,792  $  6,988    $  6,988
 Working capital........   8,933    2,789      (797)    8,976     2,586     5,051       5,051
 Total assets...........   9,439    6,924     2,704    12,396     6,289     9,315       9,315
 Current portion of
  long-term debt........      19    1,092       825       301       300       289         289
 Long-term debt, less
  current portion.......     710      752       745     1,274     1,550     2,189       2,189
 Redeemable convertible
  preferred stock.......  11,863   11,879    11,894    30,945    34,186    41,139         --
 Deficit accumulated
  during development
  stage.................  (3,417)  (7,659)  (13,113)  (22,055)  (32,233)  (39,648)    (39,648)
 Deferred compensation..     --       --        --        --        --     (1,811)     (1,811)
 Stockholders' equity
  (deficit).............  (3,410)  (7,648)  (13,101)  (21,210)  (30,886)  (36,245)      4,894

--------
(1) Computed as described in note 3(n) of notes to Consolidated Financial Statements.

(2) Presented on a pro forma basis to give effect to the automatic conversion, upon the closing of this offering, of all outstanding shares of the Existing Preferred Stock into an aggregate of 4,949,056 shares of common stock.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  Phytera, Inc. was incorporated as a Delaware corporation on May 27, 1992. The Company is a development stage biopharmaceutical company focused on applying its proprietary Combinatorial Drug Discovery Program to the identification and optimization of new lead structures and candidate drugs for pharmaceutical application. The Company's operations have been funded primarily through the sale of equity securities and revenues generated from research partnerships with pharmaceutical and biotechnology companies. As of September 30, 1998, the Company has signed partnership agreements with Eli Lilly and Company, Chiron Corporation, Tsumura & Co., NeuroSearch A/S, Galileo Laboratories, Inc. and Nycomed Amersham plc. See "Business--Corporate Partnerships."

  The Company has not been profitable since its inception and has an accumulated deficit of approximately $39,648,000 as of September 30, 1998. Losses have resulted primarily from expenses related to research and development programs focused on expanding the Company's Combinatorial Drug Discovery Program, which includes combinatorial biology, pharmaceutical screening, combinatorial chemistry and preclinical development of a novel candidate drug. The Company has also incurred costs related to the administrative activities required to support these research and development efforts. The Company's ability to fund its operations and achieve profitability is dependent on its near-term ability to market the Company's broad technology base to and enter into research partnerships with pharmaceutical and biotechnology companies, and on the longer-term development and commercialization of products derived from these partnerships and the Company's internal drug discovery programs.

  Phytera has built and expanded its technology base via the acquisition of three companies. Plant Science Limited, a UK-based plant cell culture company, was acquired in September 1992 and is now a wholly-owned subsidiary, Phytera Ltd. Neptune Pharmaceuticals, Inc., a US-based marine microbiology company, was acquired in July 1996 and has been integrated into the operations of Phytera, Inc. Auda Pharmaceutical ApS, a Danish combinatorial chemistry company, was acquired in March 1997 and is now a wholly-owned subsidiary, Phytera Symbion ApS. Each of these transactions was accounted for as a purchase with approximately $1,312,000, $1,498,000 and $1,612,000, respectively of the purchase price charged to operations as the cost of acquired research and development. The results of operations of each of the acquired companies are included in the Consolidated Statements of Operations since the date of acquisition.

  In addition to the above acquisitions, the Company established Phytera A/S, a wholly-owned Danish subsidiary, in February 1996 with an equity investment of approximately $89,500 in order to expand the Company's plant cell culture capabilities. The results of operations of Phytera A/S are included in the Consolidated Statements of Operations since its date of incorporation.

  The Consolidated Financial Statements include the accounts of Phytera, Inc. and its wholly-owned subsidiaries, Phytera Ltd., Phytera Symbion ApS and Phytera A/S. For the remainder of this discussion Phytera, Inc. and its subsidiaries together will be referred to as "Phytera" or "the Company."

RESULTS OF OPERATIONS

 Nine Months Ended September 30, 1998 and 1997

  Revenues from research and development partnership agreements were $1,100,000 and $730,000 for the nine months ended September 30, 1998 and 1997, respectively. For the nine months ended September 30, 1998, all of the revenue recognized by the Company was derived from its partnerships with Tsumura & Co., Chiron Corporation and Eli Lilly and Company. For the nine months ended September 30, 1997, revenues were derived entirely from the Company's partnership with Tsumura & Co., as payment for access to Phytera's extract libraries and in support of the Company's research activities under the partnership. This historical data does not reflect the impact of the Company's most recent corporate partnerships, which is likely to increase in the future. See "Business--Corporate Partnerships."

  Research and development expenses decreased by 1% to $5,638,000 for the nine months ended September 30, 1998 from $5,711,000 for the nine months ended September 30, 1997, due to reduced outside research support for preclinical development and decreased laboratory supplies expense in the US. These decreases were partially offset by an increase in research and development expenses by the Company's Danish subsidiaries, reflecting a full nine months of operations in 1998 for Phytera Symbion ApS, which was acquired in March 1997, and increased plant sourcing costs in support of Phytera A/S' plant cell culture activity.

  General and administrative expenses increased by 48.3% to $1,909,000 for the nine months ended September 30, 1998 from $1,287,000 for the nine months ended September 30, 1997. This increase resulted from compensation expense attributable to stock options granted, and executive incentive compensation programs, and a full nine months of expenses related to Phytera Symbion ApS. General and administrative expenses at Phytera Symbion ApS during this period included salary related costs, travel and other costs associated with the Managing Director of Phytera A/S and Phytera Symbion ApS who joined the Company at the time of the Auda acquisition.

  Net interest income was $14,000 for the nine months ended September 30, 1998, compared to $231,000 for the same period in 1997. Interest income in 1998 decreased as a result of a decreasing cash balance resulting from the use of cash for operations, while interest expense for the nine months ended September 30, 1998 increased due to interest accrued for additional debt funding received from VdkstFonden of Copenhagen, Denmark.

 Years Ended December 31, 1997, 1996 and 1995

  The Company's collaborative revenues for the years ended December 31, 1997, 1996 and 1995 were $1,053,000, $247,000 and $50,000, respectively and were derived from research and development partnership and marketing agreements. In 1997 and 1996, such revenues were derived entirely from the partnership with Tsumura & Co., while revenue in 1995 was derived from the Nycomed Amersham plc research partnership in the area of plant culture-derived enzymes. See "Business--Corporate Partnerships."

  Research and development expenses increased to $7,673,000 in 1997 from $5,232,000 in 1996 and $3,964,000 in 1995, primarily as a result of the expansion of the Company's plant cell culture, marine microbiology, combinatorial chemistry and general drug discovery capabilities. Subsequent to the acquisition of Neptune Pharmaceuticals, Inc. in 1996, the Company established a research program focused on sourcing, culturing and extraction of marine microbes. Also in 1996, the Company established Phytera A/S as a wholly-owned subsidiary to conduct plant cell culture activities. The Company acquired Auda Pharmaceutical ApS in March 1997 and research and development expenses in 1997 include costs associated with this operation through the end of the year. In addition, research and development staff at the Company's Worcester facility increased by four people in 1996 compared to 1995 and by seven people in 1997 compared to 1996.

  General and administrative expenses were $1,740,000, $1,675,000, and $1,425,000 for 1997, 1996 and 1995, respectively. The increase in 1997 compared to 1996 was approximately 3.8% and was primarily due to normal cost increases. The increase in 1996 compared to 1995 was approximately 17.6% and related principally to general and administrative expenses incurred as a result of the establishment of Phytera A/S, and to increased costs at Phytera, Inc. related to increased staff.

  Net interest income was $228,000 in 1997, compared to net interest expense of $30,000 and $106,000 in 1996 and 1995, respectively. This increase in 1997 resulted from a larger cash balance available for investment during the year as a result of the sale of Series D Convertible Preferred Stock that occurred in late 1996.

LIQUIDITY AND CAPITAL RESOURCES

  Phytera has experienced net losses and negative cash flow from operations each year since its inception and, as of September 30, 1998, had an accumulated deficit of $39,648,000. The Company has financed its operations primarily through private equity financings. As of September 30, 1998, net proceeds from equity financings were $39,044,000. The Company received total research payments from its corporate partnerships of $3,161,000 through September 30, 1998. Total collaborative revenue of $2,552,000 has been recognized to date resulting in $609,000 in research payments that have been received by the Company but not yet recognized as revenue as of September 30, 1998. Phytera has entered into several loan agreements to fund leasehold improvements, the acquisition of equipment, for working capital purposes and the acquisition of Phytera Ltd.

  In 1992, the Company issued a promissory note in the principal amount of (Pounds)480,000 (approximately $816,000 at the September 30, 1998 exchange rate) note payable to the University of Sheffield, bearing interest at 10% per annum, in connection with the acquisition of Phytera Ltd. The note will be payable on the closing of this offering. Interest on the unpaid principal balance is due each October 1.

  In July 1994, the Company entered into a $1,100,000 equipment line of credit with a United States bank. The Company borrowed the maximum amount through December 31, 1994, at which time the amount outstanding under the equipment line of credit was converted into a promissory note. The note is payable in 48 equal monthly installments, beginning in January 1995 and is scheduled to end in December 1998, bearing interest at the bank's prime rate (8.5% at September 30, 1998) plus 2%. Borrowings under the note are secured by substantially all of the Company's assets. The note contains certain covenants, including minimum levels of liquidity and net worth. The Company was in compliance with all covenants at September 30, 1998. As of September 30, 1998, $68,750 was outstanding under this note.

  In 1996, Phytera entered into an agreement with VdkstFonden to obtain funding for the Company's Danish subsidiaries. This agreement was originally focused on providing partial funding for the development of Phytera A/S, but was recently expanded to include Phytera Symbion ApS. Under the agreement, VdkstFonden provides a research and development loan of approximately DKK 13.2 million (approximately $2,087,000 at the September 30, 1998 exchange rate) over a three year period to finance approximately 45% of the operations of both Phytera A/S and Phytera Symbion ApS. The loan accrues interest at an annual interest rate of 7.98% and will be repaid over a five year period beginning in April 1999. The loan was granted subject to certain conditions, each of which has been met by Phytera. The loan is secured by a guarantee from Phytera, Inc. and by way of a pledge of certain rights in the projects funded by the loan. As of September 30, 1998, approximately DKK 8,546,000 (approximately $1,347,000 at the September 30, 1998 exchange rate) has been received from VdkstFonden.

  During the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995, the Company made purchases of equipment and leasehold improvements in the amounts of approximately $297,000, $913,000, $627,000 and $150,000, respectively. In addition to the VdkstFonden loan, the Company entered into several loans and operating leases that provided aggregate financing of DKK 2,800,000 (approximately $442,000 at the September 30, 1998 exchange rate) to the Company's Danish subsidiaries during 1996 and 1997 and the nine months ended September 30, 1998.

  In September 1998, Phytera entered into a $1,000,000 equipment line of credit with a United States finance company. This agreement provides for the funding of equipment purchases made by the Company through July 15, 1999. Separate loans are created each time funding is provided, and each loan is to be repaid over 48 months from the date of the funding with a final payment of 12.5% of the initial principal amount. The repayment amount is based on a percentage of the outstanding principal of the loan. The percentage rate can vary prior to each funding, but is then fixed for the term of the specific loan created by the specific funding event. There was no outstanding balance under this line of credit at September 30, 1998.

  Management estimates that the proceeds from this offering, along with existing cash balances, amounts to be received under existing partnership agreements and funds available under existing borrowing arrangements, will be sufficient to fund operations until December 31, 2000. The Company's cash requirements may vary materially from those now planned, depending upon the results of its research and development strategies, the ability of the Company to enter into any corporate partnerships, the results of research and development, competitive and technological advances, in-licenses and acquisitions and other factors. If the Company experiences increased losses, it may have to seek additional financing from public or private sale of its securities, including equity securities.

  There have been no material events or significant changes in the financial or other conditions of the Company since September 30, 1998.

TAX MATTERS

  At December 31, 1997, the Company had available net operating loss carryforwards of approximately $25,200,000 for US federal income tax purposes, which expire at various dates beginning in 2009. The Company also has available US federal tax credits of approximately $330,000 expiring through the year 2010. The Company's non-US subsidiaries have approximately $690,000 of available net operating loss carryforwards for non-US income tax reporting purposes as of December 31, 1997. The Company has recorded a full valuation allowance against its deferred tax asset due to uncertainties surrounding the realization of these assets.

  The US Internal Revenue Code of 1986, as amended (the "Code"), contains provisions that may limit the US net operating loss and tax credit carryforwards available to be used in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders. In the event of a cumulative change in ownership in excess of 50% over a three year period, the amount of the US net operating loss carryforwards that the Company can utilize in any one year may be limited. In the event of a change in ownership, as defined, the annual limitation on the use of the existing net operating loss carryforwards is equal to an amount determined by multiplying the value of the Company at the time of the ownership change by the US federal applicable rate of interest as determined by the US Internal Revenue Service.

YEAR 2000

  Many currently installed computer systems and software applications are coded to accept only two digit entries in the year entry of the date code field. Beginning in the year 2000, these codes will need to accept four digit year entries to distinguish 21st century dates from 20th century dates. The Company has completed a review of all of its microprocessor-based computer systems to assess what steps, if any, are required to achieve full Year 2000 compliance. The Company relies upon microprocessor-based personal computers and commercially available applications software. These technologies have been put into service recently, and our review has confirmed that virtually all the Company's systems are currently Year 2000 compliant. The small number of systems that are not yet Year 2000 compliant are systems that are integral components of certain laboratory instrumentation used by the Company. The Company is in the process of replacing these systems. The Company does not anticipate that it will incur material expenses or meaningful delays in making these systems Year 2000 compliant.

  The Company is not able to assess the Year 2000 readiness of its research partners, or the potential impact, if any, on its research programs if a research partner is not Year 2000 compliant. The Company is currently discussing Year 2000 readiness with its material supply and service vendors. To date, those vendors that have been contacted have indicated that their hardware or software are or will be Year 2000 compliant on a timely basis. However, the Company intends to continue to assess its exposure to Year 2000 noncompliance on the part of any of its material vendors and there can be no assurance that their systems will be Year 2000 compliant.

  The Company believes that Year 2000 issues will not pose significant operational problems for its business. Therefore, the Company does not have, and does not intend to create, a contingency plan in the event Year 2000 compliance cannot be achieved in a timely manner. See "Risk Factors--Year 2000 Issues Could Cause Interruption or Failure of Our Computer Systems."

NEW ACCOUNTING PRONOUNCEMENTS

  Recently issued accounting standards may affect the Company's Consolidated Financial Statements in the future. See note 3(o) of notes to Consolidated Financial Statements.

                                    BUSINESS

OVERVIEW

  Phytera is an international biopharmaceutical company engaged in identifying and optimizing novel chemical lead structures through its Combinatorial Drug Discovery Program. The Company conducts operations in the United States, Denmark, and the United Kingdom. The Company's Combinatorial Drug Discovery Program enhances the pharmaceutical industry's ability to use nature as a source of chemical diversity by applying proprietary combinatorial biology, pharmaceutical screening and combinatorial chemistry techniques. The Company uses combinatorial biology to create novel chemical diversity libraries from two relatively untapped natural resources, plant cells and marine microbes, that it grows and manipulates in cell culture. The combinatorial manipulations substantially increase the variety and novelty of chemical compounds produced in cell culture beyond that found in the native specimen. Phytera has entered into partnerships with Eli Lilly and Company, Chiron Corporation, Tsumura & Co., NeuroSearch A/S, Gallileo Laboratories, Inc. and Nycomed Amersham plc. Together with these partners, Phytera tests its chemical diversity libraries for therapeutic utility in pharmaceutical screens for diseases such as fungal infections, cancer, inflammation, allergy, asthma, depression, memory and attention deficit disorders, diabetes, stroke and myocardial infarction. The Company's internal drug discovery efforts are focused on drug-resistant bacterial, fungal and viral infections. In particular, the Company has developed bacterial and fungal screens in which Multiple Drug Resistance pumps ("MDR pumps") have been inactivated. The Company believes that these "MDR knockout-based" screens offer significant advantages in discovering novel antibacterial and antifungal drugs. Phytera uses proprietary combinatorial chemistry techniques to optimize lead structures identified through screening into candidate drugs for further development.

  Nature is a source of a substantial portion of new medicines, but a number of factors has limited the systematic exploration of nature as a source of chemical diversity. These factors include access to sufficient quantity of novel source material, difficulty in reaccessing source material, limited and fixed chemical diversity, chemistry which is not easily reproducible or scalable, difficulties associated with screening complex extract mixtures and limited ability to optimize natural product lead structures. Phytera's Combinatorial Drug Discovery Program encompasses a number of technologies to provide an integrated solution to these limitations.

  The Company's combinatorial biology program produces chemical diversity libraries from plant cell cultures using its ExPAND(R) technology and from marine microbe cultures using its (u)MARINE(R) technology. The Company has established an extensive network of species sourcing collaborations in order to access plants and marine microorganisms for its combinatorial biology program. The Company's combinatorial biology technologies facilitate access and reaccess to novel plant and marine microbial source material. The chemical diversity of cell cultures is increased by applying proprietary manipulations, such as genetic, hormonal, infection-related, environmental or chemical treatments. The resulting chemical expression states are highly reproducible, ensuring that increased quantities of interesting chemical compounds can be produced to facilitate drug discovery and development. To date, the Company has produced over 60,000 high quality cell culture extracts through its ENRICH(TM) extraction technology and a pilot library of individual natural chemical compounds by applying its PINACLE(TM) chemical isolation methodology.

  The Company is applying its proprietary MANIFOLD(TM) combinatorial chemistry technologies to optimize lead structures and select additional candidate drugs for preclinical and clinical development. MANIFOLD is particularly suited for optimizing natural product lead structures, many of which are not amenable to conventional combinatorial chemistry techniques. Phytera has produced one candidate drug and several lead structures. Marinovir, the Company's candidate drug from a marine microbe, is aimed at treating herpes infections and is currently scheduled to enter clinical studies in 1999.

CORPORATE STRATEGY

  Phytera's objective is to be the leader in the application of combinatorial drug discovery technology to the search for new medicines derived from nature. To achieve this objective, the Company will leverage its broad range of proprietary technologies in the following ways:

  . Capitalize on Revenue-Generating Partnerships. The Company has established several revenue-generating partnerships, such as its antifungal alliance with Eli Lilly and Company, and is continuing to pursue additional such relationships. These revenue-generating partnerships provide Phytera with both near-term and potential longer-term revenues through up-front payments, option/license fees, research funding, milestone payments and royalties and provide its partners with access to Phytera's novel chemical diversity libraries, proprietary screens and other proprietary technologies and resources. See "--Corporate Partnerships."

  . Capitalize on Joint Research and Development Partnerships with Retained
    Product Rights. The Company retains substantial product rights under a number of joint research and development partnerships, such as its alliance with NeuroSearch A/S, and is continuing to pursue additional relationships of this type with other partners. These retained product rights partnerships combine the Company's novel chemical diversity libraries and other proprietary resources with pharmaceutical screens developed by the Company's partners. Lead structures and candidate drugs identified by the screening of the Company's libraries are expected to be the focus of joint development and commercialization efforts. See "-- Corporate Partnerships."

  . Advance the Company's Drug-Resistant Infectious Diseases Program. Phytera intends to continue its internal drug discovery efforts, with particular focus on the use of its proprietary screen portfolio for drug-resistant infectious diseases. Included in this portfolio are antibacterial screens based on the Company's MDR knockout technology, developed in conjunction with and licensed from an academic institution, which offer advantages in screening for new drugs to treat resistant infections. The Company is currently seeking to advance one preclinical candidate drug, marinovir, to the clinic and is currently optimizing several lead structures identified within the program. See "--Phytera's Resistant Infectious Diseases Screening Program" and "--Patents and Proprietary Rights."

  . Broaden and Leverage the Company's Technology Platform. The Company believes its intellectual property position represents a substantial barrier to entry by competitors. Phytera intends to broaden and leverage this position through further internal innovation and in-licensing and acquisitions of new technologies and novel products. The Company is also pursuing application of its current technologies to other business areas, such as agriculture.

NATURE AS A SOURCE OF CHEMICAL DIVERSITY

  Historically, natural products have represented a major source of medicines used to treat human disease and, together with medicinal synthetic chemistry, continue to generate a substantial number of pharmaceuticals. Drugs can be derived from natural sources either directly or, more commonly, indirectly. Direct derivation occurs when the natural chemical compound is used as a pharmaceutical, as in the case of Taxol(R), a cancer drug from the Pacific yew tree. Indirect derivation occurs when a lead structure from a natural source is used as a chemical basis or conceptual starting point for a drug analog and optimization program that results in a commercial product. An example of this is Zocor(R), a cholesterol-lowering drug derived from a fungal lead structure.

  A recent study from the US National Institutes of Health reported that natural product-derived drugs accounted for 39% of all approvals by the US FDA from 1983 to 1994 across all therapeutic categories. In the case of infectious diseases, 56% of all FDA-approved drugs were derived from natural products. Many of today's most commercially important drugs were derived from a natural product starting point, as illustrated below.

              DERIVATION OF CERTAIN COMMERCIALLY SIGNIFICANT DRUGS


                 1997 WORLDWIDE     THERAPEUTIC
  BRAND NAME     SALES RANK(1)       INDICATION          NATURAL PRODUCT DERIVATION
-----------------------------------------------------------------------------------
  Zocor(R)              1         High cholesterol      Fungal lead structure
  Vasotec(R)            4         Hypertension          Snake venom lead structure
  Zantac(R)             5         Ulcers                Based on histamine-derived
                                                        structure
  Augmentin(R)          9         Bacterial infection   Fungal lead structure and
                                                        bacterial product
                                                        combination
  Pravachol(R)         13         High cholesterol      Fungal lead structure
  Mevalotin(R)         14         High cholesterol      Fungal lead structure
  Biaxin(R)            15         Bacterial infection   Bacterial lead structure
  Sandimmune(R)        16         Transplant rejection  Fungal product
  Taxol(R)             30         Cancer                Plant product

(1) Medical Advertising News, 17(5) 1998 and Biodiversity and Human Health, Island Press, 1997.

  As the table above illustrates, two natural product sources, terrestrial fungi and bacteria, have played prominent roles in the development of new drugs in the recent past. These successes have been driven by decades of extensive evaluation of these sources by the pharmaceutical industry. However, continued study of terrestrial microbes is increasingly resulting in the rediscovery of the same natural chemistry. Thus, the Company believes that terrestrial microbes have diminished value as potential sources of new chemical diversity.

  Plants and marine microorganisms represent two relatively untapped natural sources of novel chemicals that may be useful in the discovery of new drugs. According to scientific and other literature, only a small percentage of the estimated 250,000 species of plants has been evaluated as a source of new pharmaceuticals. The Company believes that the pharmaceutical industry's evaluation of plants for drug discovery has been limited by the use of traditional sourcing approaches. These approaches require large amounts of plant material so that species that are available only in small quantities or are subject to conservation efforts cannot be readily sampled. An additional problem is the difficulty of reaccessing the source material to obtain greater quantities for further discovery and development once the plant extract is found to contain a pharmaceutically active chemical compound. Reaccessing the source material can be logistically difficult and time consuming, and it is often not possible to successfully reaccess the species, or its pharmaceutically important chemistry.

  Marine microorganisms are a genetically and chemically distinct class of organisms that are only just beginning to be examined as a source of lead structures or candidate drugs. Marine microorganisms have never been systematically sourced by the pharmaceutical industry. In the cases where marine microorganisms have been sourced, both their isolation and subsequent culture have been constrained by the failure to recognize their dependence on specific marine nutrients for growth.

  The most significant limitation in traditional natural product drug discovery is the inability to access much of the potential chemical diversity of a sourced species. Traditional natural product drug discovery technologies sample a species from a single environment and therefore access only a minor portion of the chemical potential of that species. Changing environmental conditions cause a plant or marine microbe to express different chemical compounds. In order to fully access the chemical potential of a sourced species, living tissue or cells from the sample must be exposed to a wide array of environmental and other conditions. The Company believes this is best accomplished under the controlled laboratory conditions of cell culture by applying certain technologies collectively termed "combinatorial biology".

  In addition, pharmaceutical screening of complex extract mixtures traditionally derived from natural products requires difficult chemical isolation and identification steps after screening. The presence of nuisance and dilutive chemical compounds in such mixtures creates problems for the screening process and can also hinder the isolation and identification process. Finally, active compounds discovered by screening of natural product extracts are often not suitable drug candidates themselves. Rather, they are of value as lead structures which can then be chemically modified to improve potency, selectivity or physical chemical characteristics. Such optimization of natural product-derived lead structures has relied on traditional and relatively slow medicinal chemistry approaches as many of the methods used in conventional combinatorial chemistry are not easily applicable to such situations.

COMBINATORIAL BIOLOGY

  Historically, the term combinatorial biology has referred to the manipulation of cells using recombinant DNA techniques, which involve the insertion of genetic material from one type of organism into the genome of a second organism. Such gene manipulation can enable the latter organism to produce different chemistry than was possible in its original state. A more expansive definition of combinatorial biology also encompasses the manipulation of the genetic and enzymatic machinery of an organism. Such manipulation may include chemical and environmental stresses, infection-related or hormonal perturbations, the introduction of substances that chemically change the organism's DNA, and various combinations of the foregoing. Applied in this way, combinatorial biology allows cells to produce an extremely wide variety of chemical compounds, many of which may not be produced by the organism in its natural state. As such, combinatorial biology is an attractive method for gaining access to a far greater portion of a species' chemical diversity than is currently possible using traditional approaches.

PHYTERA'S COMBINATORIAL DRUG DISCOVERY PROGRAM

  The worldwide pharmaceutical industry depends upon the continuing discovery of new lead structures and candidate drugs to maintain its drug development pipeline. This requires, among other things:

  . multiple sources of novel chemicals;

  . innovative means of screening those chemicals for pharmaceutical activity; and

  . efficient methods of optimizing the chemical structures of pharmaceutically active compounds (lead structures) for preclinical and clinical development.

  Phytera's Combinatorial Drug Discovery Program integrates these three elements by combining combinatorial biology, pharmaceutical screening and combinatorial chemistry to exploit the diversity of chemistry from plants and marine microorganisms more effectively than traditional approaches. The Company believes that this program addresses many of the significant problems and limitations of traditional natural product drug discovery programs.

         PHYTERA'S SOLUTIONS TO NATURAL PRODUCT DRUG DISCOVERY PROBLEMS


                                               PHYTERA SOLUTION
          PROBLEM                         APPROACH                 TECHNOLOGY(1)
-----------------------------------------------------------------------------------
  Access to "novel" source  Cell culture technology requires     ExPAND
  material                  only a seed or leaf/stem clipping,
                            permitting access to those plant
                            species that are available in
                            limited quantity
                            Isolation and cell culture           (u)MARINE
                            technology permits access to marine
                            microorganisms not previously
                            isolated
  Difficulty in             Cell culture storage technology      ExPAND and (u)MARINE
  reaccessing source        eliminates need to reaccess source
  material                  material
  Limited and fixed         Combinatorial biology expands        ExPAND and (u)MARINE
  chemical diversity        chemical diversity in cell culture
  Chemistry not easily      Cell culture results in reproducible ExPAND and (u)MARINE
  reproducible or scalable  and scalable chemistry
  Difficulties associated   Extraction technology creates        ENRICH
  with screening of         refined cell culture extracts for
  complex extract mixtures  screening
                            Individual chemical compounds are    PINACLE
                            isolated prior to screening

  Limited optimization of   Proprietary combinatorial chemistry  MANIFOLD
  natural product lead      techniques are used to optimize
  structures                natural product lead structures

(1)Phytera's technological acronyms are:

  EXPAND EXpanded Phytochemistry Aimed at Novel Discovery
  (u)MARINE Broad access to the chemical diversity of MARINE micro(u)organisms ENRICH ENRICHed chemical extraction of natural species
  PINACLE Pre-isolated Individual NAtural Chemical Library Elements
  MANIFOLD Multiple Analoging of Natural Isolates For Optimal Lead
  Development

  The following diagram illustrates the various elements of Phytera's Combinatorial Drug Discovery Program:


                PHYTERA'S COMBINATORIAL DRUG DISCOVERY PROGRAM

                ----------------------------------------------

                         WORLDWIDE SOURCING OF DIVERSE
                          PLANT AND MARINE SPECIMENS

        . Botanical gardens              . Commercial seed suppliers
        . Biodiversity-rich countries    . Marine sourcing expeditions

                ----------------------------------------------
                                       |
                                      \|/
                ----------------------------------------------

                     GENERATE CHEMICAL DIVERSITY LIBRARIES

         . Establish and manipulate cell cultures using combinatorial biology . EXPAND (plant) and (u)MARINE (marine microorganisms)
         . Produce extracts using ENRICH
         . Isolate individual chemical compounds using PINACLE

                ----------------------------------------------
                                       |
                                      \|/
                ----------------------------------------------

                           PHARMACEUTICAL SCREENING

         . Phytera's resistent infecctious diseases screening program
           - bacterial, fungal, viral and MDR-based screens

         . Partnership programs
           - screens for cancer, inflammation, allergy, asthma, stroke, myocardial infarction, diabetes, memory and attention deficit disorders and depression

                ----------------------------------------------
                                       |
                                      \|/
                ----------------------------------------------

                         CANDIDATE DRUG IDENTIFICATION

         . Isolate and identify lead structures
         . Optimize lead structures using combinatorial chemistry (MANIFOLD)

                ----------------------------------------------
                                       |
                                      \|/
                ----------------------------------------------

                          PHARMACEUTICAL DEVELOPMENT

         . Preclinical and future clinical development of candidate drugs

                ----------------------------------------------

SOURCING OF PLANTS AND MARINE MICROORGANISMS

  Phytera has established worldwide sourcing programs for plant and marine specimens. The Company believes that its sourcing arrangements, combined with its proprietary technology for establishing plant and marine microbial cell cultures, represent an important strategic asset and a substantial barrier to entry for potential competitors. Further, the Company believes that its reputation and proprietary technologies provide it with important advantages in forming additional sourcing collaborations. See "--Biodiversity Sourcing Agreements."

COMBINATORIAL BIOLOGY PROGRAM

  Phytera uses combinatorial biology to generate unique access to the chemistry inherent in plant and marine samples obtained under its extensive sourcing arrangements. The Company's combinatorial biology program involves the manipulation of the genetic and enzymatic machinery of an organism by exposing it to chemical and environmental stresses, infection-related or hormonal perturbations or the introduction of substances that chemically change the organism's DNA and, various combinations of the foregoing. This program is comprised of two novel and proprietary cell culture-based technologies, ExPAND (for plants) and (u)MARINE (for marine microorganisms).

  The Company's culture libraries currently contain over 3,000 plant species and over 8,000 marine microbial isolates and, to the Company's knowledge, are unequaled in the number and diversity of species.

EXPAND and (u)MARINE technologies enable:

  . Initial establishment of cell cultures from sourced species. This overcomes difficulties in culturing plant cells and creating novel marine microbial cell cultures.

  . Combinatorial manipulation of genes, enzymes and metabolic pathways. This broadens access to the chemical diversity and novelty in each species beyond what is expressed in the native sample.

  . Maintenance and long-term storage of cell cultures. This facilitates reaccess to the plant cell or marine microorganism.

  . Reproducible and scalable reaccess to interesting chemical compounds. This enables access to pharmaceutically active chemical compounds at all stages of the discovery and early development process.

  ExPAND Technology

  Phytera's ExPAND technology program establishes plant cell cultures from sourced plant species. This is a multi-stage process that establishes a cell culture made up of finely dispersed plant cells in liquid medium. Successful production of cell cultures from plants requires optimal culture conditions for each species.

  Once established in cell culture, plant cells are subjected to multiple, proprietary manipulations in the form of genetic, hormonal, infection-related, environmental or chemical treatments, applied singly and in combination. The combinatorial matrix of manipulations substantially increases the variety and novelty of chemical compounds in the cell culture by modulating the expression of genes, enzymes and metabolic pathways. Interactions of the products of manipulated genes and pathways also generate chemical compounds not otherwise produced by the plant species. The Company routinely applies various combinations from a panel of as many as 15 manipulations to each plant cell culture and has created libraries of very large numbers of reproducible cell culture extracts.

  Sunillin, the structurally novel prototype for a series of antifungal compounds, is a product identified by the Company's ExPAND technology. Sunillin is only produced by certain combinatorial manipulations of a plant cell culture. Sunillin was not detected in numerous samples of the native plant species used to generate the cell cultures. See figure below. See "--Products Under Development--Sunillin Antifungal Series."

            SUNILLIN IS PRODUCED BY COMBINATORIAL MANIPULATIONS


              [CHART DEPICTING SUNILLIN PRODUCTION APPEARS HERE]



*As a % of maximum level produced by combinatorial manipulations

  In addition to enabling broader access to novel chemical diversity, Phytera's ExPAND technology addresses other significant problems associated with traditional natural product drug discovery, including access and reaccess to species source material and reproducibility and scalability of species chemistry.

  Small quantities of plant material, such as a seed or leaf or stem clipping, are required to establish a cell culture. This enables access to plant species available from botanical gardens and commercial seed vendors. It also provides access to species in limited supply due to conservation concerns, sourcing logistics or other issues. The Company believes that these advantages will facilitate access to the majority of the world's plant species.

  Reaccess to source material can be a major problem with traditional approaches and often requires new sourcing expeditions to harvest larger quantities of the original plant material. This can present significant logistical hurdles, require a great deal of time and often results in a failure to reaccess the source or its pharmaceutically important chemistry. By contrast, Phytera's ability to preserve and store its plant cell cultures, primarily by cryopreservation or freezing, obviates the need for reaccess to the source. Further, the ExPAND process is reproducible and scalable, providing the increased quantities of chemical compounds required for further pharmaceutical evaluation and preclinical development.

  Phytera has developed its expertise and know-how in the area of plant cell culture over more than 15 years and has successfully cultured thousands of diverse plant species. The Company believes that this expertise and the resultant cell culture libraries represent significant barriers to entry for competitors. The Company is seeking to broaden its chemical diversity libraries through the sourcing of additional species and development of additional manipulation techniques.

  (u)MARINE Technology

  Marine microorganisms represent a promising and largely unexplored source of lead structures and candidate drugs. The isolation and culture of marine microorganisms has historically been limited by an incomplete understanding of the environmental niches they occupy in the oceans. Traditional marine microorganism isolation media are only minor modifications of those used for terrestrial microorganisms and fail to reproduce the natural marine environment. As a result, such media typically enable the isolation of only a small percentage of the microorganisms present in a given marine sample.

  Phytera's (u)MARINE technology significantly increases isolation success rates by utilizing microbial isolation conditions which more closely replicate the growth conditions of marine microbes in their natural environment. Phytera believes that its (u)MARINE technology may provide access to many species of marine microorganisms that have never before been isolated.

  The (u)MARINE program is driven by broad sourcing of microbe-containing marine specimens such as sediment, plant and animal macroorganisms and seawater. Phytera's (u)MARINE culture library emphasizes the most chemically prolific classes of marine microbes, fungi and actinomycetes, rather than more commonly sampled and less chemically diverse organisms such as eubacteria. Each microbial cell culture is fermented under a variety of proprietary, marine nutrient-based conditions to induce multiple genetic and enzymatic changes which modify its chemistry. As in the case of plant cell cultures, combinatorial manipulations of marine microbial cell culture conditions result in diverse chemical expression states, providing access to novel chemical compounds. Marine microorganism cell cultures can be successfully stored by cryopreservation (freezing) and reaccessed for future use. The Company's antiviral candidate, marinovir, is a marine microbial product that is not produced by the originating cell culture under non-(u)MARINE conditions. See "--Products Under Development--Marinovir--Preclinical Candidate for Herpes Infections."

GENERATION OF CHEMICAL DIVERSITY LIBRARIES

  ENRICH Extraction Technology

  One limiting factor in natural product-based drug discovery has been the use of overly crude extracts which have not been processed to remove nuisance and dilutive compounds prior to screening. To overcome this limitation, Phytera has developed its ENRICH technology which refines extracts to generate high-quality pharmaceutical screening samples. Studies have confirmed that ENRICH extraction selectively increases the abundance of potentially important chemicals in pharmaceutical screening samples and removes a substantial number of nuisance and dilutive compounds.

  To date, Phytera has generated over 60,000 ENRICH cell culture extracts, 22,000 from its ExPAND program and 38,000 from its (u)MARINE program, and expects to increase its extract libraries further in the future. Numerous samples of these extracts are stored in a format that is compatible with the high-throughput screening methods used by Phytera and other pharmaceutical and biotechnology companies. Each stored sample is capable of supporting hundreds of pharmaceutical screenings, enabling long term access to the Company's novel chemical diversity libraries. In the event that these extract libraries become depleted, Phytera can replenish each sample by regrowth, re-manipulation and re-extraction of the respective plant or marine microbial culture from its storage bank.

  PINACLE Technology

   While Phytera believes that its novel extract-based technologies overcome many of the key limitations to successful natural product-based drug discovery, the approach involves screening mixtures of natural chemical compounds. Phytera's PINACLE technology is designed to solve many of the problems associated with the screening of complex mixtures. The objective of Phytera's PINACLE technology is to combine the high degree of chemical diversity available from its combinatorial biology technology with the benefits of a one-chemical-compound-per-screening-sample format. The Company has established a pilot library of PINACLE compounds, and is further developing this program in order to produce a larger-scale library to be made available to commercial partners in 1999.

  The PINACLE process begins by subjecting plant cell and marine microbial cultures to as many as thirty manipulations using ExPAND and (u)MARINE technologies. The resulting extracts then undergo multiparameter analysis using techniques such as liquid chromatography, ultraviolet absorption, mass spectrometry and nuclear magnetic resonance spectroscopy. These are applied in a proprietary fashion to generate a unique chemical profile for each extract. The profiles are compared to identify those cell culture extracts containing the largest amounts of the most novel and diverse chemistry. Selected cell cultures are regrown on a larger scale, re-manipulated and re-extracted. The resulting large-scale extracts are subjected to a series of proprietary separation methods, currently being refined, to isolate individual chemical compounds. Individual chemical compounds that are not already represented in Phytera's libraries are analytically characterized, catalogued in an extensive database and placed in microtiter plates for later screening in a one-chemical-compound-per-screening-sample format. See "Risk Factors--We May Be Unable to Discover Drugs or Develop Products."

PHARMACEUTICAL SCREENING

  For a novel chemical compound to be identified as a lead structure or candidate drug, it must first exhibit activity in a pharmaceutical screen that acts as a surrogate for the human disease state. In order to leverage its novel chemical diversity libraries, the Company has built an extensive pharmaceutical screen portfolio that combines an internal program of screens for resistant infectious diseases with partnership screens that span a wide variety of disease areas. Phytera's screen portfolio is evolving over time as new pharmaceutical screens are incorporated to replace certain existing screens and to expand the portfolio to address new therapeutic targets.

  Phytera's Resistant Infectious Diseases Screening Program

  Escalating drug resistance is now considered by many the single most important issue in the management of human infectious diseases. The Company believes that the area of resistant infectious diseases is particularly suited to screening Phytera's plant and marine microbial combinatorial biology-derived libraries. Both plants and microbes are attacked by bacterial, fungal and viral pathogens that have much in common with human pathogens. Plants and microbes have, therefore, evolved chemical defense mechanisms that combat pathogen invasion and reproduction. Further, they have developed approaches that deal with the problem of resistance development in the invading pathogen. Phytera's plant- and marine microbe-derived chemical diversity libraries thus offer a potentially rich source of novel antimicrobial agents that may not be susceptible to the current resistance problems encountered in the human therapeutic area.

  Phytera believes that this area represents a particularly attractive focus for its internal drug discovery program due to:

  . Critical and growing medical need not addressed by existing therapies:
    particularly important in this regard is the continued emergence of new drug resistant pathogens;

  . Large commercial markets for effective new agents;

  . Reduced development risk since activity of a candidate drug in a laboratory model of infectious disease is often highly predicative of clinical efficacy in man; and

  . Relatively rapid and cost-effective clinical studies since many human infectious diseases involve acute, short treatment periods with easily measured symptoms and outcomes.

  Phytera's resistant infectious diseases screening program consists of over 20 molecular targets and whole cell screens which act as surrogates for human diseases. Molecular target-based screens enable the testing of samples against the increasing number and variety of important enzymes, receptors or ion channels being identified via genomic studies as relevant to key diseases. By contrast, whole cell screens offer the opportunity to discover drugs which act by entirely new mechanisms, independent of existing knowledge of molecular targets. This is particularly important in view of the novel chemistry that is contained in Phytera's chemical diversity libraries because it increases the odds of discovering agents which act by novel mechanisms. Finally, information generated from screening efforts is tracked, analyzed and integrated with upstream sourcing and culturing activities and downstream natural product chemistry through a computerized database and bioinformatics system.

  MDR Knockout-Based Screens

  Among the most innovative of Phytera's screens are those based on its proprietary MDR pump technology. One way pathogens effectively defend themselves against antimicrobial drugs is through the operation of MDR pumps, which remove the drug from the cell. These pumps, discovered in the 1980s, are responsible for a significant percentage of drug resistance in both bacteria and fungi. For example specific MDR pumps have been identified that expel the leading antifungal drug, fluconazole (active ingredient in Diflucan(R)), from the fungal cell.

  The Company believes that the presence of MDR pumps in strains of pathogens used as screening tools over the last several decades may have resulted in a failure to detect whole classes of potential antimicrobial chemical compounds. Phytera has established an MDR pump-based genomics program which combines its internal resources with those of a number of leading academic centers in the US and Europe. In this program, the Company uses genetic engineering techniques to generate a proprietary library of fungal and bacterial mutants that have one or more of their MDR pumps selectively inactivated (or "knocked out"). Knowledge of the MDR pump gene sequence(s) for certain microbial pathogens enables identification of related sequences in a broader range of pathogens and facilitates the construction of further MDR knockout strains. This approach has generated numerous MDR knockout strains of microbial pathogens or related organisms, each of which displays hypersensitivity to a wide range of antimicrobial agents.

  Based on these MDR knockouts, Phytera has developed high-sensitivity, high-throughput pharmaceutical screens. Within its internal drug discovery program, the Company is using bacterial MDR knockouts; in one revenue generating partnership, the Company is using fungal MDR knockouts. The Company's library of MDR knockouts includes, among others, several major bacterial pathogens such as Staphylococcus aureus and Escherichia coli (E. coli) and important fungal pathogens such as Candida albicans.

  Phytera's efforts to date clearly demonstrate that MDR knockout strains are capable of detecting the antimicrobial activity of chemical compounds that is undetected in screens using the corresponding wild-type strain of the pathogen with normal MDR pump(s). Traditional antimicrobial screens used by the pharmaceutical industry employ these wild-type strains. Thus, MDR knockout pathogen strains offer the opportunity to discover chemically and mechanistically novel classes of antibacterials and antifungals.

  A candidate drug identified by this approach can be used to treat pathogens with active MDR pumps in three ways:

 . the concentration of the drug could be increased to overcome the effect of the active MDR pump in the pathogen. Marketed drugs that achieve this effect include antibacterials, such as erythromycin, and antifungals, such as fluconazole;

 . the original lead structure identified by the screen could be synthetically modified to reduce the impact of the action of the MDR pump in the pathogen; and

 . the drug could be combined with a compound that inhibits the action of the MDR pump in the pathogen.

        MDR KNOCKOUT-BASED SCREENS CAN DETECT NOVEL ANTIMICROBIAL DRUGS

 [Graphic representation of a "Wild-type Microbe" that has functioning MDR pumps with the following adjacent text:
  . Drug largely removed from microbe by MDR pump
  . Microbial screen does not detect the activity of novel antimicrobial drugs

  Graphic representation of an "MDR Knockout Microbe" in which there are no functioning MDR pumps with the following adjacent text:
  . Drug not removed from microbe
  . Microbial screen detects the activity of novel antimicrobial drugs]


  Partnership Screens

  Phytera is leveraging its chemical diversity libraries through a number of corporate partnerships that expose this chemistry to a wide array of innovative screening targets across numerous important therapeutic areas. Phytera's partnership screens currently span 12 therapeutic areas. See "--Corporate Partnerships."

COMBINATORIAL CHEMISTRY PROGRAM

  Lead structures identified by pharmaceutical screening rarely possess all the properties required to be selected as a candidate drug. Usually, a lead structure needs to be optimized to improve efficacy, safety, drug delivery characteristics, pharmacokinetics or manufacturing procedures, prior to its advancement as a candidate drug.

  Recently, combinatorial chemistry has emerged as an important and powerful ancillary technology in the optimization of lead structures into candidate drugs. Combinatorial chemistry is a chemical synthesis technology that, in many ways, is analogous to the methods that living cells use to produce chemical diversity. The basic concept involves the chemical reaction of a family of closely related chemical structures (for example, family A/1/, A/2/ and A/3/) with a different family of closely related structures (for example, family B/1/, B/2/, and B/3/) to produce a number of combinatorial chemical analogs (A/1/B/1/, A/1/B/2/, A/1/B/3/, A/2/B/1/, . . ., A/3/B/3/). If each chemical family is large, then the resultant chemical library will be exponentially larger. Two families of 100 chemicals will yield 10,000 new chemical compounds when optimally combinatorialized. Thus, once a lead structure is identified, combinatorial chemistry can be applied to produce large numbers of structural analogs, which can be examined for the improved properties required in a candidate drug. Together with medicinal synthetic chemistry and computer assisted design, combinatorial chemistry now plays an important role in the process of optimization of a lead structure.

  The Company's combinatorial chemistry program, MANIFOLD, integrates solid phase combinatorial chemistry techniques with other proprietary methods for analoging natural product structures. These technologies greatly facilitate the optimization of lead structures derived from the Company's combinatorial biology-based screening program. Certain of these natural product lead structures may not be easily approachable by conventional combinatorial chemistry. The Company further applies its proprietary MANIFOLD technologies in the generation of combinatorial libraries based on novel natural product structures isolated within the PINACLE program and other interesting lead structures identified from the literature or by Phytera's academic collaborators.

  Among the structures to which Phytera has applied MANIFOLD are Actinomycin D, balanol and a number of others that have been identified through the Company's combinatorial biology program. Actinomycin D is a potent but non-selective natural inhibitor of DNA repair that is currently used for cancer therapy, analogs of which could have wider indications in cancer and infectious diseases. Balanol is a potent but non-selective inhibitor of the enzyme protein kinase C, isoforms of which have been implicated in a wide variety of diseases. Among structures identified within the Company's combinatorial biology program are PHY400 and PHY1100, both discovered from screening of Phytera's ExPAND plant cell culture-derived chemical library. PHY400 is the prototype of a novel series of antibacterial compounds which inhibit a specific molecular target found in important pathogenic bacteria such as Staphylococcus spp. Inhibition of the molecular target is correlated with in vitro activity against bacterial pathogens. The objective of the associated MANIFOLD combinatorial chemistry effort is to identify an analog of PHY400 which displays potent antibacterial activity in vivo. Enhancement of in vivo activity is also the goal of a MANIFOLD analog program around PHY1100, a potent, structurally novel inhibitor of human angiogenesis in in vitro models, which was identified in partnership with Tsumura & Co. Other lead structures identified in internal screening programs or from external publications will enter the MANIFOLD analog program in 1999.

CORPORATE PARTNERSHIPS

  Phytera is actively seeking to develop revenue-generating and retained product rights partnerships with pharmaceutical and biotechnology companies. The table below summarizes the focus of each of Phytera's current corporate partnerships:

                   PHYTERA'S CORPORATE PARTNERSHIPS(/1/)


                                                                  TYPE OF PARTNERSHIP(/2/)
    CORPORATE PARTNER           PARTNERSHIP FOCUS        REVENUE-GENERATING RETAINED PRODUCT RIGHTS
---------------------------------------------------------------------------------------------------
  Eli Lilly and Company  Fungal diseases                          X
  Chiron Corporation     Cancer and other areas                   X
  Tsumura & Co.          Inflammation and allergy                 X                     X
  NeuroSearch A/S        Asthma, depression, diabetes,                                  X
                         memory and attention deficit
                         disorders
  Galileo Laboratories,  Stroke and myocardial                                          X
   Inc.                  infarction
  Nycomed Amersham plc.  Plant derived enzymes for                X                     X
                         research laboratory use or
                         clinical diagnostics

(1) For payments received by the Company pursuant to corporate partnerships through September 30, 1998, see note 9 of notes to Consolidated Financial Statements.

(2) Revenue-generating partnerships are intended to provide the Company with a source of near-term and potential longer-term revenues through up-front payments, license fees, research funding, milestone payments and royalties. Retained product rights partnerships provide the Company marketing rights to products developed through joint research with partners.

ELI LILLY AND COMPANY

  In July 1998, Phytera entered into a revenue-generating partnership with Eli Lilly and Company ("Lilly"), a US pharmaceutical company, to discover novel agents for the diagnosis, treatment and prevention of infectious fungal diseases in humans and animals. The partnership involves several of the Company's proprietary technologies, including chemical diversity libraries, MDR knockout-based antifungal screens and the isolation and identification of active chemical compounds. Lilly will also provide chemical compounds for screening and will be responsible for lead structure optimization and candidate drug development and commercialization. The initial term of the agreement is two years, and Lilly has the right to extend the program for three additional years, in one year increments. Lilly is obligated to make certain payments to the Company to support ongoing research and to make milestone payments at certain points in the development process. In addition, royalty payments are due on the sales of any products derived from this partnership. Lilly has made an initial equity investment in connection with this agreement and will make a further equity payment if a specific research milestone is triggered. See note 9(c) of notes to Consolidated Financial Statements.

CHIRON CORPORATION

  In May 1998, the Company entered into a revenue-generating partnership with Chiron Corporation ("Chiron"), a US biotechnology company, to discover novel agents for the treatment of various forms of cancer and other diseases. Phytera has provided chemical diversity libraries to Chiron for screening in certain of Chiron's proprietary high throughput screening systems and will carry out the isolation and identification of active chemical compounds. Under the terms of this agreement, Phytera has received an up-front payment, will receive funding for research activities, and may receive option and license fees based on Chiron's selection of certain chemical compounds for further development. Phytera is also entitled to future milestone payments at certain specified points in the development process and royalties on sales of marketed products derived from the partnership. The Chiron partnership terminates upon the completion of screening and the isolation and identification of any active chemical compounds. The agreement with Chiron contemplates an initial collaboration term of up to 15 months, during which time Chiron will screen Phytera's chemical diversity libraries. After the 15 month collaboration, Chiron may, at its option, enter into an exclusive license to commercialize one or more lead structures upon payment of an additional fee to Phytera, or terminate this agreement upon 30 days' notice.

TSUMURA & CO.

  In June 1996, the Company entered into a revenue-bearing and retained product rights partnership with Tsumura & Co. ("Tsumura"), a Japanese pharmaceutical company, to discover novel agents for the treatment of inflammation and allergies. Under the terms of the agreement, Phytera provides access to its chemical diversity libraries for screening against selected allergy and inflammation targets. Phytera and Tsumura share responsibilities for the discovery and development of chemical compounds from this partnership. Tsumura is responsible for primary screening and lead structure optimization, while Phytera is responsible for the isolation and identification of active chemical compounds. Phytera and Tsumura will jointly own any patents resulting from the partnership. Phytera has retained North American development and marketing rights to any discoveries emanating from the partnership and Tsumura has been granted development and marketing rights outside North America. The parties have agreed to work together to facilitate the optimal development of candidate drugs in their respective territories. The agreement was originally entered into for a three-year period and has been extended for an additional year, now remaining in effect until June 2000. Under the agreement, Tsumura makes annual extract library access payments and provides other research funding to Phytera and will make milestone payments at certain specified points in the drug development process. Royalty payments are due on marketed products derived from the partnership.

NEUROSEARCH A/S

  In May 1998, the Company entered into a retained product rights partnership with NeuroSearch A/S ("NeuroSearch"), a Danish neuropharmaceutical company, to discover novel agents that interact with potassium ion channels. These agents may prove useful in the treatment or prevention of a wide array of diseases, such as memory and attention deficit disorders, depression, asthma, and diabetes. The Company is providing extracts from its chemical diversity libraries for screening in NeuroSearch's proprietary potassium ion channel assay systems. Phytera will also conduct the isolation and identification of active chemical compounds. The parties share equally both the rights to and the costs of the discovery and development of chemical compounds identified from this partnership and will collaborate on lead structure optimization activities. The parties will negotiate in good faith with respect to a development strategy once lead structures have been identified. In the event the parties are not able to reach agreement with respect to a development strategy, Phytera will retain exclusive commercial rights in North America, NeuroSearch will retain exclusive commercial rights in Europe, and the parties will share commercial rights in the rest of the world equally. The agreement remains in effect for a three year term, subject to extension by mutual agreement.

GALILEO LABORATORIES, INC.

  In April 1998, Phytera entered into a retained product rights partnership with Galileo Laboratories, Inc. ("Galileo"), a US biotechnology company. Under the terms of this agreement, Phytera will provide chemical diversity libraries to Galileo for screening in Galileo's proprietary assay systems for the purpose of discovering chemical compounds that are useful for the prevention or treatment of diseases such as stroke and myocardial infarction. The parties share equally both the rights to and the costs of the discovery and development of chemical compounds identified from this partnership. Phytera is responsible for providing cell culture extracts for screening and for the isolation and identification of active chemical compounds. Galileo is responsible for conducting the primary and secondary pharmaceutical screening of the extracts. The parties have agreed to collaborate on lead structure optimization activities and will negotiate in good faith with respect to a development strategy once lead structures have been identified. In the event the parties are not able to reach agreement with respect to a development strategy, either or both Phytera or Galileo may independently develop such lead compounds at their own expense. In the event both partners choose to undertake development, Phytera will retain exclusive commercial rights in Europe, Galileo will retain exclusive commercial rights in North America, and the parties will share commercial rights in the rest of the world equally. In the event only one party chooses to develop the compound, such party shall be obligated to pay royalties to the other party. The agreement terminates upon the execution of a final agreement regarding one or more candidate drugs identified pursuant to this partnership.

NYCOMED AMERSHAM PLC

  In July 1993, the Company established a revenue-bearing and retained product rights partnership with Nycomed Amersham plc ("Amersham"), a UK company. Under this partnership, Phytera and Amersham pursued a research and development program in the area of plant cell culture-derived enzymes for application within Amersham's Life Science Group. Amersham provided research support to Phytera and agreed to make royalty payments based on Amersham's net sales of products derived from the partnership. The parties will equally share any royalties derived from licensing any inventions made by the partnership for clinical diagnostic applications. In addition, Phytera retained rights to any inventions made by the partnership for applications other than laboratory testing, forensics testing and clinical diagnostics.

  Phytera successfully completed this research program in 1995 with the identification and bulk supply to Amersham of several novel enzymes meeting the project specification. The agreement was amended in

October, 1998 to provide that Phytera would assume responsibility for granting licenses to the intellectual property that was developed under the research program in the clinical diagnostics area.

PRODUCTS UNDER DEVELOPMENT

MARINOVIR--PRECLINICAL CANDIDATE FOR HERPES INFECTIONS

  Marinovir (formerly known as cyclomarin-A) is a novel chemical compound isolated from a marine microbial cell culture utilizing Phytera's (u)MARINE technology. Marinovir's dual antiviral/anti-inflammatory activity addresses two important components of herpes pathology. As such, it has the potential of providing a superior overall therapeutic effect in herpes virus infections. The Company is currently carrying out preclinical studies with the objective of commencing clinical studies in 1999. See "Risk Factors--We May Be Unable to Discover Drugs or Develop Products."

  Preclinical tests have indicated that marinovir inhibits proliferation of HSV-1 and HSV-2 in vitro with potencies similar to that of acyclovir, the leading marketed product for the treatment of herpes infections. Marinovir displays in vivo topical activity in two animal models of human herpes infection and has also demonstrated anti-inflammatory action in the same animal species. In a mouse model of vaginal herpes infection, topical application of marinovir had a significant impact across all endpoints under study, including herpes-related mortality, vaginal herpes levels, inflammatory indices and neural deficits resulting in excessive urination. Phytera believes marinovir may work through a novel mechanism of action because it is structurally distinct from all other antiviral and anti-inflammatory agents known to the Company and is effective against acyclovir-resistant strains of HSV-2.

  Marinovir was initially identified by academic collaborators as a novel anti-inflammatory chemical compound using technology ultimately incorporated into Phytera's (u)MARINE program. Subsequently, Phytera demonstrated that marinovir had activity against the herpes virus. Phytera holds a use patent on the application of marinovir as a treatment of viral infections and has exclusive rights to license composition of matter and anti-inflammatory use patents on marinovir from the originating academic institution. See "--Patents and Proprietary Rights."

SUNILLIN ANTIFUNGAL SERIES

  Sunillin, the lead structure for a series of over 8,000 analogs generated by Phytera's MANIFOLD technology, was isolated from manipulated plant cell cultures using the Company's ExPAND technology. Sunillin and its analogs are structurally distinct from all other antifungal agents known to the Company. Phytera's extensive preclinical development work with sunillin demonstrated that it is not suitable for commercial development, as is the case with most lead structures. The Company believes that within the large number of analogs synthesized on the basis of the sunillin chemical structure, compounds may be identified that retain antifungal activity and possess more acceptable properties commensurate with commercial development. Phytera is currently in the process of selecting a candidate drug for preclinical development from this series.

  The sunillin series has demonstrated a broader in vitro spectrum of antifungal activity than fluconazole, the active ingredient in the leading systemic antifungal drug, Diflucan(R). Sunillin and certain of its analogs suppress growth of strains of fungal pathogens resistant to fluconazole and have demonstrated the ability to protect mice in vivo from a lethal challenge with Candida albicans or Aspergillus fumigatus, two human fungal pathogens. Such compounds have also demonstrated the ability to inhibit an identified molecular target within the fungal cell which appears to play a role in fungal pathology. Other known antifungal drugs do not inhibit this target, indicating that members of the sunillin series produce at least some of their antifungal effects through a distinct mechanism of action. The fact that members of the series have produced synergistic antifungal effects in conjunction with known antifungal drugs has reinforced the concept of a distinct mechanism of action for sunillin and its analogs.

BIODIVERSITY SOURCING AGREEMENTS

  The Company's proprietary plant and marine microorganism cell culture technologies enable broad sourcing of biological material. Phytera believes these technologies represent an important strategic asset and competitive advantage. In the case of plants, the small amount of material required to initiate the cell cultures (for example, a seed, leaf or stem clipping) enables access to species that would not be available by traditional sourcing methods. The Company's marine microorganism culture technology allows access to species that, to the best of the Company's knowledge, have never previously been grown successfully under laboratory conditions. Further, application of the Company's proprietary combinatorial biology technology generates expression of a greater range of chemical compounds than is found using traditional natural product approaches. In addition, the ability to store plant and marine microorganism cultures provides reproducible and scalable access to such compounds.

  The combination of these advantages provides a strategic asset that facilitates the negotiation of sourcing agreements and has led to a number of these agreements with botanical gardens and certain countries or their appointed designees. This combination also serves as a barrier to entry by competitors because it relies substantially on proprietary technologies which Phytera believes cannot easily be replicated by others.

  Phytera's policy is to conduct all of its sourcing activities in compliance with the requirements of the 1992 Convention on Biological Diversity. The most important precept of this Convention is that each country has a sovereign right over the genetic resources that are within its borders and therefore has the right to control access to these resources. Parties wishing to access these resources must do so only by agreement with the respective country, its government or its appointed representative. A further concept embodied in the Convention is that access should be linked with a sharing of benefits derived from such access with the country of origin. While various forms of payment for access to genetic resources are desirable, benefits sharing may also include elements such as associated conservation efforts, education, technology transfer, product rights and/or milestone and royalty payments on products discovered and developed from these resources.

INBIO AGREEMENT

  In July 1998, Phytera entered into a two-year collaborative research agreement with Instituto Nacional de Biodiversidad ("INBio") in Costa Rica. INBio is a private, non-profit organization empowered by the government of Costa Rica to develop and implement viable approaches to manage the country's biodiversity resources. Under this joint research effort, access to a portion of indigenous plant species that could not otherwise be investigated is made possible through the unique combination of Phytera's ExPAND technology and INBio's inventory and bioprospecting approach. Phytera will provide research funding to INBio during the term of the agreement and INBio will be entitled to royalties on the sales of products derived from the cultures provided to Phytera. Ten percent of research funding and fifty percent of royalties received by INBio shall be donated to the Ministry of Environment and Energy in Costa Rica for biodiversity conservation.

OTHER PLANT SOURCING

  In addition to commercial seed sources, the Company has established plant sourcing agreements with a number of botanical gardens that provide Phytera with access to a quantity and diversity of plant species sufficient to support continued production of ExPAND extracts and PINACLE libraries. Although specimens in the collections of such gardens that pre-date the Convention are not governed by its terms, Phytera nonetheless structures its agreements with the gardens to honor the tenets of the Convention whenever possible. As part of those agreements, Phytera will make milestone and royalty payments to the country of origin related to products developed from specimens originally sourced by the botanical garden from such country, if it can be identified. If a country of origin cannot be determined, Phytera will make such payments to a non-profit trust established by the Company for the purpose of promoting research and conservation of biodiversity resources.

MARINE SOURCING

  The Company also maintains an active program to acquire samples of marine microorganisms from US territorial waters. Phytera acquires samples through a variety of approaches, including charters, contract diving companies and collaborations with academic groups conducting marine biology research expeditions. The Company expects that marine sourcing expeditions outside of US territorial waters may be conducted in the future.

PATENTS AND PROPRIETARY RIGHTS

  Phytera seeks to protect its core enabling technologies and drug discoveries through patents or trade secrets, depending on the nature of the technology or discovery, and in consultation with its external intellectual property advisors. The Company holds three patents, an issued US patent on the use of marinovir to treat viral infections and two issued US use patents on the production of novel enzymes in plant cell culture. The Company is pursuing counterpart patents in other jurisdictions. Novel chemical compounds isolated from natural sources are potentially patentable as composition of matter patents, even if a crude natural product (for example, an extract or blend of extracts) containing the chemical compound claimed has previously been used or marketed by others. In addition, the Company has eight patent applications pending in the US or Denmark with counterpart filings in other countries. One of these applications covers the identification and use of MDR knockouts. This invention was a joint discovery by Phytera and an academic institution. Phytera has licensed the academic institution's rights so that it now holds exclusive rights to this invention. In connection with this license, Phytera is obligated to pay a portion of research and development revenue deriving from the patented technology to the academic institution. The Company is also obligated to pay certain milestone and royalty payments to the institution as products are identified, developed and commercialized.

  Phytera has an option from an academic institution to an exclusive license with respect to an issued US composition of matter patent on marinovir and an issued US use patent on its anti-inflammatory use and all associated foreign patent applications. The Company is currently negotiating the terms of its exclusive license with the academic institution. Phytera believes that a license will be obtained under terms that are consistent with pharmaceutical industry standards, in part because the Company holds an issued patent on the use of marinovir in the treatment of viral infections. However, there can be no guarantee that the Company will obtain the license on commercially acceptable terms or at all.

  Patent law, as it relates to inventions in the pharmaceutical and biotechnology fields, is still evolving and involves complex legal and factual questions for which legal principles are not firmly established. Moreover, because (i) patent applications in the United States are maintained in secrecy until patents issue, (ii) patent applications in certain other countries generally are not published until more than 18 months after they are filed,
(iii) publication of technological developments in the scientific or patent literature often lags behind the date of such developments and (iv) searches of prior art may not reveal all relevant prior inventions, the Company cannot be certain that it was the first to invent the subject matter covered by its patent applications or that it was the first to file patent applications for such inventions. Accordingly, there can be no assurance that patents will be granted with respect to any of the Company's pending patent applications or with respect to any patent applications filed by the Company in the future.

  There can be no assurance that patent applications filed by Phytera will result in patents being issued, that the claims of such patents will offer significant protection for the Company's technology, or that any patents issued to or licensed by Phytera will not be challenged, narrowed, invalidated or circumvented. The Company may also be subject to proceedings that result in the revocation of patent rights previously owned by or licensed to Phytera, as a result of which the Company may be required to obtain licenses from others to continue to develop, test or commercialize its products. There can be no assurance that Phytera will be able to obtain such licenses on acceptable terms or at all. In addition, there may be pending or issued patents held by parties not affiliated with Phytera that relate to the technology utilized by Phytera. As a result, Phytera may need to acquire licenses, to assert infringement of, or contest the validity of, such patents or other similar patents which may be issued. Phytera could incur substantial costs in defending itself against patent infringement claims, interference proceedings, opposition proceedings or other challenges to its patent rights made by third parties, or in bringing such proceedings or enforcing any patent rights of its own.

  The Company also relies upon trade secrets, know-how and continuing technological advances to develop and maintain its competitive position. Such information may become available to the Company's competitors. In an effort to maintain the confidentiality and ownership of trade secrets and proprietary information, the Company requires employees, consultants and certain collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with the Company. These agreements are intended to enable the Company to protect its proprietary information by controlling the disclosure and use of technology to which it has rights and provide for ownership by the Company of proprietary technology developed at the Company or with the Company's resources. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets or other confidential information in the event of unauthorized use or disclosure of such information or that adequate remedies would exist in the event of such unauthorized use or disclosure. The loss or exposure of trade secrets possessed by Phytera could adversely affect its business.

  The Company relies upon common law trademark protection for its trademarks as well as registration of trademarks with the US Patent and Trademark Office ("US PTO") and the European Trademark Office. Trademark registrations have been issued by the US PTO for the ExPAND and (u)MARINE marks. Applications have been filed with the US PTO for the PINACLE and ENRICH marks and with the European Trademark Office for the MANIFOLD mark, but registrations have not yet issued. There can be no assurance that any registered or unregistered trademarks or trade name of the Company may not infringe upon a third party's rights. The requirement to change the trademark or trade name of the Company could entail significant expenses and could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--We Depend on Patents and Proprietary Rights That May Fail to Protect Our Business
 ."

REGULATION

  Phytera's preclinical studies and future clinical trials, as well as the manufacturing and marketing of its potential products, are subject to extensive regulation by numerous governmental authorities, including the US Food and Drug Administration ("FDA") and the European Medicines Evaluation Agency ("EMEA"). The Company will be subject to similar regulation by agencies in other countries where the Company and its collaborators may test and market products.

  These regulatory authorities require certain steps including preclinical studies in animal models to assess a candidate drug's efficacy and to identify potential health problems resulting from use of a drug. Preclinical safety tests must be conducted by laboratories that comply with applicable regulations regarding Good Laboratory Practices ("GLP"). The results of these studies are submitted to the appropriate regulatory authorities as part of an Investigational New Drug Application ("IND") which is filed to comply with FDA and EMEA regulations, prior to beginning clinical testing.

  Clinical trials are typically conducted in three sequential phases, which sometimes overlap. In Phase I, clinical trials are conducted with a small number of subjects to determine the early safety profile and the pattern of drug distribution and metabolism. In Phase II, clinical trials are conducted with groups of patients afflicted with a specified disease in order to determine efficacy, optimal dosages and provide additional safety data. In Phase III, large scale, multicenter comparative clinical trials are conducted with patients afflicted with a target disease, in order to provide enough data for the statistical proof of efficacy and safety required by the regulatory authorities. The human trials must be adequate and well controlled to establish the safety and efficacy of the drug for its intended use.

  The results of the preclinical testing and clinical trials are then submitted to the FDA for a pharmaceutical product in the form of an New Drug Application ("NDA"), for approval to commence commercial sales. In responding to an NDA, the FDA may grant marketing approval, request additional information, or deny the application if it determines that the application does not satisfy its regulatory approval criteria. Preparing an NDA involves considerable data collection, verification, analysis and expense.

  At the European level, the EMEA assists in the operation of two new procedures for obtaining marketing authorization in Europe--a centralized community procedure and a decentralized country-based procedure--the latter being based on the principle of mutual recognition pursuant to which approval by the relevant regulatory authority of one member state is recognized by those of others. As such, the Company can choose to file for full authorization of pharmaceutical products in the European community as a whole, or authorization in single European countries can be sought by filing authorization applications with the respective countries' regulatory authorities.

  If the centralized EU procedure is chosen, pharmaceutical legislation requires that a Marketing Authorization Application ("MAA") for a drug produced through the use of biotechnology be submitted for review by the EMEA. Similar to the requirements of the FDA, the pharmaceutical legislation of the European Union requires that the safety and efficacy of a drug be demonstrated in clinical trials prior to approval of an MAA for that drug. If approved by the EMEA, an MAA is recommended for acceptance by the European Union.

  In addition to obtaining FDA and EMEA approval for each type of product, each manufacturing establishment for new drugs must receive approval by the FDA and EMEA, regardless of whether the centralized community procedure or the decentralized procedure is utilized for EMEA approval. Manufacturing facilities, both within and outside the US, are subject to inspections by, or under the authority of, the FDA and EMEA and by other federal, state or local agencies. Manufacturing facilities also must comply with the FDA's current
Good Manufacturing Practice regulations and parallel manufacturing regulations of the EMEA.

  Approval of a product by regulatory authorities outside the US and Europe must be obtained prior to the commencement of commercial sales of the product in such countries. The requirements governing the conduct of clinical trials and product approvals vary widely from country to country, and the time required for approval may be longer or shorter than that required for FDA or EMEA approval. Although there are some procedures for unified regulatory filings for certain countries, in general, each country at this time has its own procedures and requirements.

  Our research and development processes involve the controlled use of hazardous materials. We are subject to national, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. We currently incur costs to comply with environmental laws and regulations. We cannot eliminate completely the risk of accidental contamination or injury from hazardous materials. If an accident of this type occurs, we could be liable for damages that result and such liability could exceed our resources. If we fail to control these risks it could result in loss of permits that allow us to use hazardous materials, which could result in a material adverse effect on our business, financial condition and results of operations.

COMPETITION

  The biotechnology and pharmaceutical industries are characterized by rapidly evolving technology and intense competition. The Company competes against major pharmaceutical companies and specialized biotechnology companies providing chemical diversity libraries, pharmaceutical screening systems, combinatorial chemistry technologies and other expertise. In addition, in pursuing its internal drug discovery program, Phytera competes against pharmaceutical and biotechnology companies developing drugs against infectious diseases. Many of these competitors have greater financial and human resources and more experience in research and development than Phytera. Competitors that identify lead structures, develop candidate drugs, complete clinical trials, obtain regulatory approvals, and begin commercial sales of their products before Phytera will have a significant competitive advantage. Companies that are able to achieve superior patent positions, develop lower cost alternatives, or develop drug with superior efficiency, lower side effects or improved delivery characteristics will also have a significant competitive advantage. Companies also compete with Phytera in recruiting and retaining highly qualified scientific and management personnel. Products currently exist for the treatment of many of the disease conditions that the Company is targeting with its internal discovery programs and partnerships, and additional products are under development for these conditions. The existence of these products may adversely affect the commercialization or marketability of products which Phytera and its partners may develop.

  The Company anticipates that it will face increased competition in the future as new companies enter the market and advanced technologies become available. The Company's processes may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of the Company's competitors. The existing approaches of Phytera's competitors or new approaches or technology developed by Phytera's competitors may be more effective than those developed by the Company. See "Risk Factors-- We Face Intense Competition."

FACILITIES

  The Company has approximately 26,000 square feet of laboratory and office space in Worcester, Massachusetts, US pursuant to a lease that expires in March 2004. Phytera's subsidiaries also lease approximately 10,000 square feet in Sheffield, UK, approximately 4,600 square feet in Taastrup, Denmark and approximately 4,100 square feet in Copenhagen, Denmark. Phytera believes its current facilities are adequate for its current operations. The Company believes that suitable additional space will be available, when needed, on commercially reasonable terms.

LITIGATION; LEGAL PROCEEDINGS

  Phytera is not a party to any litigation or material legal proceedings.

ORGANIZATION

  As of November 30, 1998, Phytera employed 75 people. Of these, 64 were engaged in research and development and 11 were engaged in general administration. As of each of December 31, 1997 and December 31, 1996, Phytera employed 74 and 53 people, respectively. None of Phytera's employees are covered by collective bargaining agreements. Phytera believes its employee relations are good.

  The Company conducts operations in Denmark, the United Kingdom and the United States. The activities comprising the Company's Combinatorial Drug Discovery Program and preclinical development program conducted at each of these locations are illustrated in the following chart.


                                Phytera, Inc.
                             (Worcester, MA, US)

                          .  Combinatorial biology
                          .  Marine microorganism culture
                          .  Pharmaceutical screening
                          .  Preclinical development


   Phytera Ltd.             Phytera Symmbion ApS             Phytera A/S
 (Sheffield, UK)            (Copenhagen, Denmark)         (Taastrup, Denmark)

 . Combinatorial biology    . Combinatorial chemistry    . Combinatorial biology
 . Plant cell culture                                    . Plant cell culture

                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

  The following table sets forth certain information regarding the executive officers, key employees and Directors of the Company as of November 30, 1998:

              NAME                AGE                 POSITION
              ----                ---                 --------
Robert G. Foster (1).............  60 Chairman of the Board of Directors
Malcolm Morville, Ph.D. .........  53 Director, President and Chief Executive
                                      Officer
Christopher J. Pazoles, Ph.D. ...  48 Vice President of Research
Stephen J. DiPalma ..............  39 Chief Financial Officer and Vice
                                      President
Neil Goldsmith...................  35 Managing Director of Phytera Symbion ApS
                                      and Phytera A/S
Uffe Bundgaard-Jorgensen, Ph.D.    53 Director
(2)..............................
Gustav A. Christensen............  51 Director
Graham K. Crooke, MB. BS. (1)....  39 Director
Steven J. Roth (1)(2)............  50 Director
Poul Schluter....................  69 Director

--------
(1) Member of Compensation Committee
(2) Member of Audit Committee

  Robert G. Foster is a founder of the Company and has served as Chairman of the Board since August 1995. Mr. Foster is a founder of Commonwealth BioVentures, Inc. ("CBI") and has served as Chairman, President and Chief Executive Officer of CBI since November 1987. Through CBI, he was a founding investor in Alpha-Beta Technology, Inc., EcoScience Corp., and TSI Corp., among others. Prior to founding CBI, Mr. Foster served as Chairman, President and Chief Executive Officer of Ventrex Laboratories, Inc. from 1976 to 1987. Mr. Foster is also a director of Meridian Medical Technologies, Inc. and the Wyman-Gordon Company.

  Malcolm Morville, Ph.D. has served as President, CEO and Director since he joined the Company in 1993. From 1988 to 1993, Dr. Morville held senior management positions at ImmuLogic Pharmaceutical Corp., most recently as Division Vice President, Allergic Diseases Strategic Business Unit. From 1970 to 1988, Dr. Morville held scientific and management positions at Pfizer, Inc., both in the US and UK. Dr. Morville is also a member of the Boards of Directors of Interneuron Pharmaceuticals, Inc. and the Massachusetts Biotechnology Council. He received his Ph.D. in Biochemistry from the University of Manchester, UK.

  Christopher J. Pazoles, Ph.D. has served as Vice President of Research since he joined the Company in 1994. From 1981 to 1994, Dr. Pazoles served at Pfizer, Inc., most recently as Director of Early Development Planning and Assistant Director, Department of Immunology and Infectious Diseases. Dr. Pazoles received his Ph.D. in microbiology from the University of Notre Dame and conducted post-doctoral studies at the National Institutes of Health.

  Stephen J. DiPalma has served as Chief Financial Officer and Vice President since he joined the Company in 1997. Mr. DiPalma previously served as Chief Financial Officer of Aquila Biopharmaceuticals, Inc. (formerly Cambridge Biotech Corporation) from 1996 to 1997. Prior to joining Aquila Biopharmaceuticals, Mr. DiPalma served as Chief Operating Officer at The Picker Institute from 1995 to 1996 and Chief Financial Officer of Genica Pharmaceuticals Corporation (currently Athena Diagnostics, Inc.) from 1988 to 1995. He holds an MBA from Babson College.

  Neil Goldsmith has served since 1997 as Managing Director of Phytera Symbion ApS and Phytera A/S. He also provides senior management support to Phytera Ltd. under a consulting agreement with Prospero Biotech Ltd. From 1996 to 1997, Mr. Goldsmith served as Managing Director of Auda Pharmaceuticals ApS ("Auda") and joined the Company when Phytera acquired Auda. Prior to his service at Auda, Mr. Goldsmith served as Managing Director at GX BioSystems A/S from 1995 to 1996 and PNA Diagnostics A/S in 1994. Mr. Goldsmith was Vice President, Business Development at Pharmacia Biosensor AB from 1992 to 1993.

  Uffe Bundgaard-Jorgensen, Ph.D. has served as a Director of the Company since 1996 and as Managing Director of Danish Venture Finance A/S since 1988. Dr. Bundgaard-Jorgensen worked for Hoff & Overgaard Consultants as a Planning Consultant from 1970 to 1979 and Komgas (Energy) as Managing Director (Denmark) from 1979 to 1988. Dr. Bundgaard-Jorgensen is Chairman of SAXoTech A/S and HTC A/S and a director of Data Flight Europe A/S and PPU Management A/S. Dr. Bundgaard-Jorgensen received his Ph.D. from the University of Copenhagen.

  Gustav A. Christensen is a founder of the Company and has served as a Director of Phytera, Inc. since 1992. He is also a part-time consultant to Phytera, Inc. Mr. Christensen has served as Chairman of Alpha-Beta Technology, Inc. since 1991. From 1988 to 1990, Mr. Christensen served as President and Chief Executive Officer of ImmuLogic Pharmaceutical Corp. From 1983 to 1988, he served as Senior Vice President, Commercial Affairs at Genetics Institute. Prior to joining Genetics Institute, Mr. Christensen held a variety of management positions at Baxter International Inc. Mr. Christensen is also a director of several privately held biotechnology companies and Diatide, Inc., a publicly held biotechnology company. Mr. Christensen holds an MBA from Harvard Business School and a M.Sc. in economics from the University of Aarhus.

  Graham K. Crooke, MB. BS. has served as a Director of the Company since 1995 and is a partner at Ticonderoga Capital, Inc. (formerly Dillon, Read Venture Capital). Prior to joining Dillon, Read Venture Capital in 1992, Dr. Crooke worked as a consultant for Booz, Allen & Hamilton, Inc. from 1990 to 1991. He served as Product Manager at Molecular Devices Corporation from 1988 to 1990. Dr. Crooke is a Director of Centaur Pharmaceuticals, InsMed Pharmaceuticals, Epic Therapeutics and ProScript. Dr. Crooke earned his medical degree from the University of Western Australia in 1983 and his MBA from Stanford Business School in 1988.

  Steven J. Roth has served as a Director of the Company since 1995. Mr. Roth has been a private equity investor since 1984 and a Partner and Principal of CR Management Associates, Inc. since 1990. Prior to 1990, Mr. Roth held senior positions with Bartex Publishing Group, Heublein, Inc., Corning, Inc. and Touche Ross & Co., Inc. He holds an MBA with distinction from Harvard Business School.

  Poul Schluter has served as a Director of the Company since 1997. Mr. Schluter was a member of the Danish parliament from 1964 through 1994, and served as Prime Minister of Denmark from 1982 to 1993. Since 1994, Mr. Schluter has served as a member of the European Parliament, holding the office of Vice President from 1994 to 1996. Mr. Schluter also serves as a director for several organizations, including Bayer A/S, and Henke-Ecolab. In addition, he is an advisor to the Republic National Bank of New York and Waste Management International.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Company's Restated Certificate, to be filed concurrently with the closing of this offering, provides for a staggered Board of Directors consisting of three classes, with each class being as nearly equal in number as possible. At each annual meeting of the Company's stockholders, the term of one class expires and their successors are elected for a term of three years. The Company has designated two Class I Directors (Dr. Crooke and Mr. Schluter), two Class II Directors (Messrs. Foster and Roth) and three Class III Directors (Dr. Morville, Mr. Christensen and Dr. Bundgaard-Jorgensen). These Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 1999, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Restated Certificate provides that Directors may be removed only for cause by a majority of stockholders. There are no family relationships among any of the Directors or executive officers. See "Description of Capital Stock--Anti-Takeover Measures."

BOARD COMMITTEES

  The Company has standing Audit and Compensation Committees of the Board of Directors. The Audit Committee, consisting of Dr. Bundgaard-Jorgensen and Mr. Roth, held two meetings in 1997. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems.

  The Compensation Committee of the Board of Directors determines the compensation to be paid to all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's 1998 Equity Incentive Plan (which amended and restated the Company's 1992 Stock Option Plan), including the grant of stock options and other awards under such plans. The Compensation Committee held four meetings during 1997. The Compensation Committee is currently composed of Messrs. Foster and Roth and Dr. Crooke.

SCIENTIFIC ADVISORS

  The Company's scientific advisors are individuals with demonstrated expertise in various fields who advise the Company on long-term scientific planning, research and development. Members also evaluate the Company's research program, recommend personnel to the Company and advise the Company on technology matters. While the scientific advisors have not met as an entire group, individual advisors and small groups have been available to advise the Company on specific scientific and technical issues. The scientific advisors are compensated on a time and expenses basis and, in some cases, have received shares of common stock, stock options or warrants of the Company. The Company has entered into consulting agreements with a number of scientific advisors. Aggregate amounts paid to scientific advisors during 1996, 1997 and 1998 do not constitute a material component of amounts spent by the Company on research and development, when taken as a whole.

  No scientific advisor is employed by the Company and individual members may have other commitments to or consulting or advisory contracts with their employers or other entities that may conflict or compete with their obligations to the Company. Accordingly, such persons are expected to devote only a small portion of their time to the Company. The Company's scientific advisors are:

         SCIENTIFIC ADVISORS               ACADEMIC INSTITUTION/AFFILIATION
         -------------------               --------------------------------
 MARINE SCIENCE
  Arnold L. Demain, Ph.D. .......... Massachusetts Institute of Technology,
                                     Massachusetts, US
  William Fenical, Ph.D. ........... Scripps Institution of Oceanography,
                                     California, US
 MOLECULAR BIOLOGY
  Kim Lewis, Ph.D.  ................ Tufts University, Massachusetts, US
  Dominique Sanglard, Ph.D.  ....... Centre Hospitalier Universitaire Vaudois,
                                     Lausanne, Switzerland
 PHARMACEUTICAL DEVELOPMENT
  Ze'ev Shaked, Ph.D.  ............. ZS & Associates, Massachusetts, US
  Cornelius Wortel, M.D., Ph.D. .... Clinquest Inc., Massachusetts, US
 PLANT SCIENCE
  Charles Arntzen, Ph.D. ........... Boyce Thompson Institute for Plant Research,
                                     Cornell University, New York, US
  Michael W. Fowler, Ph.D. ......... High Value Horticulture Ltd., Oxford, UK
  Robert Verpoorte, Ph.D. .......... Leiden/Amsterdam Center for Drug Research,
                                     Leiden,
                                     Netherlands
 CHEMISTRY
  Robert Langer, Ph.D. ............. Massachusetts Institute of Technology,
                                     Massachusetts, US
  Lester Mitscher, Ph.D. ........... University of Kansas, Kansas, US
  John Nielsen, Ph.D. .............. The Technical University of Denmark,
                                     Copenhagen, Denmark
 INFECTIOUS DISEASES
  Gary Doern, Ph.D. ................ University of Massachusetts Medical Center,
                                     Massachusetts, US
  Robert C. Moellering, Jr., M.D. .. Deaconess Hospital & Harvard Medical School,
                                     Massachusetts, US
  Alan H. Sugar, M.D. .............. Boston University School of Medicine,
                                     Massachusetts, US

  The Company's Directors and consultants are eligible to participate in the 1998 Equity Incentive Plan. See "--1998 Equity Incentive Plan."

EXECUTIVE COMPENSATION

  The following tables summarizes the compensation paid to or earned during the fiscal year ended December 31, 1997 by the Company's Chief Executive Officer and all of the other executive officers of the Company whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                  ------------------------------------- ---------------------------------------------
                                                                        SECURITIES
                                                         OTHER ANNUAL   UNDERLYING  RESTRICTED STOCK    ALL OTHER
NAME AND 1997 PRINCIPAL POSITION  SALARY ($) BONUS ($) COMPENSATION ($) OPTIONS (#)   AWARD(S) ($)   COMPENSATION ($)
--------------------------------  ---------- --------- ---------------- ----------- ---------------- ----------------
Malcolm Morville,
 Ph.D...................           250,000    30,000         --              --             --             --
President and Chief
Executive Officer,
Director
Stephen J. DiPalma (1)..             9,231       --          --           49,050         12,263            --
Vice President, Finance
Christopher J. Pazoles,
 Ph.D...................           181,715       --          --              --             --             --
Vice President of
 Research
John S. McBride (2).....            63,144       --          --              --             --             --

--------
(1) Mr. DiPalma commenced employment with the Company on December 8, 1997. Restricted stock was awarded in December 1997, but was not purchased until March 1998. The restricted stock is subject to a repurchase right for those shares unvested should Mr. DiPalma cease to be employed with the Company.
(2) Mr. McBride served as Vice President, Business Development to the Company until May 1997.

 1997 Option Grants

  The following table contains certain information regarding stock option grants during the twelve months ended December 31, 1997 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                           NUMBER OF                                          ANNUAL RATES OF STOCK
                          SECURITIES  PERCENT OF TOTAL                          PRICE APPRECIATION
                          UNDERLYING  OPTIONS GRANTED  EXERCISE OR             FOR OPTION TERM (1)
                            OPTIONS     TO EMPLOYEES   BASE PRICE  EXPIRATION ----------------------
          NAME            GRANTED (#)  IN FISCAL YEAR   ($/SHARE)     DATE      5% ($)     10% ($)
          ----            ----------- ---------------- ----------- ---------- ---------- -----------
Malcolm Morville,
 Ph.D. .................       --           --             --            --          --         --
Stephen J. DiPalma (2)..    49,050           27%          1.15      12/09/07      35,375     89,648
Christopher J. Pazoles,
 Ph.D. .................       --           --             --            --          --         --
John S. McBride.........       --           --             --            --          --         --

--------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. No gain to the optionees is possible without an increase in price of the common stock, which will benefit all stockholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of the common stock would have to be $1.87 and $2.98, or approximately 63% and 160% above the respective exercise or base price shown.

(2) Represents an option grant on December 9, 1997 covering 49,050 shares, exercisable with respect to 16,350 of the underlying shares on December 8 in each of the years 1999, 2000 and 2001.

 Option Exercises and Year-End Option Values

  The following table provides information about the number of shares issued upon option exercises by the Named Executive Officers during the year ended December 31, 1997, and the value realized by the Named Executive Officers. The table also provides information about the number and value of options held by the Named Executive Officers at December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                             OPTIONS AT FISCAL      AT FISCAL YEAR END ($)
                                                               YEAR-END (#)                   (1)
                         SHARES ACQUIRED      VALUE      ------------------------- -------------------------
          NAME           ON EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- --------------- ----------- ------------- ----------- -------------
Malcolm Morville, Ph.D.
 (2)....................        --             --          88,454       89,762
Stephen J. DiPalma......        --             --               0       49,050
Christopher J. Pazoles,
 Ph.D. (2)..............     13,489                        16,105       37,442
John S. McBride (3).....      8,502                           --           --

--------

(1) Based on the difference between the option exercise price and an assumed initial public offering price of $13.00 per share of the underlying common stock.
(2) Certain unvested options are subject to acceleration of vesting upon the occurrence of milestone events.
(3) All unvested options held by Mr. McBride were terminated upon his departure from the Company on May 19, 1997. Vested options not exercised have lapsed.

LOANS TO INSIDERS

  The Company has not made any loans to its Directors or executive officers.

1998 EQUITY INCENTIVE PLAN

  The Company's 1998 Equity Incentive Plan, which amends and restates the Company's 1992 Stock Option Plan, authorizes the grant of certain tax-advantaged stock options, non tax-advantaged stock options, stock grants and other stock-based awards ("Awards") for the purchase of an aggregate of up to 1,569,600 shares (subject to adjustment for stock splits and similar capital changes) of common stock to employees, consultants and Directors of the Company or any Affiliate (as defined in the 1998 Equity Incentive Plan) capable of contributing to the Company's performance. As of November 30, 1998, options to purchase 792,802 shares of common stock were outstanding. Grants of Awards under the 1998 Equity Incentive Plan and all questions of interpretations with respect to the 1998 Equity Incentive Plan are determined by the Board of Directors of the Company. The Board of Directors has appointed the Compensation Committee to administer the 1998 Equity Incentive Plan. In the event of a consolidation or merger of the Company or the sale of substantially all of its assets, the Board of Directors may terminate outstanding options after a 20 day notice to the option holders. If the Board does not take such action, the holders of outstanding options will be entitled to an option for securities of the successor corporation.

EMPLOYEE STOCK PURCHASE PLAN

  The Company has also adopted an employee stock purchase plan (the "Purchase Plan") under which employees may purchase shares of common stock at a discount from fair market value. There are 163,500 shares of common stock reserved for issuance under the Purchase Plan. The shares of common stock to be issued under the Purchase Plan will not be purchased in the open market and are authorized, unissued shares of the Company's common stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the US Internal Revenue Code of 1986, as amended (the "Code"). Rights to purchase common stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Plan and the dates when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment. The purchase price per share of common stock in an offering is 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date and may be paid through payroll deductions, periodic lump sum payments or a combination of both. The Purchase Plan terminates on September 17, 2008.

COMPENSATION OF DIRECTORS

  The Company currently reimburses its Directors for out-of-pocket expenses incurred in connection with their rendering of services as Directors. The Company's Directors generally receive no cash remuneration for their services, with the exception of Mr. Schluter who receives $1,000 per board meeting. Mr. Christensen receives a stipend for consulting services provided to the Company. For the 12 months ended December 31, 1997, Mr. Christensen was paid $160,000 for his consulting services. For the 11 months ended November 30, 1998, Mr. Christensen was paid $133,333 for his consulting services.

  Directors who are not currently receiving compensation as officers or employees of the Company are eligible to receive options under the 1998 Equity Incentive Plan in consideration for their service as Directors. The Compensation Committee of the Board of Directors determines the number of options awarded to non-employee directors based on comparative analysis of similarly situated companies. During the twelve months ended December 31, 1997, the Company granted options to purchase 9,810 shares of common stock to each of Mr. Foster and Dr. Crooke and warrants to purchase 9,810 shares of common stock to each of Mr. Schluter and Danish Venture Finance A/S (for Dr. Bundgaard-Jorgensen's service as a member of the Board of Directors). See "Principal Stockholders." During the eleven months ended November 30, 1998, the Company granted options to purchase 3,270 shares of common stock to members of the Board.

EXECUTIVE EMPLOYMENT AGREEMENTS

  Under an Employment Agreement dated June 5, 1996, the Company agreed to employ Dr. Morville as President and Chief Executive Officer of the Company for a period of three years at a minimum annual salary of $250,000, plus incentive bonuses as determined by the Compensation Committee. If Dr. Morville is terminated without cause (including a failure to renew the agreement) or if Dr. Morville terminates his employment for good reason (as defined in the agreement), he will be entitled to receive a lump sum payment equal to six months base salary, plus any benefits to which he is entitled for a period of up to six months and a portion of the options granted to, and restricted stock held by, Dr. Morville which would have otherwise vested on the next vesting date following termination. Such portion is calculated by multiplying the number of shares which would otherwise be exercisable on the next applicable vesting date by a fraction, the numerator of which is the number of calendar days elapsed from the last vesting date until termination and the denominator of which is the total number of days from the last vesting date until the next vesting date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for Directors, executive officers and other employees of the Company. The Compensation Committee also administers various incentive compensation and benefit plans. The Compensation Committee currently consists of Messrs. Foster and Roth and Dr. Crooke. Commonwealth BioVentures, Inc., of which Mr. Foster is President, is a general partner of both Commonwealth BioVentures IV Limited Partnership and Commonwealth BioVentures V Limited Partnership, each of which is a venture capital fund and a principal stockholder of the Company. Dr. Crooke is a partner of Ticonderoga Capital, Inc., a venture capital firm and the general partner of Venture Associates II, L.P., which is the general partner of Concord Partners II, L.P., a principal stockholder of the Company. CR Management Associates, of which Mr. Roth is a partner and principal, is a general partner of CR Management Capital Partners I, L.P., a stockholder of the Company. See "Principal Stockholders" and "Certain Transactions."

                              CERTAIN TRANSACTIONS

  In September and December 1995 each of BancBoston Ventures, Inc., Commonwealth BioVentures V Limited Partnership ("CBIV"), Concord Partners II, L.P. and CR Management Capital Partners I, L.P. (the "Bridge Investors") purchased a Convertible Term Note in the principal amount of $250,000, except in the case of CBIV, which purchased a Convertible Term Note of $900,000 (the "1995 Bridge Financing"). In connection with the 1995 Bridge Financing, the Company issued to each of the Bridge Investors other than CBIV warrants to purchase 14,683 shares of common stock at an exercise price of $8.41 per share; CBIV received warrants to purchase 35,673 shares of common stock at an exercise price of $8.41 per share. In January 1996, the Bridge Investors and Danish Development Finance Corporation (now known as Danish Venture Finance A/S) purchased shares of Series C Convertible Preferred Stock at a price of $8.41 per underlying common stock share and warrants to purchase common stock at a price of $0.02 per share as set forth below:

                                                COMMON STOCK UNDERLYING
                                          ------------------------------------
                INVESTOR                  SERIES C SHARES(#) WARRANT SHARES(#)
                --------                  ------------------ -----------------
Danish Venture Finance A/S...............      188,352            25,993
BancBoston Ventures, Inc.................       26,837             3,704
Commonwealth BioVentures V Limited
 Partnership.............................       95,758            13,215
Concord Partners II, L.P. ...............       84,389            11,656
CR Management Capital Partners I, L.P....       84,389            11,656

  On March 11, 1997, the Company completed the acquisition of Auda Pharmaceuticals ApS ("Auda") (later renamed Phytera Symbion ApS), a Danish biotechnology company headquartered in Copenhagen. Danish Venture Finance A/S, a principal stockholder of the Company, of which Dr. Bundgaard-Jorgensen is a Director, owned approximately 92.4% of the outstanding share capital of Auda prior to its acquisition. As consideration for its interest in Auda, Danish Venture Finance A/S received 402,000 shares of the Company's Series D Convertible Preferred Stock, convertible into 262,908 shares of common stock, valued at $11.47 per underlying common stock share, for total compensation valued at $3,015,000.

  In separate closings as of each of May 26 and June 25, 1998, the Company issued shares of its Series E Convertible Preferred Stock, $0.01 par value per share (the "Series E Stock") convertible into 678,274 shares of common stock to certain qualified institutions and high net worth individuals. Shares of Series E Stock were purchased for $11.24 per underlying common stock share. Danish Venture Finance A/S and Concord Partners II, L.P., principal stockholders of the Company, purchased shares of Series E Stock convertible into 17,269 and 21,364 shares of common stock, respectively. In addition, Mr. Steven J. Roth, a member of the Board of Directors, purchased shares of Series E Stock convertible into 8,894 shares of common stock for his own account.

  Each of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Stock currently converts into common stock at the rate of 0.654 for one. The rate of conversion of the Series E Stock may adjust depending on the timing and price of the offering. See "Description of Capital Stock."

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's common stock as of November 30, 1998, by (i) each person known by the Company to own beneficially more than 5% of the common stock, (ii) each Director of the Company, (iii) each Named Executive Officer and (iv) all Directors and Named Executive Officers of the Company as a group. The table reflects the conversion of the Existing Preferred Stock of the Company into an aggregate of 4,949,443 shares of common stock upon the closing of this offering. The number of shares of common stock deemed outstanding after this offering includes an additional 2,500,000 shares of common stock of the Company which are being offered for sale by the Company in this offering. The ownership numbers and percentages have been calculated in accordance with the rules of the SEC. These rules require the inclusion of shares, that may be obtained upon the exercise of any presently exercisable option or warrant or any option or warrant that becomes exercisable within 60 days of November 30, 1998, with respect to the holder of any such option of warrant. Since the number of options or warrants, if any, may vary among the stockholders listed, the denominator used to calculate the percentages may vary among the stockholders listed.

                                                      PERCENTAGE OF TOTAL
                                            SHARES    ----------------------
                                         BENEFICIALLY  BEFORE        AFTER
 BENEFICIAL OWNER (1)                       OWNED     OFFERING     OFFERING
 --------------------                    ------------ ---------    ---------
5% STOCKHOLDERS
Commonwealth BioVentures IV Limited
 Partnership............................    885,485        15.48%       10.77%
Commonwealth BioVentures V Limited
 Partnership (2)
 4 Milk Street
 Portland, ME 04101, US
Concord Partners II, L.P. (3)...........    491,343         8.63%        6.00%
 535 Madison Avenue
 New York, NY 10022, US
Danish Development Finance Corporation
 Denmark (4)............................    435,007         7.67%        5.32%
 (now known as Danish Venture Finance
 A/S)
 Gladsaxevej 376
 DK-2860 Soborg, Denmark
DIRECTORS
Robert G. Foster (5)....................    918,908        16.03%       11.16%
 c/o Commonwealth BioVentures, Inc.
 4 Milk Street
 Portland, ME 04301, US
Graham K. Crooke, M.D. (6)..............    499,191         8.76%        6.09%
 c/o Ticonderoga Capital, Inc.
 555 California Street, Suite 4360
 San Francisco, CA 94104, US
Uffe Bundgaard-Jorgensen, Ph.D. (7).....    435,007         7.67%        5.32%
 c/o Danish Venture Finance A/S
 Gladsaxevej 376
 DK-2860 Soborg, Denmark
Steven J. Roth (8)......................    213,688         3.75%        2.61%
 192 E. Emerson Road
 Lexington, MA 02173, US
Gustav A. Christensen (9)...............    132,386         2.32%        1.61%
 c/o Alpha-Beta Technology, Inc.
 One Innovation Drive
 Worcester, MA 01605, US
Poul Schluter (10)......................      5,886            *            *
 Frederiksberg Alle 66
 DK-1820 Frederiksberg C, Denmark
NAMED EXECUTIVE OFFICERS
Malcolm Morville, Ph.D. (11)............    312,891         5.41%        3.78%
Christopher J. Pazoles, Ph.D. (12)......     39,158            *            *
John S. McBride.........................     21,582            *            *
 5 Olde Connecticut Path
 Westborough, MA 01581
Stephen J. DiPalma (13).................     32,700            *            *
ALL DIRECTORS AND NAMED EXECUTIVE
 OFFICERS AS A GROUP
 (10 persons) (14)......................  2,611,397        43.31%       30.61%

--------
  *Indicates less than 1%
 (1) Unless otherwise indicated, the address of each shareholder is Phytera, Inc., 377 Plantation Street, Worcester, MA 01605, US. Except as indicated by footnote, each of the parties listed above has sole voting and investment power with respect to all shares shown as beneficially owned by them.

 (2) Includes (i) 480,229 shares held by Commonwealth BioVentures IV Limited Partnership ("CBI IV") and (ii) 404,602 shares held by Commonwealth BioVentures V Limited Partnership ("CBI V"), 53,661 shares of which are issuable on exercise of warrants, all of which will terminate upon the closing of this offering if not exercised.

 (3) Includes 28,896 shares issuable on exercise of warrants, all of which will terminate upon the closing of this offering if not exercised.

 (4) Includes 5,886 shares issuable on exercise of warrants exercisable as of November 30, 1998 or within 60 days thereafter.

 (5) Includes (i) 480,229 shares held by CBI IV and (ii) 404,602 shares, 53,661 of which are issuable on exercise of warrants which will terminate upon the closing of this offering if not exercised, held by CBI V. Mr. Foster, President and Chief Executive Officer of CBI IV and CBI V, disclaims beneficial ownership of the shares and warrants held by CBI IV and CBI V, except to the extent of his proportional pecuniary interests therein. Also includes stock options to purchase 13,080 shares exercisable as of November 30, 1998 or within 60 days thereafter.

 (6) Includes 491,343 shares, 28,896 of which are issuable on exercise of warrants which will terminate upon the closing of this offering if not exercised, held by Concord Partners II, LP. Dr. Crooke is a partner of Ticonderoga Capital, Inc., an affiliate of Concord Partners II, LP. He disclaims beneficial ownership of the shares held by Concord Partners II, LP, except to the extent of his proportional pecuniary interests therein. Also includes stock options to purchase 1,962 shares exercisable as of November 30, 1998 or within 60 days thereafter.

 (7) Consists of 430,437 shares, 5,886 of which are issuable on exercise of warrants exercisable as of November 30, 1998 or within 60 days thereafter, held by Danish Venture Finance A/S of which Dr. Bundgaard-Jorgensen is the Managing Director. Dr. Bundgaard-Jorgensen disclaims beneficial ownership of the shares held by Danish Venture Finance A/S, except to the extent of his proportional pecuniary interest therein.

 (8) Includes 198,908 shares, 31,283 of which are issuable on exercise of warrants which will terminate upon the closing of this offering if not exercised, held by CR Management Capital Partners I, L.P., of which Mr. Roth is a general partner. Mr. Roth disclaims beneficial ownership of the shares and warrants held by CR Management Capital Partners I, L.P., except to the extent of his proportional pecuniary interest therein. Also includes stock options to purchase 5,886 shares exercisable as of November 30, 1998 or within 60 days thereafter.

(9) Includes (i) 3,807 shares, 145 of which are issuable on exercise of warrants which will terminate upon the closing of this offering if not exercised, held in trust for the benefit of Mr. Christensen and (ii) 29,430 shares held in trust for the benefit of his children. Also includes 50,276 shares subject to stock options exercisable as of November 30, 1998 or within 60 days thereafter. Also includes 13,080 shares of common stock subject to a repurchase right held by the Company.

(10) Represents shares issuable upon exercise of stock options exercisable as of November 30, 1998 or within 60 days thereafter.

(11) Includes 39,240 shares held by Dr. Morville's wife and 19,620 shares held by Dr. Morville's children, as to which Dr. Morville disclaims beneficial ownership, and 18,312 shares held in trust for his benefit by Delaware Charter Guarantee & Trust Co. Also includes stock options to purchase 122,952 shares exercisable as of November 30, 1998 or within 60 days thereafter.

(12) Includes stock options to purchase 25,670 shares exercisable as of November 30, 1998 or within 60 days thereafter.

(13) Includes 16,350 shares of common stock subject to a repurchase right held by the Company and 16,350 shares issuable upon exercise of stock options exercisable as of November 30, 1998 or within 60 days thereafter.

(14) See notes 5 through 13 above.

                          DESCRIPTION OF CAPITAL STOCK

  Upon the closing of this offering, the authorized capital stock of the Company will consist of 25,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, after giving effect to the amendment and restatement of the Company's Restated Certificate. At each of September 30, 1998 and November 30, 1998, there was outstanding an aggregate of (i) 709,949 and 715,312 shares, respectively of common stock and (ii) 7,274,833 shares of Existing Preferred Stock which will automatically convert into 4,949,056 shares of common stock upon the closing of this offering, assuming that in connection with conversion of the Series E Stock the closing of this offering occurs on February 8, 1999 at a price per share of $13.00 (the mid-point of the expected range). As of the date of this Prospectus, the Company had 245 shareholders. Assuming the closing of this offering occurs on February 8, 1999 at a per share price of $13.00 (the mid-point of the expected range) and the exercise of warrants to purchase 68,995 shares of common stock, upon the closing of this offering, the Company will have 8,228,387 shares of common stock outstanding.

  The following summary of certain provisions of the common stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate, the form of which is included as an exhibit to the Registration Statement, and by the provisions of applicable law.

  Since 1992 there has been a stock option plan ("the Plan") for the Company's employees and officers, consultants and Board of Directors. The following table sets forth the total number of options which are outstanding at November 30, 1998, their exercise prices and their expiration.

      YEAR GRANTED     TOTAL NUMBERS     RANGE OF EXERCISE PRICES     EXPIRATION
      ------------     -------------     ------------------------     ----------
          1993            16,791                     $0.02               2003
          1994            39,270                     $0.84               2004
          1995            19,146                     $0.84               2005
          1996            312,972              $0.84-$0.99               2006
          1997            105,187              $0.99-$1.15               2007
          1998            304,437              $1.15-$7.65               2008
                          -------
                          792,802
                          =======

  The Company has issued warrants which give rights to purchase its capital stock. The following table set forth the total number of warrants which are outstanding at November 30, 1998, their exercise prices and their expiration.

      TYPE OF STOCK   YEAR GRANTED TOTAL NUMBERS RANGE OF EXERCISE PRICES  EXPIRATION
      -------------   ------------ ------------- ------------------------  ----------
          Common          1995         85,637             $8.41           1999 or IPO*
          Common          1997         62,683          $0.99-$1.15            2003
                                      -------
                                      229,249
                                      =======
         Series C
        Preferred         1996         68,995             $0.02           2001 or IPO*
         Series C
        Preferred         1996         11,934             $8.41           2001 or IPO*
                                      -------
                                       80,929
                                      =======

--------

* the earlier to occur

COMMON STOCK

  Holders of common stock are entitled to one vote per share on matters to be voted upon by the stockholders. There are no cumulative voting rights or preemptive rights. Upon the liquidation, dissolution or winding up of the Company, holders of common stock share ratably in the assets of the Company available for distribution to its stockholders, subject to the preferential rights of any then outstanding shares of Preferred Stock. There will be no shares of Preferred Stock outstanding immediately following the effective date of the Registration Statement. The common stock outstanding upon the effective date of the Registration Statement, and the shares offered by the Company hereby, upon issuance and sale, will be fully paid and nonassessable. The Company does not have an established procedure pursuant to which it purchases back shares of common stock from its stockholders.

  Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has not paid any dividends since its incorporation. The Company does not anticipate paying any dividends in the foreseeable future. If the Company were to pay any dividends, they would be distributed first to satisfy any preferential payments to holders of any Preferred Stock then outstanding, if any, and then distributed ratably to the holders of common stock. Any dividends declared and paid by the Company will be delivered by the Company or its agent to each stockholder at the stockholder's last known address. Generally, any dividend which is delivered by the Company or its agent and not claimed by the holder of the shares in respect of which the dividend has been paid within a certain period of time will become the property of the governing body of the jurisdiction of the stockholders's last known address. The time period referred to in the previous sentence varies depending on the jurisdiction. In the United States, this time period is determined by each state, and in Europe, this time period is determined by each country.

  As described more fully in the section headed "Settlement and Clearance", the shares of common stock issued pursuant to this offering will be in the form of either one global share certificate or one book entry (such form to be determined in the discretion of the Underwriters just prior to closing), which will be deposited with The Depository Trust Company ("DTC"), a US clearing agency. Common Stock held by existing stockholders will continue to be represented by physical share certificates issued in the name of each holder until appropriate arrangement has been made by the Company and the holder to convert to book entry. Additional shares of common stock, up to the authorized but as yet unissued total stated in the Company's Restated Certificate, may be issued in such number and at such price as may be determined in the discretion of the Company's Board of Directors. Any increase in the authorized number of shares of common stock requires the consent and approval of the Company's stockholders.

CONTINGENT SERIES E CONVERSION ADJUSTMENT

  The Series E Stock would convert to common stock on a 0.654 for one basis if this offering (i) is closed on or before June 25, 1999 (the "Series E Anniversary") and (ii) the price per share in the offering is not less than $15.29 plus $3.82 multiplied by a fraction, the numerator of which is the number of days elapsed from June 25, 1998 up to and including the closing date of this offering and the denominator of which is 365 (the "Minimum Price"). In the event that either the offering is closed after the Series E Anniversary or the price per share in the offering is less than the Minimum Price, the number of shares of common stock outstanding after the offering will increase as a result of a greater number of shares being issued upon conversion of the currently outstanding shares of Series E Stock. If the offering is closed at a per share price less than the Minimum Price, the number of shares of common stock issuable upon conversion of the Series E Stock will increase to a number that is equal in value (determined with reference to the actual offering price) to the Minimum Price. If the offering is closed after the Series E Anniversary, the number of shares of common stock issuable upon conversion shall increase by a specified percentage on each of the Series E Anniversary and the dates five months and ten months after the Series E Anniversary. Assuming this offering is closed on February 8, 1999 at a per share price of $13.00 (the mid-point of the expected price range), an additional 191,315 shares of common stock will be issued upon the conversion of the Series E Stock.

PREFERRED STOCK

  The Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the relative rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The Board of Directors could, without the approval of the stockholders, issue Preferred Stock having voting or conversion rights that could adversely affect the voting power of the holders of common stock and the issuance of Preferred Stock could be used, under certain circumstances, to render more difficult or discourage a hostile takeover of the Company. The Company has no present plans to issue any shares of Preferred Stock.

STOCK PURCHASE WARRANTS

  From September through December 1995, the Company, in connection with the issuance of certain Convertible Term Notes, issued warrants to purchase an aggregate of 85,637 shares of common stock (the "Bridge Warrants"). The Bridge Warrants are exercisable at $8.41 per share and expire on the earlier of

(i) January 31, 1999 or (ii) the closing of this offering. As of November 30, 1998, all of the Bridge Warrants remained outstanding. For the purpose of this Prospectus, we have not assumed these warrants will be exercised prior to this offering.

  In January and July of 1996, the Company, in connection with the issuance of certain Series C Convertible Preferred Stock (the "Series C Stock"), issued warrants to purchase an aggregate of 148,041 shares of Series C Stock, convertible into 96,819 shares of common stock, at an exercise price of $0.01 ($0.02 on an as converted basis) per share of Series C Stock and warrants to purchase an aggregate of 18,247 shares of Series C Stock, convertible into 11,934 shares of common stock, at an exercise price of $5.50 ($8.41 on an as converted basis) per share of Series C Stock (collectively, the "Series C Warrants"). The Series C Warrants expire on the earlier of (i) five years from the respective date of the issuance of the Series C Warrant or (ii) the closing of this offering. As of November 30, 1998, 123,744 Series C Warrants were outstanding and 42,544 had been exercised, convertible into 80,929 and 27,824 shares of common stock, respectively. Of the outstanding Series C Warrants, 105,497 are exercisable at the price of $0.01 ($0.02 on an as converted basis) per share which are convertible into 68,995 shares of common stock. For the purposes of this Prospectus, we have assumed the Series C Warrants with a $0.01 exercise price ($0.02 on an as converted basis) will be exercised prior to the closing of this offering and that the remaining Series C Warrants will not be exercised prior to this offering.

  In December 1997, the Company issued warrants to purchase an aggregate of 39,793 shares of common stock to selected employees and Directors in Denmark. These warrants have an exercise price of $1.15 per share, vest over a three to five year period beginning on January 1, 1999 and expire on December 9, 2003. The Company also issued warrants to DACC ApS to purchase an aggregate of 22,890 shares of common stock at an exercise price of $0.99. These warrants vest over a two year period beginning on January 1, 1999, and expire on December 9, 2003.

STOCKHOLDERS' MEETINGS

  The Company is required to hold an annual meeting of stockholders, which meeting is held on a date selected by the Company's Board of Directors. Matters generally put to a stockholders' vote include the election of directors, the approval of certain changes in the capital stock of the Company, the adoption and/or amendment of certain employee benefit plans, the approval of certain amendments to the Certificate of Incorporation and Bylaws of the Company, and other extraordinary matters. The presence in person or by proxy of stockholders owning a majority of all votes entitled to be cast at a meeting constitutes a quorum. A plurality of the votes cast is required for the election of directors, which means that those directors receiving the most votes are elected to office although they may not necessarily have received a majority of votes. Most other matters require the affirmative vote of a majority of the votes cast by those stockholders present at the meeting, although certain extraordinary matters require a greater vote.

  All stockholders (including those residing in Denmark and Belgium) will be sent notice of an annual or special meeting not less than ten days nor more than 60 before it is scheduled to be held. In addition, state law and the rules of the SEC require greater advance notice for certain transactions. Shares cannot be voted at a meeting unless the holder of record is present in person or by proxy, a means by which a stockholder may authorize the voting of his or her shares at a meeting. At a meeting, the shares represented by each properly executed proxy card will be voted in accordance with the stockholder's directions, thereby providing an alternative to a stockholder appearing in person at a meeting in order to cast his or her vote. Any stockholder executing a proxy card has the right to revoke it by providing written or oral notice of revocation to the secretary of the company, or by delivering a subsequently executed proxy card, at any time before the proxy is voted.

ANTI-TAKEOVER MEASURES

  In addition to the Board of Directors' ability to issue shares of Preferred Stock, the Restated Certificate and the By-laws of the Company contain several other provisions that are commonly considered to discourage unsolicited takeover bids. Under the Restated Certificate and By-laws, the Board of Directors may enlarge the size of the Board and fill any vacancies on the Board. The By-laws also provide that special meetings of the Company's stockholders may be called only by the President, the Chairman of the Board, the Board of Directors, any officer, stockholders holding a majority of the outstanding voting capital stock, or any stockholder or stockholders holding at least 10% of any series of Preferred Stock, and require advance notice of business to be brought by a stockholder before such special meeting.

  The Company may be subject to a Delaware law regulating corporate takeovers (the "Anti-Takeover Law"). In certain circumstances, the Anti-Takeover Law prevents certain public Delaware corporations, from engaging in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with an "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock) for three years following the date on which such stockholder became an "interested stockholder" subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans). A Delaware corporation subject to the Anti-Takeover Law may "opt out" of the Anti-Takeover Law with an express provision either in its certificate of incorporation or by-laws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares; such an amendment is effective following expiration of twelve months from adoption. The Anti-Takeover Law applies to Delaware corporations with a class of stock listed on a national securities exchange or Nasdaq. It is not clear whether the Anti-Takeover Law would apply to the Company if the stock is not listed on Nasdaq or another US exchange but is listed on foreign exchanges. The Company has not "opted out" of the Anti-Takeover Law.

  The foregoing provisions of Delaware law and the Restated Certificate and By-laws could have the effect of discouraging others from attempting a hostile takeover of the Company and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common stock that might result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

EQUITY

  The table below shows the changes to equity capital in the Company since its formation. The data are for the three years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998. The net proceeds from capital issues were derived from the sale of the Existing Preferred Stock, the sale of common stock and the exercise of options and warrants to purchase common stock.

                                 EQUITY CAPITAL

                                                                ACCUMULATED
     AS OF               PAID IN CAPITAL TOTAL VALUE OF SHARES   NET LOSS     STOCKHOLDERS EQUITY
     -----               --------------- --------------------- -------------  -------------------
December 31, 1995.......   $       834       $ 11,854,317      $ (13,061,259)    $ (1,206,942)
December 31, 1996.......    19,231,008         31,085,325        (21,350,139)       9,735,186
December 31, 1997.......     3,319,440         34,404,765        (31,104,151)       3,300,614
September 30, 1998......     8,177,865         42,582,630        (37,688,864)       4,893,766


TRANSFER AGENT

  The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

RECENT SALES OF UNREGISTERED SECURITIES

  Since September 1995, the Company has issued and sold the following securities, in each case in reliance on an exemption from required registration pursuant to the Securities Act of 1933, as amended (the "Securities Act").

1995 Bridge Financing

  From September through December 1995, the Company issued certain Convertible Term Notes (the "Bridge Notes"), for an aggregate principal amount of $1,762,236 bearing interest on unpaid principal at a rate of 7% per annum and convertible into Series C Stock at the conversion price of $6.25 ($9.56 on an as converted basis) per share of Series C Stock, and the Bridge Warrants, exercisable at the price of $5.50 ($8.41 on an as converted basis) per share, to certain current stockholders of the Company (collectively, the "Bridge Financing").

Series C Private Placement

  In January and July 1996, the Company sold an aggregate of 1,113,055 shares of Series C Stock convertible into 727,938 shares of common stock, at a price of $6.25 ($9.56 on an as converted basis) per share of Series C Stock, and issued the Series C Warrants (together with the Series C Stock, the "Series C Private Placement").

  Both the 1995 Bridge Financing and the Series C Private Placement were exempt from the registration requirements of the Securities Act pursuant to the private offering exemption under Section 4(2) thereof. In determining the availability of this exemption, the Company relied on representations made by the purchasers in the stock purchase agreement pursuant to which the Series C Stock was purchased.

Neptune Acquisition

  On July 31, 1996, as consideration for the acquisition by the Company of Neptune Pharmaceuticals, Inc. ("Neptune"), a US pharmaceutical company, the Company issued 246,050 shares of Series B Convertible Preferred Stock, $0.01 par value per share ("Series B Stock"), to the stockholders of Neptune convertible into 160,917 shares of common stock. Shares of Series B Stock were valued at $5.50 ($8.41 on an as converted basis) per share.

  The shares issued in connection with the Neptune acquisition were exempt from the registration requirements of the Securities Act pursuant to the private offering exemption under Section 4(2) thereof. In determining the availability of this exemption, the Company relied on representations made by the stockholders of Neptune in the acquisition agreement.

Series D Private Placement

  In separate closings as of each of October 30 and November 29, 1996, the Company issued an aggregate of 1,900,000 shares of its Series D Convertible Preferred Stock, $0.01 par value per share ("Series D Stock"), convertible into 1,242,600 shares of common stock, to a large number of institutional and individual investors. All purchasers of Series D Stock were "Non-US Persons" as defined by Rule 902 under Regulation S under the Securities Act, primarily resident in Scandinavia. In determining the availability of this exemption, the Company relied on representations made by investors in subscription agreements pursuant to which the Series D Stock was purchased, as well as certain representations from the placement agent in the placement agreement. Shares of Series D Stock were purchased for $6.50 ($9.94 on an as converted basis) per share, which represents the initial conversion price at which shares of Series D Stock convert into common stock. Carnegie Bank A/S, ("Carnegie") acted as placement agent for the sale of the Series D Stock and, pursuant to the terms of a placement agreement between Carnegie and the Company dated as of October 5, 1996, received a placement fee equal to 7% of the aggregate proceeds raised, plus accountable expenses.

Auda Acquisition

  On March 11, 1997, as consideration for the acquisition by the Company of Auda the Company issued additional shares of Series D Stock to the selling stockholders of Auda. The Company issued 402,000 shares (convertible into 262,908 shares of common stock) to Danish Venture Finance A/S (previously known as Danish Development Finance Corporation) and 33,000 shares (convertible into 21,582 shares of common stock) to GJK Holding ApS, a Danish corporation. Shares of Series D Stock were valued at $7.50 ($11.47 on an as converted basis) per share.

  The private placement of the Series D Stock and the shares issued in connection with the Auda acquisition were exempt from the registration requirements of the Securities Act pursuant to Regulation S. In determining the availability of this exemption, the Company relied on representations made by Danish Development Finance Corporation and GJK Holding ApS in the Auda acquisition agreement.

Series E Private Placement

  In separate closings as of each of May 26 and June 25, 1998, the Company issued an aggregate of 712,586 shares of the Series E Stock which are convertible into an aggregate of 722,746 shares of common stock (assuming the closing of this offering on February 8, 1999 at an offering price of $13.00 per share (the mid-point of the expected range)) to certain qualified institutions and high net worth individuals. Shares of Series E Stock were purchased for $10.00 per share. Carnegie acted as placement agent for the sale of the Series E Stock and, pursuant to the terms of a placement agreement between Carnegie and the Company dated March 23, 1998, received a placement fee equal to 7% of the gross proceeds from the subscription of Series E Stock by new investors and 2% of the gross proceeds from the subscription of Series E Stock by existing investors of the Company.

  Additional shares of Series E Stock convertible into an aggregate of 44,472 shares of common stock (based on the same assumptions as the immediately preceding paragraph) were purchased by Lilly on September 18, 1998 at a price of $10.00 per share. The issuance to Lilly did not involve any compensation to Carnegie.

  The sale of the Series E Stock and the sale to Lilly were exempt from the Securities Act pursuant to Regulation D. In determining the availability of this exemption, the Company relied on representations made by Series E investors in subscription agreements for the Series E Stock, as well as on selling restrictions contained in the agreement with the placement agent.

Employee, Director and Consultant Issuances

  The following securities have been sold in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act:

  Since inception, the Company has granted employees and consultants options under its 1998 Equity Incentive Plan, which amends and restates the Company's 1992 Stock Option Plan, which have a ten-year term and are exercisable at a price equal to the fair market value of the common stock at the date of grant, as determined in good faith by the Compensation Committee of the Board of Directors. As of November 30, 1998, options for 792,802 shares of the Company's common stock were outstanding. As of such date, options for 187,775 shares of common stock had been exercised at an average price of $0.55 per share.

  In December 1997, the Company issued warrants to purchase an aggregate of 39,793 shares of its common stock to its Danish employees and certain members of the Board of Directors based in Denmark which vest over a three to five year period beginning on January 1, 1999 and are exercisable at $1.15 per share, being a price equal to the fair market value of the common stock at the date of grant, as determined in good faith by the Compensation Committee of the Board of Directors. The Company also issued warrants to DACC ApS to purchase an aggregate of 22,890 shares of common stock at an exercise price of $0.99 per share. Such warrants vest over a two-year period beginning on January 1, 1999.

  In addition, from inception through November 30, 1998, the Company made grants of an aggregate of 434,372 shares of common stock to certain employees, Directors and consultants to the Company. Such shares were sold at fair market value and are subject to repurchase rights held by the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Future sales of common stock in the public market could adversely affect the stock's market price. Upon completion of this offering there will be 8,228,387 shares of common stock outstanding, assuming no currently outstanding options or warrants (other than the warrants for 68,995 shares with a price of $0.02 per share which expire on the closing of this offering) are exercised and that the Series E Convertible Preferred Stock converts at the rate of one-to-one. The shares of common stock outstanding after this offering and the 2,500,000 shares sold in this offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely transferable.

  Certain Phytera stockholders, Directors and employees holding in the aggregate approximately 4,535,814 shares of common stock (plus approximately 238,446 shares issuable upon exercise of vested options), have agreed, subject to certain limited exceptions, not to sell or otherwise dispose of any of their shares for a period of 180 days after the date of this Prospectus without the prior written consent of SG Cowen Securities Corporation. At the end of the 180 day period, such shares of common stock will be eligible for immediate resale in Denmark and other member states of the EU.

  For US securities law purposes, the 5,728,387 outstanding shares of common stock owned by existing stockholders are deemed "Restricted Shares" pursuant to Rule 144 ("Rule 144") under the Securities Act. These shares may not be resold in the US, except pursuant to an effective registration statement or an applicable exemption from registration. If the Company establishes a public market for its common stock in the US, the holders of the Restricted Shares may sell such shares into the US public market relying on the exemptions from registration under Rule 144 and Rule 701 under the Securities Act ("Rule 701"). Upon expiration of the 180 day lock-up agreements described above, 2,764,945 shares will be eligible for immediate sale in the US under Rules 144 and 701. The remaining Restricted Shares will become eligible from time to time thereafter upon the expiration of the minimum one-year holding period prescribed by Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for at least one year from the later of the date such Restricted Shares were acquired from the Company and (if applicable) the date they were acquired from an affiliate, is entitled to sell in the US, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock (57,284 shares based on the number of shares to be outstanding after this offering) or the average weekly trading volume in the public market (combined volume on all markets) during the four calendar weeks preceding such sale. Sales in the US under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. Affiliates may sell shares not constituting Restricted Shares in accordance with the foregoing volume limitations and other restrictions, but without regard to the one-year holding period. All sales of Restricted Shares held by affiliates of the Company must be sold under Rule 144, subject to the foregoing volume limitations and other restrictions. Further, under Rule 144(k), if a period of at least two years has elapsed between the later of the date Restricted Shares were acquired from the Company or an affiliate of the Company, a holder of such Restricted Shares who is not an affiliate of the Company at the time of the sale and has not been an affiliate of the Company for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations or other conditions described above.

  Rule 701 under the Securities Act provides an exemption from the registration requirements of the Securities Act for offers and sales of securities issued pursuant to certain compensatory benefit plans or written contracts of a company not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any employee, officer or director of or consultant to the Company who acquired shares of common stock from the Company prior to this offering or on exercise of a stock option granted prior to this offering is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell such shares without having to comply with the public information, holding period, volume limitation, or notice requirements of Rule 144 and permit affiliates to sell their Rule 701 shares without having to comply with the holding period requirements of Rule 144 commencing, in each case, 90 days after the date of this Prospectus.

  No prediction can be made as to the effect, if any, that market sales of additional shares or the availability of such additional shares for sale will have on the market price of the common stock. Nevertheless, sales of substantial amounts of common stock in the public market may have an adverse impact on the market price for the common stock. See "Risk Factors--Investors Will Face Immediate and Substantial Dilution."

REGISTRATION RIGHTS

  Pursuant to the terms of an Amended and Restated Investors' Rights Agreement dated as of May 26, 1998, the holders of the 4,949,056 shares of common stock to be issued on conversion of the Existing Preferred Stock (the "Registrable Shares") and the holders of 68,995 shares expected to be issued on exercise of warrants expiring in connection with the offering are entitled to certain rights with respect to registration under the Securities Act of the Registrable Shares. If the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the Company is obligated to use its best efforts to include the Registrable Shares in such registration. These shares will not form a part of the shares of common stock registered in this offering. In addition, such stockholders have certain demand registration rights with respect to the Registrable Shares.

REPORTING REQUIREMENTS

  Phytera is required to register the shares of common stock offered hereby under Section 12(g) of the Exchange Act, subjecting the Company and its shareholders to Exchange Act reporting requirements. Under Section 13 of the Exchange Act, any person who is the beneficial owner of more than 5% of the Company's common stock (a "5% Holder") must file with the Commission to report acquisitions or holdings of the common stock. Under Section 16 of the Exchange Act, any person who is beneficial holder of more than 10% any of the Company's common stock, and all Directors and executive officers of the Company, are required to file with the Commission to report all changes in such person's beneficial ownership of the common stock.

  Under EASDAQ rules, any person who is a 5% Holder must report to the Company all acquisitions and dispositions of the Company's common stock. Phytera is required to notify EASDAQ, and to disclose to the public through the EASDAQ Publication Mean, the identity and number of shares of common stock held by all 5% Holders.

  Under the rules of the Copenhagen Stock Exchange, each company whose securities are listed on the exchange is required to have a written policy regarding trades by Directors and executive officers. Each shareholder must file a written report to the exchange and the Company upon each transaction in which its ownership of the Company's issued and outstanding capital stock crosses above or below the threshold of 5%. Similar reports must be filed upon crossing the thresholds of 10%, 15%, and so on.

                            SETTLEMENT AND CLEARANCE

  The following summarizes the Company's understanding of the operation of the clearing system which will be in place after this offering. Persons proposing to trade the common stock should inform themselves about the costs of such trading.

  The common stock sold in this offering will be represented by one global share certificate that will be deposited with DTC in the United States. Transactions in the common stock executed in the United States will be settled by book-entry through financial institutions that are participants in DTC. Because book-entry settlement is mandatory for all financial instruments traded on EASDAQ and the CSE, transactions executed on EASDAQ or the CSE will be settled through financial institutions that are participants in Euroclear. Investors in the common stock in Europe must hold a securities account with a financial institution which directly or indirectly has access to Euroclear.

  DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, "DTC Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of DTC Participants. DTC Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively "DTC Indirect Participants") that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Persons who are DTC Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or DTC Indirect Participants.

  Euroclear holds securities and book-entry interests in securities for its direct participants, which include banks, securities brokers and dealers, other professional intermediaries and foreign depositories and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries, including DTC, through electronic book-entry changes in accounts of such participants or other securities intermediaries.

  Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, Central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and include certain of the Underwriters.

  Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants of Euroclear, and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

  Investors electing to acquire securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities.

  Investors who are participants of Euroclear may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants of Euroclear may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

  Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

  Euroclear has advised as follows:

  Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with such interests in securities on Euroclear's records, all Euroclear participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

  Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.



                               TAX CONSIDERATIONS

  The following is a general discussion of the tax consequences of an investment in the common stock under US Federal, Danish and Belgian regulations. This discussion is based on provisions of the law and the regulations, administrative rulings and judicial discussions thereunder now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to acquire, hold, or dispose of the common stock. This discussion is provided for general information purposes only, and does not constitute, and should not be considered as, legal or tax advice to any prospective holder of the common stock. Each prospective purchaser of the common stock is urged to consult its own tax advisor with respect to the tax consequences of acquiring, holding and disposing of common stock, the laws of any national, state or local taxing jurisdiction.

UNITED STATES TAX CONSIDERATIONS

  The following is a general discussion of the material US federal income consequences of the ownership and disposition of common stock by a person that for United States federal income tax purposes is: (i) a non-resident alien individual, (ii) a foreign corporation, (iii) a foreign partnership, or (iv) an estate or trust which is not subject to US federal income tax without regard to the source of its income (a "non-US holder"). This discussion does not address the US federal income tax consequences that may be relevant to particular non-US holders subject to special treatment under the federal income tax law as a result of their personal circumstances, and does not address the treatment of non-US holders of common stock under the laws of any state, local or foreign taxing jurisdiction.

DIVIDENDS

  Distributions paid to a non-US holder of common stock which constitute dividends for US federal income tax purposes generally will be subject to withholding of US federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty (such as that between the US and Belgium), unless the dividends are effectively connected with the conduct of a trade or business carried by the non-US holder within the US (and are attributable to a US permanent establishment or fixed base of such holder, if an applicable income tax treaty so requires as a condition for the non-US holder to be subject to US income tax on a net income basis with respect to such dividends). Such "effectively connected" dividends are generally subject to tax at rates applicable to US citizens, resident aliens and domestic US corporations, and are not generally subject to withholding (provided that the non-US holder provides certain appropriate certification). Any such effectively connected dividends received by a non-US corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Under the "Convention Between the United States of America and the Kingdom of Belgium For the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income" (the "Belgium Treaty"), a non-US holder that qualifies as a "resident of Belgium" may, as long as the shares of common stock held by such person are not attributable to the conduct of a trade or business or the rendering of independent personal services in the US through a permanent establishment or fixed base situated therein, be entitled to a reduced withholding tax rate on dividends paid by the Company equal to 15%, rather than 30% as discussed above. For this purpose, the term "resident of Belgium" generally means (i) a Belgian corporation and (ii) any person other than a corporation (including an individual, a partnership, an estate, a trust, or any body of persons) who is a resident of Belgium for purposes of its tax status. In addition, the Belgium Treaty provides that if a non-US holder entitled to a reduced rate of withholding under the above test is a Belgian company that owns at least ten percent of the voting stock of the Company, the withholding tax rate is further reduced to five percent. Furthermore, under the Notice 87-56, the additional 30% branch profits tax described above may be eliminated for "qualified residents" of Belgium (the term qualified resident having the meaning set forth in Section 884(e)(4) of the Code).

  Under currently effective US Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussion above and, under the current interpretation of US Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under recently finalized US Treasury Regulations that will generally be effective for distributions after December 31, 1998 (extended, under certain transition rules, until December 31, 1999) (the "Final Withholding Regulations"), however, a non-US holder of common stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the Final Withholding Regulations, in the case of common stock held by a foreign partnership among other things, (i) the certification requirement would generally be applied to the partners of the partnership and (ii) the partnership would be required to provide certain information, including a US taxpayer identification number or be subject to withholding at the full 30% rate. The final Withholding Regulations also provide look-through rules for tiered partnerships.

  A non-US holder of common stock that is eligible for a reduced rate of US withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by the timely filing of an appropriate claim for refund with the US Internal Revenue Service.

GAIN ON DISPOSITION OF COMMON STOCK

  A non-US holder generally will not be subject to US federal income tax in respect of gain recognized on a disposition of common stock except in the following circumstances: (i) where the gain is effectively connected with the conduct of a trade or business in the US by such non-US holder (and is attributable to a permanent establishment or fixed base maintained in the US by such non-US holder if an applicable income tax treaty so requires as a condition for such non-US holder to be subject to United States taxation on a net income basis with respect to such gain), (ii) in the case of a non-US holder who is an individual and holds the common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, (iii) in some cases where the Company is or has been a "US real property holding corporation" for US federal income tax purposes (which the Company believes it is not currently and will not become) or (iv) the non-US holder is subject to tax pursuant to certain provisions of the Code applicable to US expatriates. Effectively connected gains realized by a corporate non-US holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Under current law, US information reporting requirements (other than reporting of dividend payments for purposes of the withholding tax noted above) and backup withholding tax generally will not apply to dividends paid to non-US holders that are either subject to the 30% withholding tax discussed above or that are not so subject because an applicable tax treaty (such as the Belgium Treaty) reduces such withholding. Otherwise, backup withholding of US federal income tax at a rate of 31% may apply to dividends paid with respect to common stock to non-US holders that are not "exempt recipients" and that fail to provide certain information (including the holder's US taxpayer identification number). Generally, unless the payor of dividends has definite knowledge that the payee is a United States person (as such term is defined in the Code and attendant regulations), the payor may treat dividend payments to a payee with a foreign address as exempt from information reporting and backup withholding. However, under the Final Withholding Regulations, dividend payments generally will be subject to information reporting and backup withholding unless applicable certification requirements are satisfied. See the discussion above with respect to the rules applicable to foreign partnerships under the Final Withholding Regulations.

  In general, US information reporting and backup withholding requirements also will not apply to a payment made outside the US of the proceeds of a sale of common stock through an office outside the United States of a non-United States broker. However, US information reporting (but not backup withholding) requirements will apply to a payment made outside the US of the proceeds of a sale of common stock through an office outside the US of a broker (i) that is a United States person, (ii) that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the US, (iii) that is a "controlled foreign corporation" as to the US or (iv) (effective beginning January 1, 1999) that is a foreign partnership with certain connections to the US, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-US person or the holder or beneficial owner otherwise establishes an exemption. Payment of the proceeds of the sale of common stock to or through a US office of a broker is currently subject to both US backup withholding and information reporting unless the holder certifies its non-US status under penalties of perjury or otherwise establishes an exemption.

  Non-US holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a non-US holder under the backup withholding rules will be allowed as a credit against such holder's US federal income tax liability provided the required information is furnished to the US Internal Revenue Service. A non-US holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the US Internal Revenue Service.

DANISH TAX CONSIDERATIONS

  The following discussion summarizes certain Danish tax consequences relating to an investment in common stock by a Danish resident investor. This summary deals only with common stock held by portfolio investors with less than 25% of the share capital of the Company.

DIVIDENDS

  For Danish resident shareholders, the US withholding tax on dividend payments by the Company is in principle reduced from 30% to 15% pursuant to the US-Danish income tax treaty. Special rules apply to the calculation of the relief available under this treaty in different circumstances.

  Residents

  The gross amount of distributions by the Company will be treated as taxable income for resident shareholders. The dividend is deemed acquired as of the date of the shareholders' meeting where the decision regarding distribution is taken. For Danish resident individuals, dividends on common stock are taxed as share income. For the 1999 tax year, the first DKK 36,000 (DKK 72,000 if married) of share income is taxed at a rate of 25%, any dividend income over that amount is taxed at a rate of 40%. These share income levels are subject to change in subsequent tax years. The US-Danish income tax treaty provides that any US withholding tax can be set-off against the Danish tax. Dividend income is not subject to local income taxes. For information regarding individual pension accounts, see below.

  For Danish resident companies holding less than 25% of a company's share capital, 66% of the total dividend is taxed as ordinary income; 34% of the dividend is tax-exempt. Given that the Danish corporation tax rate is currently 34%, the effective tax rate on dividends is approximately 22%. In addition, Danish resident companies are entitled to a reduction in share income for the US tax withheld. Dividend income is not subject to local income taxes.

  Dividends received by Danish banks and other entities in the business of share investment are taxed as ordinary business income at a rate of 34%. No part of the dividend is tax-exempt.

  Pension funds are tax exempt, but must pay a real interest rate duty on dividend income. Pension funds, life insurance companies, and other entities subject to the Danish real interest duty are subject to a five percent duty on dividends. The US withholding tax can be set-off against the five percent duty on the dividend. The real interest rate rules apply to all pension capital arising from tax deductible pension schemes, including pension accounts of individuals held by banks.

  Non-residents

  If a non-resident holds common stock other than through a business that is a permanent establishment in Denmark, no Danish tax is levied on dividends.

CAPITAL GAINS TAX

  Residents

  Shares of Phytera common stock disposed of by Danish residents will be subject to the same capital gains tax as shares of Danish listed companies. Gains and losses on shares are calculated as the difference between the market value in DKK at the time of purchase and the market value in DKK at the time of disposal. Accordingly, the capital gains tax is affected by changes in the exchange rate between US dollars and Danish kroner.

  Capital gains received on the disposal of common stock by an individual are taxed as investment income (approximately 40%-59%) or share income (25%-40%). If the shares were held for less than three years, capital gains on the disposal of shares are taxed as investment income (approximately 40%-59%). Such gains and losses are computed according to the so-called "share-for-share method." Under this method, gains and losses are calculated as the difference between the purchase price and the corresponding disposal price for each separate share. Any losses on shares held for less than three years may be offset against similar gains or, if no such gains are available, may be carried forward for five years.

  Gains on shares held for three years or longer are tax-exempt if the market value of the individual's total portfolio of listed shares, listed investment fund certificates, and the like, within the last three years, has not exceeded a certain level, which is DKK 113,300 for the 1999 tax year. For married couples the aggregate value of both spouses' portfolios cannot exceed this level. The market value of an individual's or married couples' portfolio is generally measured immediately after each purchase and immediately prior to each disposal of a listed share, and again at the end of each calendar year. Gains on the disposal of listed shares are tax-exempt only if the market value of the portfolio does not exceed the limit at any of the measurement dates.

  If the shares are held for at least three years, and the portfolio exceeds DKK 113,300, capital gains are taxed as share income (25%-40%). Gains and losses on shares held for three years or longer are calculated in accordance with the "average method." Under this method, the gain or loss is calculated as the difference between the purchase price of the shares, which is calculated as a fraction of the total purchase price for all of the shares in the same company held for at least three years, and the disposal price of the shares. Any losses on listed shares held for more than three years may be offset against similar gains (assuming the portfolio exceeds the DKK 113,300 limit), or may be carried forward for five years.

  For information regarding individual pension accounts, see below.

  The taxation of capital gains upon the disposal of shares of common stock by a resident individual is outlined as follows:

                                                               OWNERSHIP FOR THREE YEARS OR LONGER
                                                        -------------------------------------------------
                                                           VALUE LESS THAN OR       VALUE GREATER THAN
DISPOSAL OF SHARES  OWNERSHIP FOR LESS THAN THREE YEARS   EQUAL TO DKK 113,300         DKK 113,300
------------------  ----------------------------------- ------------------------ ------------------------
Capital gains            Investment income              Tax exempt               Share income
Capital losses           . Offset against taxable       Capital losses cannot be . Offset against taxable
                           gains on the sale of         set off                    gains on listed shares
                           shares held for less                                    held for three years
                           than three years                                        or more (incl.
                           (incl. spouses'                                         spouses' shares)
                           shares).
                         . Carried forward for                                   . Carried forward for
                           five years.                                             five years
Calculation method       Share-for-share method         Average method

  Capital gains on common stock held by a company for less than three years are taxed as ordinary income at a rate of 34%. Gains and losses are calculated in accordance with the average method, as discussed above. Losses realized on the sale of shares held by a company for less than three years can be deducted from taxable gains on the sale of other shares owned for less than three years, or can be carried forward for five years. Losses are reduced by the amount of tax exempt dividends received in connection with such shares.

  Gains on common stock held for more than three years are tax exempt and losses are not deductible.

  The taxation of capital gains upon the disposal of shares of common stock by a resident company is outlined as follows:

DISPOSAL OF SHARES  OWNERSHIP FOR LESS THAN THREE YEARS              OWNERSHIP FOR THREE YEARS OR LONGER
------------------  -----------------------------------              -----------------------------------
Capital gains       Ordinary income (34%)                            Tax exempt
Capital losses      . Offset against taxable gains on disposal of    .No set-off
                      other shares held for less than three years.
                    . Tax-exempt dividends are deducted from the     .No tax deduction
                      loss.
                    . Carried forward for five years.

  For Danish banks and other entities in the business of share investment, capital gains received on the disposal of common stock are taxed as ordinary business income at a rate of 34% irrespective of the period of ownership. Any corresponding losses are deductible.

  Life insurance companies are subject to both a corporate tax and a real interest rate duty on capital gains. In order to avoid double taxation, the real interest rate duty is reduced by a percentage of the taxable income. The deduction of provisions, insurance payments and the like may be reduced to the extent the company has tax exempt dividends or capital gains on shares (realized or unrealized). Thus, the benefits of the exempt 34% of the total dividends received (100%-66%) and the tax exempt gains on the shares of common stock may indirectly trigger corporate taxation.

  Pension funds are tax exempt, but must pay a real interest rate duty of five percent on any capital gains on listed shares. The capital gain is calculated annually using the "mark-to market" method. Capital losses on listed shares are calculated using the same method and are deductible against capital gains. The real interest rate rules apply to all pension capital arising from tax deductible pension schemes, including pension accounts of individuals held by banks.

  The proceeds from the sale of shares to the issuing company are taxed as a deemed dividend distribution whether the sale is made by an individual or a company. In certain circumstances and upon application to the tax authorities, permission can be obtained to subject the sale to normal capital gains tax rules.

  Non-residents

  If a non-resident holds common stock other than through a business that is a permanent establishment in Denmark, no Danish tax is levied on capital gains.

TRANSFER DUTY

  On the disposal of common stock by a Danish resident, a duty of 0.5% is assessed based upon the market value of the transferred shares. Non-residents are not subject to the share transfer tax.

BELGIAN TAX CONSIDERATIONS

  The following is a summary of the material Belgian income and stamp tax consequences of the acquisition, ownership and disposition of common stock. The summary uses the term, "Belgian Holders," to refer to beneficial owners of common stock of the Company whose ownership of such common stock is not attributable to a permanent establishment or a fixed base in another country and who are considered residents of Belgium for the purposes of Belgian law.

DIVIDENDS

  Belgian Withholding Tax

  Dividends distributed on common stock are subject to a withholding tax at the rate of 25%, when paid or attributed through a professional intermediary in Belgium. However, no dividend withholding tax is due if no Belgian professional intermediary is used to pay or attribute the dividend. The Company has no intention to use a Belgian professional intermediary to pay or attribute dividends to non-Belgian Holders. No withholding tax is due on dividends paid on the common stock to a company with its fiscal residence in Belgium.

  In a case where dividends are paid outside Belgium without any intervention of a paying agent in Belgium, no dividend withholding tax is, in principle, due. However, where the Belgian Holder is a Belgian resident or entity subject to the tax on legal entities (for example, a pension fund), the Belgian Holder itself must pay the dividend withholding tax at the rate of 25%.

  Income Tax

  In the hands of a Belgian Holder who is an individual holding common stock as a private investment, the Belgian dividend withholding tax is a final tax and the dividends need not be reported in the individual's annual income tax return. If no withholding tax has been levied (i.e., in case of payment or attribution outside of Belgium), the individual must report the dividends in his or her tax return. Thus, in the case of the Company, such Belgian Holder will be taxed at the separate rate of 15%, to be increased with a municipal surcharge (varying, as a rule, from six percent to nine percent).

  In the hands of an individual Belgian Holder whose holding of common stock is effectively connected with a business, the dividends are taxable at the ordinary rates for business income (i.e., varying from 25% to 55%, to be increased by a crisis contribution of three percent of the tax due and the appropriate municipal surcharge). Any Belgian withholding tax is creditable against the final income tax due by the Belgian Holder, provided that the Belgian Holder has the full legal ownership of the common stock at the time of payment or attribution of any dividends, and provided further that the dividend distribution does not entail a reduction in value of or a capital loss on the common stock.

  Dividends received by Belgian Holders which are resident companies are, in principle, subject to corporate income tax at the rate of 40.17% (i.e., the standard rate of 39% increased by the crisis contribution of three percent of the corporate income tax due). Lower rates may be applicable to Belgian resident companies which, among other conditions, are not 50% or more owned by another company and which derive taxable income below certain thresholds fixed by law.

  However, provided that the dividends benefit from the so-called "dividend-received deduction," only five percent of the dividends received will be taxable. In order to benefit from this deduction, the Company must not fall within one of the categories in which the distributed dividends are expressly excluded from the "dividend-received deduction" (for example, dividends which are distributed by tax-haven countries or are paid out of income has benefited from a special tax regime) and the beneficiary should hold, at the time of payment of the dividends, a participation of at least five percent in the Company or a participation which has an acquisition value of at least BEF 50 million.

  For Belgian resident entities subject to the Belgian Tax on Juridical Entities (for example, pension funds), the Belgian dividend withholding tax is a final tax.

CAPITAL GAINS

  Individual Belgian Holders holding the common stock as a private investment and entities subject to Belgian tax on legal entities are not subject to Belgian capital gains tax on the disposal of the common stock. Individual Belgian Holders may, however, be subject to a 33% tax (to be increased by the three percent crisis, contribution and the appropriate municipal surcharge) if the capital gain is deemed to be "speculative" in nature, as defined by Belgian case law.

  Individual Belgian Holders whose holding of common stock may be considered as effectively connected with a business will be taxable at ordinary (progressive) rates on any capital gains realized upon a disposal of common stock if they have held it for five years or less, but will be taxed at 16.5% (to be increased by the three percent crisis contribution and the appropriate municipal surcharge) on such gains if they have held the common stock for more than five years before disposing of same.

  Belgian resident companies are not subject to capital gains taxation, provided that the dividends received on the shares which such companies have disposed of would qualify for the "dividend-received deduction" (except for the minimum holding requirement). As noted above, it is the Company's view that any dividends it may distribute might qualify.

INDIRECT TAXES

  In principle, a stamp tax is levied upon the subscription of new common stock and the purchase and sale in Belgium of common stock, if effected by means of a professional intermediary. The rate applicable to subscriptions of new common stock is 0.35%, but there is a limit of 10,000 BEF per transaction. The rate applicable for secondary sales and purchases in Belgium of common stock through a professional intermediary is 0.17%, but there is a limit of 10,000 BEF per transaction.

  An exemption is available to professional intermediaries (e.g., credit institutions), insurance companies, pension funds, and collective investment vehicles which are acting for their own account. A non-resident holder of common stock who is acting for his or her own account will also be entitled to an exemption from this stamp tax, provided that he or she delivers to the issuer or the professional intermediary in Belgium, as the case may be, an affidavit confirming his or her non-resident status vis-a-vis Belgium.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an Underwriting agreement (the "European Underwriting Agreement"), the Company has agreed to sell to each of the European managers named below (the "European Managers"), and each of the European Managers, for whom SG Cowen Securities International L.P., Carnegie Bank A/S and BancBoston Robertson Stephens International Ltd are acting as lead managers (the "Lead Managers"), has severally agreed to purchase from the Company, the respective number of shares of common stock set forth opposite the name of such European Manager below:

                                                                        NUMBER
                            EUROPEAN MANAGER                           OF SHARES
                            ----------------                           ---------
   SG Cowen International L.P. .......................................
   Carnegie Bank A/S..................................................
   BancBoston Robertson Stephens International Ltd....................
                                                                         ----
     Total............................................................
                                                                         ====

  Subject to the terms and conditions set forth in an Underwriting agreement (the "US Underwriting Agreement"), the Company has agreed to sell to each of the Underwriters named below (the "US Underwriters"), and each of the US Underwriters, for whom SG Cowen Securities Corporation, Carnegie Inc. and BancBoston Robertson Stephens Inc. are acting as representatives (the "US Representatives"), has severally agreed to purchase from the Company, the respective number of shares of common stock set forth opposite the name of such US Underwriter below:

                                                                        NUMBER
                             US UNDERWRITER                            OF SHARES
                             --------------                            ---------
   SG Cowen Securities Corporation....................................
   Carnegie Inc.......................................................
   BancBoston Robertson Stephens Inc. ................................
                                                                         ----
     Total............................................................
                                                                         ====

  The US Underwriters and the European Managers are collectively referred to as the "Underwriters" and the US Representatives and the Lead Managers are collectively referred to as the "Representatives." The European Underwriting Agreement and the US Underwriting Agreement are collectively referred to as the "Underwriting Agreements." The offering price and aggregate Underwriting discounts and commissions per share for the European offering and the US offering are identical. The completion of each offering is contingent upon the completion of the other.

  The Underwriting Agreements provide that the obligations of the Underwriters are subject to certain conditions precedent, including the absence of any material adverse change in the Company's business and the receipt of certain certificates, opinions and letters from the Company and its counsel and independent auditors, and that the Underwriters are committed to purchase all shares of common stock offered hereby and covered by the respective Underwriting Agreements (other than those covered by the over-allotment options described below) if any such shares are purchased.

  The Underwriters propose to offer shares of common stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ per share. The Underwriters may allow, and such dealers may re-allow, a
concession not in excess of $    per share to certain other brokers and
dealers. After the shares of common stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives and the Underwriters will bear the risk that investors from whom they have obtained indications of interest will not purchase the shares of common stock. We expect that delivery of the common stock will be made in New York, New York on or about February 8, 1999.

  Pursuant to the Agreement Among US Underwriters and European Managers (the "Intersyndicate Agreement"), each US Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Intersyndicate Agreement, each European Manager has represented and agreed that, with certain exceptions:
(i) it is not purchasing any Shares for the account of any United States Person or Canadian and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any underwriter or manager that is both a US Underwriter and a European Manager, the foregoing representations and agreements (i) made by it in its capacity as a US Underwriter apply only to it in its capacity as a US Underwriter and (ii) made by it in its capacity as a European Manager apply only to it in its capacity as a European Manager. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Intersyndicate Agreement. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States or Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

  Pursuant to the Intersyndicate Agreement, sales may be made between the US Underwriters and the European Managers of such number of shares of common stock as may be mutually agreed. The price of any shares so sold shall be the public offering price, less an amount not greater than the selling concession.

  The Company has granted to the US Underwriters and the European Managers options, exercisable for up to 30 days after the date of this Prospectus, to purchase up to an aggregate of 375,000 additional shares of common stock, respectively, to cover over-allotments, if any. If the Underwriters exercise the over-allotment options, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of common stock to be purchased by each of them as shown in the foregoing tables bears to the total number of shares of common stock offered hereby. The Underwriters may exercise such options only to cover over-allotments made in connection with the sale of shares of common stock offered hereby.

  The Company, the Company's officers, all Directors who own shares of common stock and certain other stockholders, warrantholders and optionholders of the Company have agreed that for a period of 180 days following the date of this Prospectus, without the prior consent of SG Cowen Securities Corporation, they will not, directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, including, without limitation, options, warrants and the like which are owned either of record or beneficially or which are acquired on or prior to the date of this Prospectus or which are received upon the exercise of options and warrants. SG Cowen Securities Corporation has advised the Company that it has no present intention of releasing any of the Company's stockholders or optionholders from such lock-up agreements until the expiration of the 180-day period.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect thereof.

  The Representatives have advised the Company that the Underwriters do not intend to confirm sales in excess of five percent of the shares of common stock offered hereby to any account over which they exercise discretionary authority.

  Until the distribution of common stock is completed, rules of the US Securities and Exchange Commission and EASDAQ may limit the ability of the Underwriters and certain selling group members to bid for and purchase the common stock. As an exception to these rules, the Underwriters, through a stabilizing manager to be designated by them, are permitted to engage in certain transactions on EASDAQ that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. Under EASDAQ rules, the maximum price at which any such stabilizing transactions may be made may not exceed the initial public offering price.

  If the Underwriters create a short position in the common stock in connection with this offering, i.e., if they sell more shares of common stock than are set forth on the cover page of this Prospectus, they may reduce that short position by purchasing common stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The Underwriters may impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase common stock in the open market to reduce the Underwriters' short positions or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the Underwriters who sold those shares of common stock as part of this offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of a security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price was determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and the stages of development of other companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

  Although the shares of common stock offered for sale by the Underwriters will be registered under the Securities Act, the Company does not intend to apply for listing of its common stock on any securities exchange in the United States or for quotation through the National Association of Securities Dealers Automated Quotation System. The US Underwriters have advised the Company that they intend to offer or sell shares of common stock only to United States or Canadian Persons that they reasonably believe to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Securities Act. Therefore, US purchasers of shares of common stock may be required to seek liquidity for their shares outside of the United States on EASDAQ or on the CSE.

  Carnegie Bank A/S, one of the Lead Managers and an affiliate of Carnegie Inc., one of the U.S. Representatives, acted as placement agent for the sale of the Company's Series E Stock and received a placement fee in connection therewith.

                           SUBSCRIPTION AND SALE

  The offerings of the common stock will commence on the date that the Underwriters and the Company determine the initial public offering price for the common stock. The closing of the issuance and sale of the common stock by the Company is expected to occur on the third day following the determination of the initial public offering price (fourth day, if the determination is made after 4:30 P.M. Eastern Standard time). In the event that the offerings are oversubscribed, the available shares will be apportioned by the Underwriters among the subscriptions received.

Denmark

  In Denmark, the offering of the shares of common stock will be subject to the following subscription procedures:

    The subscription period is expected to commence on     , 1999 and
  terminate at :00 [A.M./P.M.] Central European time on the date that the initial public offering price is determined, unless terminated earlier. The Copenhagen Stock Exchange will be notified of the termination of the subscription period. The initial public offering price will be announced in Denmark through the Copenhagen Stock Exchange. Pricing and closing for all shares will occur simultaneously.

    Certain selling agents in Denmark may request that investors use a subscription application form which is included with the Danish version of this Prospectus. This form, if requested, must be received by the selling agent from whom it was obtained prior to the termination of the subscription period and is subject to the written instructions included therein.

    Names and addresses of investors must be disclosed to the International Managers who are entitled to pass on such information to the Company.

Belgium

  The shares of common stock will not be offered publicly, directly or indirectly, in Belgium at the time of this offering. Nevertheless, the admission to trading on EASDAQ of the shares of common stock constitutes a public offer in Belgium necessitating the approval of this Prospectus by the CBF as described on page 3 of this Prospectus.

Austria

  The shares of common stock have not been offered and will not be offered to the general public in Austria but will be offered to a defined group of certain institutional investors on the basis of a private placing or otherwise only in circumstances where an exemption from the duty to publish a securities sale prospectus under the Austrian Capital Market Act is applicable. Therefore, this Prospectus is not intended for subscription and sale to the general public and it is addressed to institutional investors only.

France

  The offering does not and is not intended to constitute an offer to the public ("appel public a l'epargne") under French law. The Prospectus is issued in France only to persons who are qualified investors as defined under French law, in particular Article 6 of the Ordinance No. 67-833 dated 28 September 1967 (as amended) in conjunction with Article 1 of the Decree No. 98-880 dated 1 October 1998. The Prospectus has not been submitted for approval to the French Commission des Operations de Bourse (COB), nor have any procedures required under French law for the public offering of shares in France been followed. This Prospectus may not be used in connection with any offer or sale of securities issued by the Company to the public in France.

Germany

  The shares of common stock have not been offered and will not be offered to persons in Germany except to persons who acquire or dispose of securities or dispose of securities as part of their profession or as a business either for their own account or for the account of third parties (Section 2, No. 1 Securities Sales Prospectus Act "Wertpapierverkaufspropekt-Gesetz") or otherwise only in circumstances where an exemption from the duty to publish a securities sales prospectus under the German Securities Sales Prospectus Act is applicable.

Italy

  The European Managers have represented and agreed that no action has been or will be taken which would allow the offering of the shares of common stock to the public in the Republic of Italy and that individual sales of shares of common stock to any person in the Republic of Italy have only been or will only be made in accordance with Italian securities, tax and other applicable laws and regulations. Accordingly, the shares of common stock may not be offered, sold or delivered and neither this Prospectus nor any other offering material relating to the shares of common stock may be distributed or made available in the Republic of Italy unless (i) such activities are carried out by a securities intermediary appropriately authorized to conduct such activities in the Republic of Italy and in accordance with applicable Italian securities laws and any other applicable law or regulatory requirements and (ii) the applicable requirements, if any, for notices to the Consob under Article 4 of Consob Regulation 6430 and to the Bank of Italy under Article 129 of Legislative Decree No. 385 of 1st September, 1993, as amended, and the Bank of Italy's instructions issued thereunder, are fully complied with.

Sweden

  The shares of common stock will be offered to a limited number of potential investors only. The offered shares of common stock will not be offered to the public in Sweden and are therefore not within the scope of the prospectus regulations in the Swedish Financial Instruments Trading Act. This Prospectus has not been submitted for approval by or registration with the Swedish Financial Supervisory Authority.

Switzerland

  The shares of common stock will not be offered publicly, directly or indirectly, to investors in Switzerland. Only a strictly limited number (not in excess of 20) of professional or institutional investors will be approached on a bilateral basis in connection with the offering of the shares of common stock.

United Kingdom

  The European Managers have represented and agreed with the Company that:

    They have not offered or sold and prior to the expiration of the period of six months from the date of the issue of the shares of common stock, will not offer or sell any shares of common stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act of 1986.

    They have complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

    They have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the shares of common stock to a person who is of a kind described in
  Article 11(3) of the Financial Services Act of 1986 (Investment
  Advertisements) (Exceptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                                 LEGAL MATTERS

  The validity of the shares of common stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, a partner of Palmer & Dodge LLP, is the Secretary of the Company. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters in connection with the Company's patents will be passed upon for the Company by Clark & Elbing, LLP, Boston, Massachusetts. Certain matters of Danish law, including, among other things, the statements of Danish law included in this Prospectus under the caption "Income Tax Considerations--Danish Tax Considerations" will be passed upon by Dragsted & Helmer Nielsen, Copenhagen, Denmark, and Bech-Bruun & Trolle, Copenhagen, Denmark, for the Company and the Underwriters, respectively. Certain matters of English law will be passed upon by Denton Hall, London, England, for the Company. Palmer & Dodge LLP and Brown & Wood LLP will rely upon Dragsted & Helmer Nielsen and Bech-Bruun & Trolle with respect to certain matters governed by Danish law and upon Denton Hall with respect to certain matters governed by English law.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS

                                     INDEX

                                                                          PAGE
                                                                          ----
Report of Independent Public Accountants................................. F-2
Consolidated Balance Sheets as of December 31, 1995, 1996, 1997 and
 September 30, 1998 (unaudited) and Pro Forma September 30, 1998
 (unaudited)............................................................. F-3
Consolidated Statements of Operations for the Years Ended December 31,
 1995, 1996 and 1997, for the Nine Months Ended September 30, 1997 and
 1998 (unaudited) and for the Period from Inception (May 27, 1992) to
 September 30, 1998 (unaudited).......................................... F-4
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for
 the Period from Inception (May 27, 1992) to December 31, 1997, and for the Nine Months Ended September 30, 1998 (unaudited) and Pro Forma
 September 30, 1998 (unaudited).......................................... F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1995, 1996 and 1997, for the Nine Months Ended September 30, 1997 and
 1998 (unaudited) and for the Period from Inception (May 27, 1992) to
 September 30, 1998 (unaudited).......................................... F-6
Notes to Consolidated Financial Statements............................... F-7

  After the .654-for-one reverse stock split discussed in Note 6(a) to the Company's financial statements is effected, we expect to be in a position to render the following audit report.

                                                        Arthur Andersen LLP

Boston, Massachusetts

December 23, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Phytera, Inc.:

  We have audited the accompanying consolidated balance sheets of Phytera, Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 1995, 1996 and 1997, the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1997, and the related statement of stockholders' equity (deficit) for the period from inception (May 27, 1992) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phytera, Inc. and subsidiaries as of December 31, 1995, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with United States generally accepted accounting principles.

Boston, Massachusetts

February 20, 1998 (except with respect

to the matters discussed in Note 6(a),

as to which the date is December 23, 1998)

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                       DECEMBER 31,                                  PRO FORMA
                           ---------------------------------------  SEPTEMBER 30,  SEPTEMBER 30,
                              1995          1996          1997          1998           1998
                           -----------  ------------  ------------  -------------  -------------
                                                                     (UNAUDITED)    (UNAUDITED)
          ASSETS
 Current Assets:
   Cash and cash
    equivalents..........  $   470,010  $  4,011,527  $  3,342,130  $  5,887,649   $  5,887,649
   Marketable
    securities...........          --      6,105,391       450,000     1,100,000      1,100,000
   Prepaid expenses and
    other current
    assets...............      136,273       246,327       232,788       295,288        295,288
                           -----------  ------------  ------------  ------------   ------------
     Total current
      assets.............      606,283    10,363,245     4,024,918     7,282,937      7,282,937
                           -----------  ------------  ------------  ------------   ------------
 Equipment and
  Improvements, at cost:
   Laboratory equipment..    1,989,571     2,331,802     2,985,962     2,974,963      2,974,963
   Leasehold
    improvements.........      455,506       603,518       751,899       905,019        905,019
   Office equipment......      307,592       465,792       584,930       739,703        739,703
                           -----------  ------------  ------------  ------------   ------------
                             2,752,669     3,401,112     4,322,791     4,619,685      4,619,685
   Less--Accumulated
    depreciation and
    amortization.........      894,662     1,448,540     2,153,328     2,717,617      2,717,617
                           -----------  ------------  ------------  ------------   ------------
                             1,858,007     1,952,572     2,169,463     1,902,068      1,902,068
                           -----------  ------------  ------------  ------------   ------------
 Other Assets............      239,561        79,695        94,633       129,649        129,649
                           -----------  ------------  ------------  ------------   ------------
                           $ 2,703,851  $ 12,395,512  $  6,289,014  $  9,314,654   $  9,314,654
                           ===========  ============  ============  ============   ============
 LIABILITIES, REDEEMABLE
   CONVERTIBLE PREFERRED
         STOCK AND
   STOCKHOLDERS' EQUITY
         (DEFICIT)
 Current Liabilities:
   Current portion of
    long-term debt (note
    4)...................  $   825,000  $    300,993  $    299,536  $    289,278   $    289,278
   Accounts payable......      297,098       199,868       243,790       431,368        431,368
   Accrued expenses......      281,019       339,860       363,340       862,633        862,633
   Deferred revenue......          --        546,079       531,898       648,529        648,529
                           -----------  ------------  ------------  ------------   ------------
     Total current
      liabilities........    1,403,117     1,386,800     1,438,564     2,231,808      2,231,808
                           -----------  ------------  ------------  ------------   ------------
 Long-Term Debt, less
  current portion (note
  4).....................      745,440     1,273,526     1,549,836     2,189,080      2,189,080
                           -----------  ------------  ------------  ------------   ------------
 Convertible Debt........    1,762,236           --            --            --             --
                           -----------  ------------  ------------  ------------   ------------
 Commitments (note 8)
 Redeemable Convertible
  Preferred Stock, $0.01
  par value--Authorized--
  14,446,382 shares; no
  shares pro forma Issued
  and outstanding--
  2,766,486 shares,
  6,025,591 shares,
  6,460,591 shares,
  7,274,833 shares and no
  shares as of December
  31, 1995, 1996 and
  1997, September 30,
  1998 and pro forma
  September 30, 1998,
  respectively...........   11,893,915    30,945,219    34,186,184    41,138,563            --
                           -----------  ------------  ------------  ------------   ------------
 Stockholders' Equity
  (Deficit) (note 6):
   Preferred stock, $0.01
    par value--
   Authorized--1,000,000
    shares pro forma
   Issued and
    outstanding--no
    shares                         --            --            --            --             --
   Common stock, $0.01
    par value--
   Authorized--13,000,000
    shares actual;
    25,000,000 shares pro
    forma
   Issued and
    outstanding--499,035
    shares, 529,758
    shares, 607,783
    shares, 709,949
    shares and 5,659,005
    shares as of December
    31, 1995, 1996 and
    1997, September 30,
    1998 and pro forma
    September 30, 1998,
    respectively.........        4,990         5,298         6,078         7,099         56,590
   Additional paid-in
    capital..............        7,501       839,919     1,341,534     5,206,617     46,295,689
   Deficit accumulated
    during the
    development stage....  (13,113,348)  (22,055,250)  (32,233,182)  (39,647,629)   (39,647,629)
   Deferred
    compensation.........          --            --            --     (1,810,884)    (1,810,884)
                           -----------  ------------  ------------  ------------   ------------
     Total stockholders'
      equity (deficit)...  (13,100,857)  (21,210,033)  (30,885,570)  (36,244,797)     4,893,766
                           -----------  ------------  ------------  ------------   ------------
     Total liabilities,
      redeemable
      preferred stock and
      stockholders'
      equity (deficit)...  $ 2,703,851  $ 12,395,512  $  6,289,014  $  9,314,654   $  9,314,654
                           ===========  ============  ============  ============   ============

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            INCEPTION
                                                                   NINE MONTHS ENDED        (MAY 27,
                              YEARS ENDED DECEMBER 31,               SEPTEMBER 30,          1992) TO
                         -------------------------------------  ------------------------  SEPTEMBER 30,
                            1995         1996         1997         1997         1998          1998
                         -----------  -----------  -----------  -----------  -----------  -------------
                                                                      (UNAUDITED)          (UNAUDITED)
Collaborative Revenue... $    49,632  $   247,000  $ 1,052,657  $   730,311  $ 1,100,257  $  2,551,963
                         -----------  -----------  -----------  -----------  -----------  ------------
Operating Expenses:
  Research and
   development..........   3,964,007    5,231,383    7,672,748    5,711,002    5,638,715    27,191,166
  General and
   administrative.......   1,424,539    1,675,317    1,739,806    1,287,038    1,908,900     8,632,962
  Charge for acquired
   research and develop-
   ment.................         --     1,498,339    1,611,728    1,611,728          --      4,421,517
                         -----------  -----------  -----------  -----------  -----------  ------------
                           5,388,546    8,405,039   11,024,282    8,609,768    7,547,615    40,245,645
                         -----------  -----------  -----------  -----------  -----------  ------------
    Loss from
     operations.........  (5,338,914)  (8,158,039)  (9,971,625)  (7,879,457)  (6,447,358)  (37,693,682)
Other:
  Interest income.......     100,801      142,413      383,591      319,702      167,610     1,035,765
  Interest expense......    (207,135)    (172,505)    (155,793)     (89,115)    (152,833)     (935,285)
  Foreign currency
   translation gain
   (loss)...............       6,720     (100,749)     (10,185)     (13,496)    (152,132)      (95,662)
                         -----------  -----------  -----------  -----------  -----------  ------------
    Net loss............ $(5,438,528) $(8,288,880) $(9,754,012) $(7,662,366) $(6,584,713) $(37,688,864)
                         ===========  ===========  ===========  ===========  ===========  ============
Net Loss per Share:
  Basic and Diluted..... $    (15.43) $    (19.99) $    (19.53) $    (15.59) $    (12.47)
  Pro Forma Basic and
   Diluted..............                           $     (2.17)              $     (1.45)
Weighted Average Common
  Shares Outstanding:
  Basic and Diluted.....     353,444      434,801      521,178      512,008      593,552
  Pro Forma Basic and
   Diluted..............                             4,692,624                 5,121,511


  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                             DEFICIT
                            COMMON STOCK                   ACCUMULATED
                         -------------------- ADDITIONAL    DURING THE                      TOTAL
                         NUMBER OF  $0.01 PAR   PAID IN    DEVELOPMENT     DEFERRED     STOCKHOLDERS'
                          SHARES      VALUE     CAPITAL       STAGE      COMPENSATION  EQUITY (DEFICIT)
                         ---------  --------- -----------  ------------  ------------  ----------------
Initial Sale of Common
 Stock..................   196,200   $ 1,962  $     1,038  $        --   $       --      $     3,000
 Exercise of stock
  options...............    13,080       131           69           --           --              200
 Accretion of preferred
  stock.................       --        --           --         (6,093)         --           (6,093)
 Net loss...............       --        --           --     (1,519,500)         --       (1,519,500)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, December 31,
 1992...................   209,280     2,093        1,107    (1,525,593)         --       (1,522,393)
 Sale of common stock...   256,695     2,567        1,358           --           --            3,925
 Exercise of stock
  options...............    13,080       131           69           --           --              200
 Accretion of preferred
  stock.................       --        --           --        (15,332)         --          (15,332)
 Net loss...............       --        --           --     (1,876,218)         --       (1,876,218)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, December 31,
 1993...................   479,055     4,791        2,534    (3,417,143)         --       (3,409,818)
 Sale of common stock...     4,905        49        4,076           --           --            4,125
 Exercise of stock
  options...............    13,521       135           72           --           --              207
 Accretion of preferred
  stock.................       --        --           --        (15,332)         --          (15,332)
 Net loss...............       --        --           --     (4,227,013)         --       (4,227,013)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, December 31,
 1994...................   417,481     4,975        6,682    (7,659,488)         --       (7,647,831)
 Exercise of stock
  options...............     1,553        16          818           --           --              834
 Accretion of preferred
  stock.................       --        --           --        (15,332)         --          (15,332)
 Net loss...............       --        --           --     (5,438,528)         --       (5,438,528)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, December 31,
 1995...................   499,035     4,990        7,501   (13,113,348)         --      (13,100,857)
 Exercise of stock
  options...............    23,904       239          343           --           --              582
 Exercise of Series C
  Warrants (note 6(f))..       --        --           --       (251,447)         --         (251,447)
 Issuance of stock
  options to
  consultants...........       --        --         4,890           --           --            4,890
 Repurchase of
  restricted stock......   (10,628)     (106)         (57)          --           --             (163)
 Issuance of restricted
  stock for consulting
  services..............    17,447       174       14,498           --           --           14,672
 Accretion of preferred
  stock.................       --        --           --       (401,575)         --         (401,575)
 Warrants issued in
  connection with
  issuance of Series C
  preferred stock (note
  6(c)).................       --        --       812,745           --           --          812,745
 Net loss...............       --        --           --     (8,288,880)         --       (8,288,880)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, December 31,
 1996...................   529,758     5,298      839,419   (22,055,250)         --      (21,210,033)
 Exercise of stock
  options...............    36,362       364       24,752           --           --           25,116
 ESOP purchases.........     5,693        57        6,472           --           --            6,529
 Sale of common stock...    35,970       360       35,390           --           --           35,750
 Issuance of Series D
  redeemable convertible
  preferred stock in
  connection with Auda
  Pharmaceuticals ApS
  acquisition...........       --        --       435,000           --           --          435,000
 Accretion of preferred
  stock.................       --        --           --       (423,920)         --         (423,920)
 Net Loss...............       --        --           --     (9,754,012)         --       (9,754,012)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, December 31,
 1997...................   607,783     6,078    1,341,534   (32,233,182)         --      (30,885,570)
 Deferred compensation
  related to grants or
  common stock options..       --        --     2,115,350           --    (2,115,350)            --
 Amortization of
  deferred
  compensation..........       --        --           --            --       304,466         304,466
 Issuance of common
  stock options.........       --        --        35,600           --           --           35,600
 Exercise of stock
  options...............    85,816       858       70,374           --           --           71,232
 Exercise of Series C
  redeemable convertible
  preferred stock
  warrants (note 6(f))..       --        --           --        (10,333)         --          (10,333)
 Sale of restricted
  common stock..........    16,350       164       18,587           --           --           18,750
 Value of discount
  ascribed to the
  guaranteed rate of
  return on Series E
  redeemable convertible
  preferred stock.......       --        --     1,625,172           --           --        1,625,172
 Accretion of preferred
  stock.................       --        --           --       (413,108)         --         (413,108)
 Accretion of discount
  ascribed to the
  guaranteed rate of
  return on Series E
  redeemable convertible
  preferred stock.......       --        --           --       (406,293)         --         (406,293)
 Net Loss...............       --        --           --     (6,584,713)         --       (6,584,713)
                         ---------   -------  -----------  ------------  -----------     -----------
Balance, September 30,
 1998 (unaudited).......   709,949     7,099    5,206,617   (39,647,629)  (1,810,884)    (36,244,797)
 Conversion of
  redeemable convertible
  preferred stock into
  common stock
  (unaudited)........... 4,949,056    49,491   41,089,072           --           --       41,138,563
                         ---------   -------  -----------  ------------  -----------     -----------
 Pro Forma Balance,
  September 30, 1998
  (unaudited)........... 5,659,005   $56,590  $46,295,689  $(39,647,629) $(1,810,884)    $ 4,893,766
                         =========   =======  ===========  ============  ===========     ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   NINE MONTHS ENDED          INCEPTION
                              YEARS ENDED DECEMBER 31,               SEPTEMBER 30,        (MAY 27, 1992) TO
                         -------------------------------------  ------------------------    SEPTEMBER 30,
                            1995         1996         1997         1997         1998            1998
                         -----------  -----------  -----------  -----------  -----------  -----------------
                                                                      (UNAUDITED)            (UNAUDITED)
Cash Flows from
 Operating Activities:
 Net loss............... $(5,438,528) $(8,288,880) $(9,754,012) $(7,662,366) $(6,584,713)   $(37,688,864)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities--
  Charge for acquired
   research and
   development, net of
   cash paid............         --     1,459,651    1,611,728    1,611,728          --        4,103,038
  Stock issuance in
   exchange for
   interest on bridge
   financing loan.......         --        10,622          --           --           --           70,074
  Stock issuance in
   exchange for rent....         --           --           --           --           --           93,500
  Stock issuance in
   exchange for
   consulting
   services.............         --        14,406          --           --           --           14,406
  Compensation related
   to issuance of
   common stock
   options..............         --         4,890          --           --       340,293         345,183
  Depreciation and
   amortization.........     485,286      553,878      704,788      493,562      564,289       2,850,531
  Changes in assets and
   liabilities--
   Accounts receivable,
    prepaid expenses and
    other current
    assets..............     210,404     (110,054)      26,041     (188,400)     (62,500)       (273,724)
   Accounts payable.....    (270,888)    (225,625)       4,702      264,848      187,576         244,329
   Accrued expenses.....        (812)      76,499       18,133       97,298      499,293         855,439
   Deferred revenue.....                  528,421      (14,181)     288,743      116,630         648,528
                         -----------  -----------  -----------  -----------  -----------    ------------
    Net cash used in
     operating
     activities.........  (5,014,538)  (5,976,192)  (7,402,801)  (5,094,587)  (4,939,132)    (28,737,560)
                         -----------  -----------  -----------  -----------  -----------    ------------
Cash Flows from
 Investing Activities:
 Purchases of equipment
  and improvements......    (149,604)    (626,723)    (913,422)    (892,106)    (296,894)     (4,689,058)
 Decrease (increase) in
  marketable
  securities............   1,547,640   (6,105,391)   5,655,391    3,455,638     (650,000)     (1,100,000)
 (Increase) decrease in
  restricted cash.......    (220,000)     220,000          --           --           --              --
 Increase in other
  assets................     (19,561)     (60,134)     (13,803)     (17,933)     (35,016)       (128,514)
 Net cash acquired in
  acquisition of Auda
  Pharmaceuticals ApS,
  net of acquisition
  costs.................         --           --     1,662,990    1,662,990          --        1,662,990
                         -----------  -----------  -----------  -----------  -----------    ------------
    Net cash provided by
     (used in) investing
     activities.........   1,158,475   (6,572,248)   6,391,156    4,208,589     (981,910)     (4,254,582)
                         -----------  -----------  -----------  -----------  -----------    ------------
Cash Flows from
 Financing Activities:
 Net (payments of)
  proceeds from notes
  payable...............    (266,606)    (139,554)    (295,420)    (228,972)    (227,911)        162,115
 Proceeds from long-term
  debt..................         --        67,073      627,244      429,140      769,342       1,386,835
 Proceeds from
  convertible debt......   1,762,236          --           --           --           --        1,762,236
 Net proceeds from sale
  (repurchase) of
  preferred stock.......         --    16,058,311          --           --     7,747,576      35,494,761
 Proceeds from sale of
  common stock..........         --          (163)      35,750       35,750       18,750          64,387
 Proceeds from the
  exercise of stock
  options and warrants..         834          985       25,116       20,489       71,249          98,791
 Proceeds from ESOP
  purchases.............         --           --         6,529          --           --            6,529
 Proceeds from the
  issuance of stock in
  exchange for
  consulting services...         --           266          --           --           --              266
 Net effect of foreign
  currency translation
  adjustments...........      (6,096)     103,039      (56,971)     (68,756)      87,555         (96,129)
                         -----------  -----------  -----------  -----------  -----------    ------------
    Net cash provided by
     financing
     activities.........   1,490,368   16,089,957      342,248      187,651    8,466,561      38,879,791
                         -----------  -----------  -----------  -----------  -----------    ------------
Net (decrease) increase
 in cash and cash
 equivalents............  (2,365,695)   3,541,517     (669,397)    (698,347)   2,545,519       5,887,649
Cash and Cash
 Equivalents, beginning
 of period..............   2,835,705      470,010    4,011,527    4,011,527    3,342,130             --
                         -----------  -----------  -----------  -----------  -----------    ------------
Cash and Cash
 Equivalents, end of
 period................. $   470,010  $ 4,011,527  $ 3,342,130  $ 3,313,180  $ 5,887,649    $  5,887,649
                         ===========  ===========  ===========  ===========  ===========    ============
Supplemental Disclosure
 of Noncash
 Transactions:
 Acquisition of Phytera
  Ltd.--
 Assumed liabilities.... $       --   $       --   $       --   $       --   $       --     $ (1,073,327)
 Fair value of assets
  acquired..............         --           --           --           --           --           42,668
 Issuance of stock in
  connection with
  Phytera Ltd.
  acquisition...........         --           --           --           --           --            1,000
 Acquisition of Neptune
  Pharmaceuticals,
  Inc.--
 Assumed liabilities.... $       --   $  (128,394) $       --   $       --   $       --     $   (128,394)
 Fair value of assets
  acquired..............         --        22,018          --           --           --           22,018
 Issuance of stock in
  connection with
  Neptune
  Pharmaceuticals,
  Inc...................         --     1,353,275          --           --           --        1,353,275
 Acquisition of Auda
  Pharmaceuticals ApS--
 Assumed liabilities.... $       --   $       --   $   (44,569) $   (44,569) $       --     $    (44,569)
 Fair value of assets
  acquired..............         --           --     1,739,370    1,739,370          --        1,739,370
 Issuance of stock in
  connection with Auda
  Pharmaceuticals ApS...         --           --     3,262,500    3,262,500          --        3,262,500
 Conversion of
  convertible debt and
  interest into
  preferred stock....... $       --   $ 1,799,038  $       --   $       --   $       --     $  1,799,038
Supplemental Disclosure
 of Cash Flow
 Information:
 Cash paid for
  interest.............. $   181,079  $   187,474  $   134,355  $    32,113  $    21,285    $    692,973

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS

  Phytera, Inc. and subsidiaries (the Company) was incorporated on May 27, 1992. The Company is an international biopharmaceutical Company engaged in identifying and optimizing novel chemical lead structures through its Combinatorial Drug Discovery Program.

  The Company is in the development stage. Under United States generally accepted accounting principles ("US GAAP"), a development stage enterprise is defined as an enterprise which is devoting substantially all of its efforts toward developing products, raising capital and marketing products under development. Under US GAAP, development stage enterprises are required to provide certain additional disclosure in their financial statements. The Company is subject to a number of risks similar to those of other development stage companies, including dependence on key individuals, competition from substitute products and larger companies, the development of commercially usable products and the need to obtain adequate additional financing necessary to fund the development of its products.

(2) ACQUISITIONS

  On July 31, 1996, the Company issued 246,050 shares of its Series B redeemable convertible preferred stock for 100% of the outstanding capital stock of Neptune Pharmaceuticals, Inc. ("Neptune"). These shares were valued at $5.50 per share which represented the fair market value based upon comparable sales of Series B redeemable convertible preferred stock. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion ("APB") No. 16. The assets acquired from Neptune consisted primarily of intellectual property which, at the date of acquisition, had not established technological feasibility and has no alternative future uses. The intellectual property consisted of know-how and methodologies related to marine extract cultures and an option to license certain technology from an academic institution. In order for the intellectual property acquired from Neptune to be commercialized and generate cash flows, the Company needs to expend a substantial amount on additional research and development, preclinical testing and clinical trials, regulatory clearances, and manufacturing, distribution and marketing arrangements the outcome of which is uncertain. The cost and time required to complete the development of the intellectual property is significant and difficult to estimate given the uncertainties of research and development and the regulatory process. Accordingly, the net realizable value of the acquired intellectual property is uncertain. The portion of the purchase price allocated to intellectual property, totaling $1,498,339, was charged to operations in the year ended December 31, 1996 as in-process research and development. The results of operations of Neptune have been included in the accompanying Consolidated Financial Statements since the date of acquisition.

  On March 11, 1997, the Company issued 435,000 shares of its Series D redeemable convertible preferred stock for 100% of the outstanding capital stock of Auda Pharmaceuticals ApS ("Auda"). These shares were valued at $7.50 per share which represented the fair market value based upon comparable sales of Series D redeemable convertible preferred stock. The acquisition was accounted for as a purchase in accordance with APB No. 16. The assets of Auda consisted primarily of $1,662,990 of cash and intellectual property which, at the date of acquisition, had not established technological feasibility and has no alternative future uses. The intellectual property consisted of rights to three patents licensed from the University of Copenhagen which may have use in the Company's combinational chemistry programs. In order for the intellectual property acquired from Auda to be commercialized and generate cash flows the Company needs to expend a substantial amount on additional research and development, preclinical testing and clinical trials, regulatory clearances, and manufacturing, distribution and marketing arrangements the outcome of which is uncertain. The cost and time required to complete the development of the intellectual property is significant and difficult to estimate given the uncertainties of research and development and the regulatory process. Accordingly, the net realizable value of the intellectual property is uncertain. The portion of the purchase price allocated to intellectual property, totaling $1,611,728, was charged to operations in the year ended December 31, 1997 as in-process research and development. The results of Auda's operations have been included in the accompanying Consolidated Financial Statements since the date of acquisition.

  The following unaudited pro forma summary information presents the combined results of operations of the Company, Neptune and Auda as if the acquisitions had occurred at the beginning of 1996 and 1997, respectively. This unaudited pro forma financial information is presented for informational purposes only and

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

may not be indicative of the results of operations as they would have been if the Company, Neptune and Auda had been a single entity, nor is it necessarily indicative of the results of operations that may occur in the future.

                                        YEARS ENDED DECEMBER      NINE MONTHS
                                                 31,                 ENDED
                                       ------------------------  SEPTEMBER 30,
                                          1996         1997          1997
                                       -----------  -----------  -------------
     Collaborative revenues........... $   267,200  $ 1,052,657   $   730,311
     Net loss.........................  (8,758,011)  (9,854,791)   (7,763,146)
     Basic and diluted net loss per
      share...........................      (21.07)      (19.72)       (15.78)

(3) SIGNIFICANT ACCOUNTING POLICIES

  The accompanying Consolidated Financial Statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the notes to Consolidated Financial Statements.

  (a) Summary of Certain Differences Between US GAAP, Danish generally accepted accounting principles ("Danish GAAP") and International Accounting Standards ("IAS")

    In preparing its Consolidated Financial Statements for each of the years ended December 31, 1995, 1996 and 1997 and nine-month periods ended September 30, 1997 and 1998, the Company has applied accounting principles which are in accordance with US GAAP. These accounting principles differ in some respects from Danish GAAP and IAS. The more significant differences have been summarized below. The following sections list only the material differences in accounting principles and related presentation and disclosure items which apply to the Company.

    IAS and Danish GAAP differ in certain respects from US GAAP in such regards as the classification and presentation of items in the balance sheet and income statement as well as disclosure in the notes. The explanatory notes to the income statement do differ both in terms of extent and content. US GAAP require specific disclosures to be made related to the consolidated statements of operations, consolidated balance sheets, and accompanying notes. However, IAS tend to be less specific regarding the form of presentation and structure of such disclosure.

    In the balance sheet, US GAAP requires assets and liabilities to be classified in ascending order, starting with current assets and current liabilities, whereas the Danish GAAP requires a mandatory line by line presentation, based on the European Union fourth directive. This structure lists fixed assets and equity first and current assets and current liabilities last (in descending order). Further differences relate to the classification of assets on a line by line basis. US GAAP statements usually display fixed assets at historical cost and total accumulated depreciation as a separate line in the balance sheet. Danish GAAP statements show fixed assets at net book value in the balance sheet with an accompanying note explaining the "difference" between historical cost and accumulated depreciation. Furthermore, Danish GAAP classifies current assets differently on a line by line basis on the balance sheet. US GAAP classifies leasehold improvements as tangible fixed assets, whereas these are included in intangible fixed assets according to Danish GAAP. Similarly the grouping and classification of debt and payables can vary under US GAAP and Danish GAAP presentation rules.

    US GAAP requires research and development costs to be charged to the profit and loss account as incurred. IAS recognize development costs as an asset provided that certain conditions are met. Phytera has not recognized any such assets under IAS, and the development costs are expensed as incurred in the same way as research costs.

    Under US GAAP, a company such as Phytera and subsidiaries is deemed to be a "development stage company", which requires very strict reporting forms, including certain aggregate amounts from its inception until the most recent reporting period to be reported in the consolidated statements of operations and consolidated statements of cash flows and consolidated statement of stockholders' equity (deficit). Accounting policy footnotes require special disclosure explaining accounting for development stage companies. IAS is less specific regarding the form of presentation and structure of such disclosure.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


  (b) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Consolidation

    The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries, Phytera Ltd., Phytera A/S and Phytera Symbion ApS. All material intercompany accounts and transactions have been eliminated in consolidation.

  (d) Unaudited Pro Forma Presentation

    The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 reflects the automatic conversion of all outstanding shares of redeemable convertible preferred stock into 4,949,056 shares of common stock which will occur upon the closing of the Company's proposed initial public offering (assuming the Series E Convertible Preferred Stock converts into an aggregate of 722,746 shares of common stock and the closing of the proposed initial public offering on or before February 8, 1999 at an offering price of $13.00 per share (the mid-point of the expected range)).

  (e) Interim Financial Statements

    The accompanying Consolidated Financial Statements as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

  (f) Revenue Recognition

    Substantially all of the Company's revenues have been derived from research and development partnerships (see note 9). Research funding, which is not subject to achieving development milestones, is recognized as revenue over the life of the research agreement as the required services are provided and costs are incurred. Revenues derived from providing extracts are recognized upon shipment of the extracts. Milestone payments will be recognized as revenue upon achievement of the milestone and receipt of payment. License fees will be recognized as revenue upon receipt and fulfillment of all performance obligations. Deferred revenue represents amounts received prior to recognition as revenue.

  (g) Cash and Cash Equivalents

    Cash and cash equivalents are stated at cost, which approximates market. The Company considers highly liquid investments with maturities of 90 days or less at the time of acquisition to be cash equivalents. Cash and cash equivalents include money market accounts that are readily convertible to cash and commercial paper purchased with a maturity of 90 days or less.

  (h) Marketable Securities

    The Company accounts for marketable securities under Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified its marketable securities as held-to-maturity and they are recorded at amortized cost, which approximates fair market value.

    At December 31, 1996, 1997 and September 30, 1998, the Company's marketable securities consist of corporate bonds that mature within one year of the balance sheet date.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

  (i) Depreciation and Amortization

    The Company provides for depreciation and amortization by charges to operations in amounts estimated to allocate the cost of equipment and improvements over their estimated useful lives on a straight-line basis as follows:

            ASSET CLASSIFICATION    ESTIMATED USEFUL LIFE
            --------------------    ---------------------
            Laboratory equipment...        5 years
            Leasehold
             improvements..........     Life of lease
            Office equipment.......       3-7 years

  (j) Research and Development Expenses

    The Company charges research and development expenses to operations as incurred.

  (k) Foreign Currency Translation

    The financial statements of the Company's non US subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation. The functional currency of the Company's foreign subsidiaries is the U.S. Dollar, accordingly, all assets and liabilities of the foreign subsidiaries are translated using the exchange rate at the balance sheet date, except for prepaid expenses, equipment and improvements and stockholders' equity (deficit), which are translated at historical rates. Revenues and expenses are translated at average rates during the period, except for depreciation and amortization, which are translated at historical rates. Translation gains and losses arising from the translations are included in the consolidated statements of operations, since the functional currency is the US dollar for all operations.

  (l) Financial Instruments

    SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure about fair value of financial instruments. Financial instruments consist of cash equivalents, marketable securities, accounts payable and debt. The estimated fair value of these financial instruments approximates their carrying value.

  (m) Concentration of Credit Risk

    SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentration. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts or other hedging arrangements. Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and marketable securities. The Company's collaborative revenue for the years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1997 was derived entirely from Tsumura & Co. Approximately 55%, 31% and 14% of the Company's collaborative revenue for the nine months ended September 30, 1998 was derived from Tsumura & Co., Chiron Corporation and Eli Lilly and Company, respectively. See Note 9.

  (n) Net Loss per Share

    Basic and diluted net loss per common share was determined by dividing net loss attributable to common shareholders, which reflects the accretion of preferred stock to redemption value, by the weighted average vested common shares outstanding during the period. The computation of basic and diluted net loss per share reflects adjustments to net loss of $15,332, $401,575, $423,920, $317,940 and $819,401 for the accretion of preferred stock to its redemption value for the years ended December 31, 1995, 1996, 1997 and the nine months ended September 30, 1997 and 1998, respectively. Basic and diluted net loss per share are the same, as outstanding common stock options and warrants and convertible preferred stock are considered antidilutive as the Company has recorded a net loss for all periods presented. Options and warrants to purchase a total of 258,081, 645,576, 747,753, 723,098, and 1,029,437 common shares have been excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 1995, 1996, 1997, and for the nine months ended September 30, 1997 and 1998, respectively. Shares of common stock issuable upon the conversion of outstanding redeemable convertible preferred stock have also been excluded for all periods presented.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

    The calculation of pro forma net loss per common share assumes that all series of redeemable convertible preferred stock had been converted to common stock as of the original issuance dates. The calculation also assumes that the Series E redeemable convertible preferred stock converts into an aggregate of 722,746 shares of common stock which is based upon a closing of the Company's proposed initial public offering on or before February 8, 1999 at an offering price of $13.00 per share (the mid-point of the expected range).

  (o) New Accounting Standards

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstance from non-operating sources. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company has adopted this statement, however as of September 30, 1998, the Company does not have any material components of comprehensive income.

    In July 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company will adopt this statement in their 1998 year end financial statements.

(4) LONG-TERM DEBT

  Long-term debt obligations consist of the following as of December 31, 1996 and 1997 and September 30, 1998:

                                               DECEMBER 31,
                                           --------------------- SEPTEMBER 30,
                                              1996       1997        1998
                                           ---------- ---------- -------------
     Note payable to University of
      Sheffield........................... $  822,000 $  792,384  $  816,000
     Note payable to a Danish
      organization........................     67,073    685,257   1,510,656
     Note payable to a United States
      bank................................    550,000    275,000      68,750
     Note payable to an unrelated third
      party...............................    100,691     73,990      64,656
     Note payable to a Danish bank........     34,755     22,741      18,296
                                           ---------- ----------  ----------
                                            1,574,519  1,849,372   2,478,358
     Less--Current portion................    300,993    299,536     289,278
                                           ---------- ----------  ----------
                                           $1,273,526 $1,549,836  $2,189,080
                                           ========== ==========  ==========

  Long-term debt includes a (Pounds)480,000 (approximately $816,000 at the September 30, 1998 exchange rate) note payable to the University of Sheffield, bearing interest at 10% per annum, issued in connection with the acquisition of Phytera Ltd. The note is payable on the closing of a qualified initial public offering of the Company's common stock, as defined, but may be accelerated upon the sale or transfer of all or substantially all of the Company's assets or upon a voluntary petition of bankruptcy. Interest on the unpaid principal balance is due each October 1.

  In 1996, the Company established a credit facility with a Danish organization to fund the Company's Danish operations. The maximum loan is DKK 13,232,700 ($2,086,797 at the September 30, 1998 exchange rate), and is disbursed to the Company quarterly, based on a percentage of the operating expenses incurred by the Company's operations in Denmark through December 31, 1998. Interest accrues from the time of disbursement at a rate of 7.98% per annum. The note and interest accrued are payable quarterly beginning April 1, 1999. The loan balance outstanding, including accrued but unpaid interest, at December 31, 1996, 1997 and September 30, 1998, was DKK 397,350, DKK 4,693,541 and DKK
9,564,726, respectively ($67,073, $685,257 and $1,510,656 at the December 31,
1996, and 1997 and September 30, 1998 exchange rates, respectively).

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


  In July 1994, the Company entered into a $1,100,000 equipment line of credit with a US bank. The Company borrowed the maximum amount through December 31, 1994, at which time the amount outstanding under the equipment line of credit was converted into a promissory note. The note is payable in 48 equal monthly installments, beginning in January 1995 and bearing interest at the bank's prime rate (8.5% at September 30, 1998) plus 2%. Borrowings under the note are secured by substantially all of the Company's assets. The note contains certain covenants, including minimum levels of liquidity and net worth. The Company was in compliance with all covenants at December 31, 1997 and September 30, 1998.

  In October 1996, the Company entered into a DKK 619,580 ($97,708 at the September 30, 1998 exchange rate) note payable with a third party for the purpose of funding leasehold improvements. During 1997, additional leasehold improvements for the amount of DKK 13,750 ($2,168 at September 30, 1998) were completed and the amount was added to the existing note balance without any change in payment terms. The note is payable quarterly over five years beginning October 1996. The note bears interest at 6% plus a discount rate, which was 3.25% at September 30, 1998.

  In September 1996, the Company entered into a DKK 217,700 ($34,331 at the September 30, 1998 exchange rate) note payable with a Danish bank for the purchase of a vehicle. The note is payable in 48 equal monthly installments, beginning in October 1996 and bearing interest at 6.75%. The note is secured by the vehicle.

  In September 1998, the Company entered into a $1,000,000 equipment line of credit with a United States finance company. This agreement provides for the funding of equipment purchases made by the Company through July 15, 1999. Separate loans are created each time funding is provided, and each loan is to be repaid over 48 months from the date of the funding with a final payment of 12.5% of the initial principal amount. The repayment amount is based on a percentage of the outstanding principal of the loan. The percentage rate can vary prior to each funding, but is then fixed for the term of the specific loan created by the specific funding event. The line is secured by all equipment purchased under this agreement. There was no outstanding balance under this line of credit at September 30, 1998.

(5) CONVERTIBLE DEBT

  During 1995, the Company borrowed $1,762,236 from existing investors and affiliates under convertible promissory notes bearing interest at 7% per annum. On January 31, 1996, these notes plus accrued interest were converted into 287,846 shares of the Company's Series C convertible preferred stock in conjunction with the financing discussed in note 6(c).

(6) STOCKHOLDERS' EQUITY (DEFICIT)

  (a) Recapitalization

    On December 23, 1998, the Company's Board of Directors approved a 0.654-for-one reverse stock split of the Company's common stock. The reverse stock split will be effective prior to the consummation of the proposed initial public offering of common stock. All share and per share amounts of common stock for all periods have been retroactively adjusted to reflect the reverse stock split. Upon the closing of the Company's proposed initial public offering, the Company's certificate of incorporation will be amended and restated to, among other things, change its authorized capital stock to 25,000,000 shares of $0.01 par value common stock and 1,000,000 shares of $0.01 par value preferred stock.

  (b) Common Stock

    As of September 30, 1998, the Company had authorized 13,000,000 shares of common stock, $0.01 par value and had issued 709,949 of such shares.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

    The Company has authorized the issuance of up to 434,372 shares of common stock pursuant to restricted stock agreements, of which 429,467 have been issued at September 30, 1998. A portion of these shares vested immediately, and the remaining shares vest ratably through 2003. All unvested stock, as defined, is subject to repurchase at its original issuance price by the Company upon the employee leaving the Company. In January 1996, the Company exercised its repurchase right to purchase 10,628 shares of common stock. As of December 31, 1997 and September 30, 1998, 48,069, and 57,552 shares of restricted common stock, respectively, were unvested and subject to repurchase right.

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

  (c) Redeemable Convertible Preferred Stock

    Redeemable convertible preferred stock activity since inception is as follows:

                         SERIES A             SERIES B              SERIES C             SERIES D              SERIES E
                   -------------------- --------------------- -------------------- --------------------- --------------------
                    NUMBER    CARRYING   NUMBER    CARRYING    NUMBER    CARRYING   NUMBER    CARRYING    NUMBER    CARRYING
                   OF SHARES   VALUE    OF SHARES    VALUE    OF SHARES   VALUE    OF SHARES    VALUE    OF SHARES   VALUE
                   --------- ---------- --------- ----------- --------- ---------- --------- ----------- --------- ----------
Sale of Series A
 redeemable
 convertible
 preferred
 stock...........   908,602  $1,697,381       --  $       --        --  $      --        --  $       --       --   $      --
 Accretion of
  preferred
  stock..........       --        6,093       --          --        --         --        --          --       --          --
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance December
 31, 1992........   908,602   1,703,474       --          --        --         --        --          --       --          --
 Sale of Series B
  redeemable
  convertible
  preferred
  stock..........       --          --  1,857,884  10,144,445       --         --        --          --       --          --
 Accretion of
  preferred
  stock..........       --        6,093       --        9,239       --         --        --          --       --          --
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance December
 31, 1993........   908,602   1,709,567 1,857,884  10,153,684       --         --        --          --       --          --
 Accretion of
  preferred
  stock..........       --        6,093       --        9,239       --         --        --          --       --          --
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance, December
 31, 1994........   908,602   1,715,660 1,857,884  10,162,923       --         --        --          --       --          --
 Accretion of
  preferred
  stock..........       --        6,093       --        9,239       --         --        --          --       --          --
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance, December
 31, 1995........   908,602   1,721,753 1,857,884  10,172,162       --         --        --          --       --          --
 Conversion of
  bridge
  financing loan
  and interest
  into preferred
  stock..........       --          --        --          --    287,846  1,799,038       --          --       --          --
 Sale of Series C
  redeemable
  convertible
  preferred
  stock..........       --          --        --          --    784,913  4,011,900       --          --       --          --
 Issuance of
  Series B
  redeemable
  convertible
  preferred stock
  in connection
  with Neptune
  Pharmaceuticals,
  Inc.
  acquisition....       --          --    246,050   1,353,275       --         --        --          --       --          --
 Sale of Series D
  redeemable
  convertible
  preferred
  stock..........       --          --        --          --        --         --  1,900,000  11,233,666      --          --
 Exercise of
  warrants to
  purchase Series
  C redeemable
  convertible
  preferred stock
  (note 6(f))....       --          --        --          --     40,296    251,850       --          --       --          --
 Accretion of
  preferred
  stock..........       --        6,093       --        9,239       --     162,976       --      223,267      --          --
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance, December
 31, 1996........   908,602   1,727,846 2,103,934  11,534,676 1,113,055  6,225,764 1,900,000  11,456,933      --          --
 Issuance of
  Series D
  redeemable
  convertible
  preferred stock
  in connection
  with Auda
  Pharmaceuticals
  ApS
  acquisition....       --          --        --          --        --         --    435,000   2,817,045      --          --
 Accretion of
  preferred
  stock..........       --        6,093       --        9,239       --     182,707       --      225,881      --          --
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance, December
 31, 1997........   908,602   1,733,939 2,103,934  11,543,915 1,113,055  6,408,471 2,335,000  14,499,859      --          --
 Sale of Series E
  redeemable
  convertible
  preferred
  stock..........       --          --        --          --        --         --        --          --   812,586   6,122,629
 Amortization of
  discount
  ascribed to the
  guaranteed rate
  of return on
  Series E
  redeemable
  convertible
  preferred stock
  ...............       --          --        --          --        --         --        --          --       --      406,293
 Exercise of
  warrants to
  purchase Series
  C redeemable
  convertible
  preferred stock
  (note 6(f))....       --          --        --          --      1,656     10,350       --          --       --          --
 Accretion of
  preferred
  stock..........       --        4,569       --        6,929       --     137,030       --      170,064      --       94,515
                    -------  ---------- --------- ----------- --------- ---------- --------- -----------  -------  ----------
Balance,
 September 30,
 1998 ...........   908,602  $1,738,508 2,103,934 $11,550,844 1,114,711 $6,555,851 2,335,000 $14,669,923  812,586  $6,623,437
                    =======  ========== ========= =========== ========= ========== ========= ===========  =======  ==========

    As of September 30, 1998, the Company had authorized the issuance of up to 14,446,382 shares of preferred stock, $0.01 par value. The authorized shares have been designated as follows: 908,602 shares of Series A redeemable convertible preferred stock ("Series A"), 2,194,843 shares each of Series B and Series BB redeemable convertible preferred stock ("Series B"), 1,239,047 shares each of Series C and Series CC redeemable convertible preferred stock ("Series C"), 2,335,000 shares each of Series D and Series DD redeemable convertible preferred stock ("Series D") and 1,000,000 shares of Series E and Series EE redeemable convertible preferred stock ("Series E"), in the aggregate ("the Preferred Stock").

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

    The Company has recorded outstanding redeemable convertible preferred stock outside the equity section of the balance sheet as a liability. The redeemable convertible preferred stock is recorded at its net sales price and the carrying value is accreted (increased) over time such that at the earliest date of potential redemption the redeemable convertible preferred stock is carried as a liability at its redemption value. The periodic accretion recorded to increase the carrying value is charged directly to deficit accumulated during the development stage.

    In January 1996, the Company issued 838,359 shares of Series C and warrants to purchase 115,694 shares of Series C at $0.01 per share in exchange for cash of $3,440,706 and the conversion of bridge notes payable of $1,762,236 and accrued interest thereon of $36,802. The Company has recorded the value attributed to the warrants as additional paid in capital. The total value attributed to these warrants of approximately $635,000 will be accreted to the redemption value of the Series C over the period to its earliest redemption date. In addition, the Company granted warrants to purchase 18,247 shares of Series C at $5.50 per share in exchange for a guarantee commitment from certain stockholders. During the year ended December 31, 1996, certain stockholders exercised warrants to purchase 40,296 shares of Series C at $0.01 per share.

    In July 1996, the Company issued 234,400 shares of Series C and warrants to purchase 32,347 shares of Series C at $0.01 per share for $1,465,000. Total net proceeds for the issuance of Series C totaled $6,623,683. The Company has recorded the value attributed to the warrants as additional paid in capital. The total value attributed to these warrants of approximately $177,600 will be accreted to the redemption value of the Series C over the period to its earliest redemption date. During the nine months ended September 30, 1998, certain stockholders exercised warrants to purchase 1,656 shares of Series C at $0.01 per share.

    In October 1996, the Company issued 1,900,000 shares of Series D at a price of $6.50 per share for total net proceeds of $11,233,666.

    In March 1997, the Company issued 435,000 shares of its Series D for 100% of the outstanding capital stock of Auda. The Company recorded these shares at a value of $7.50 per share pursuant to this transaction.

    On May 26, 1998, June 25, 1998, and September 18, 1998, the Company issued 580,086, 182,500, and 50,000 shares, respectively, of Series E at a price of $10.00 per share for total net proceeds of $7,747,576.

    The rights and privileges of the Preferred Stock are listed below:

   Conversion

    The Preferred Stock is convertible into common stock at the rate of 0.654 of a share of common stock for each share of Preferred Stock, adjustable for certain dilutive events except as discussed below for the Series E. Conversion is at the option of the preferred stockholder but is mandatory upon the closing of an initial public offering ("IPO") of the Company's common stock at a per share price of at least $9.65, with gross proceeds to the Company in excess of $10,000,000.

    The Series E is entitled to a contingent conversion price adjustment under certain circumstances. In the event the Company closes an IPO on or prior to June 25, 1999, but at a price per share to the public less than a value reflecting a 25% annualized return above the per share of $10.00, the conversion price shall be automatically adjusted so that the Series E will be converted into a number of common shares that would equal a 25% annualized return. In the event that an IPO is not closed prior to June 25, 1999, the conversion rate of the Series E into common shares will be adjusted to a rate of one and one half shares of common stock for each share of Series E. In the event that an IPO is not closed prior to November 25, 1999, the conversion rate of Series E to common shares will be adjusted to a rate of two shares common stock for each share of Series E. In the event that an IPO is not closed prior to April 25, 2000, the

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

  conversion rate of Series E to common shares will be adjusted to a rate of two-and-one-half shares of common stock for each share of Series E. The terms of this contingent conversion price adjustment are applicable when the Series E converts to common stock under any circumstances.

    The Company has recorded the value attributed to the contingent conversion price adjustment of the Series E as additional paid in capital. This amount was determined to be equal to $2.00 per share which will be accreted to the redemption value of the Series E over the estimated outstanding period of one year. The Company has determined that $2.00 represents the estimate of the value of the guaranteed return as it anticipates conversion within one year.

   Voting Rights

    The holders of Preferred Stock are entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which the Preferred Stock is convertible.

   Dividends

    The holders of the Series A shall be entitled to receive, when and if declared by the Board of Directors, cumulative cash dividends at the annual rate of $0.1544 per share. Such dividends shall accrue after the first calendar quarter when the Company's net after-tax income exceeds $100,360.

    The holders of the Series B, C, D and E Preferred stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative cash dividends at the annual rate of $0.44, $0.50, $0.52 and $0.80 per share, respectively. Such dividends shall accrue after the first calendar quarter when the Company's net after-tax income exceeds $500,000. In addition, the holders of the Preferred Stock shall be entitled to receive a dividend equal to any dividend paid on common stock.

   Liquidation Preference

    The holders of the Preferred Stock have preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The holders of the Series A are entitled to a preference of $1.93 per share, plus any accrued but unpaid dividends. The holders of the Series B are entitled to a preference of $5.50 per share plus any accrued but unpaid dividends. The holders of the Series C are entitled to a preference of $6.25 per share, plus any accrued but unpaid dividends. The holders of the Series D are entitled to a preference of $6.50 per share, plus any accrued but unpaid dividends. The holders of the Series E are entitled to a preference of $10.00 per share, plus any accrued but unpaid dividends.

   Redemption

    Preferred Stock is redeemable at the option of the holder over a three-year period commencing on January 1, 2001. On January 1, 2001, 2002 and 2003, the Company shall offer to each holder of the Preferred Stock, redemption of a maximum of 33 1/3%, 50% and 100%, respectively, of the total number of shares of Preferred Stock held by such holder on such redemption date. The redemption price per share shall be equal to $1.93, $5.50, $6.25, $6.50 and $10.00 for each share of Series A, B, C, D and E, respectively, plus all accrued and unpaid dividends.

  (d) Stock Option Plans

    The Company's 1992 Stock Option Plan ("the Plan") provides for the grant of incentive stock options ("ISOs") and nonqualified options to purchase up to 915,600 shares of common stock to key employees and consultants. Under terms of the Plan, the exercise price of options granted shall be determined by the Compensation Committee and for ISOs, shall not be less than the fair market value of the stock on the date of grant. The term of each stock option shall be determined by the Board of Directors but shall not exceed ten years from the date of grant.

    The Company's 1998 Equity Incentive Plan ("the 1998 Plan"), which amends and restates the Company's 1992 Stock Option Plan, authorizes the grant of incentive stock options, nonqualified stock

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

  options, stock grants and other stock-based awards for the purchase of an additional 654,000 shares of Common Stock to employees, consultants and directors of the Company or any affiliate capable of contributing to the Company's performance. Grants of Awards under the 1998 Equity Incentive Plan and all questions of interpretations with respect to the 1998 Plan are determined by the Board of Directors of the Company. The Board of Directors has appointed the Compensation Committee to administer the 1998 Plan. This plan has been adopted by the Board of Directors subject to shareholder approval.

    A summary of option activity under the Plan for the years ended December 31, 1996, 1997 and the nine-months ended September 30, 1998 is as follows:

                                                                        WEIGHTED
                                                              EXERCISE  AVERAGE
                                                             PRICE PER  EXERCISE
                                                    SHARES     SHARE     PRICE
                                                    -------  ---------- --------
     Outstanding, December 31, 1995................ 172,443  $0.02-0.84  $0.49
      Granted...................................... 418,429   0.84-0.99   0.92
      Exercised.................................... (23,904)  0.02-0.84   0.03
      Forfeited....................................  (7,030)  0.02-0.84   0.78
                                                    -------  ----------  -----
     Outstanding, December 31, 1996................ 559,938  $0.02-0.99  $0.83
      Granted...................................... 118,485   0.99-1.15   1.13
      Exercised.................................... (36,362)  0.02-0.99   0.69
      Forfeited.................................... (43,034)  0.02-1.15   0.54
                                                    -------  ----------  -----
     Outstanding, December 31, 1997................ 599,027  $0.02-1.15  $0.92
      Granted...................................... 304,437   1.15-7.65   1.56
      Exercised.................................... (85,816)  0.02-1.15   0.87
      Forfeited.................................... (19,810)  0.02-1.15   0.95
                                                    -------  ----------  -----
     Outstanding, September 30, 1998............... 797,838  $0.02-7.65  $1.16
                                                    =======  ==========  =====
     Exercisable, September 30, 1998............... 238,446  $0.02-1.53  $1.01
                                                    =======  ==========  =====

    The range of exercise prices for options outstanding and options exercisable at September 30, 1998 is as follows:

                   OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
     -----------------------------------------------------------------------
                                    WEIGHTED
                                     AVERAGE   WEIGHTED             WEIGHTED
                                    REMAINING  AVERAGE              AVERAGE
        RANGE OF         OPTIONS   CONTRACTUAL EXERCISE   OPTIONS   EXERCISE
     EXERCISE PRICES   OUTSTANDING    LIFE      PRICE   EXERCISABLE  PRICE
     ---------------   ----------- ----------- -------- ----------- --------
     $0.02                21,566   5.06 years   $0.02      17,004    $0.02
     $0.84--$1.53        773,983   8.26 years    1.18     221,442     1.09
     $7.65                 2,289   9.96 years    7.65         --       --
                         -------   ----------   -----     -------    -----
                         797,838   7.89 years   $1.16     238,446    $1.01
                         =======   ==========   =====     =======    =====

    In connection with certain stock option grants during the nine months ended September 30, 1998, the Company recorded deferred compensation of $2,115,350, which represents the aggregate difference between the exercise price and the fair market value of the common stock determined for accounting purposes. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options. The Company recorded compensation expense of $304,466 in the nine months ended September 30, 1998 related to these options.

    In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock options or warrants to be included in the statement of income or disclosed in the notes to the financial statements. The Company has determined that it will

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS) continue to account for stock-based compensation for employees under APB No. 25 and elected the disclosure-only alternative under SFAS No. 123 for options granted in 1995, 1996, 1997 and the nine months ended September 30, 1998 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used are as follows:

                                            YEARS ENDED           NINE MONTHS
                                           DECEMBER 31,              ENDED
                                   ----------------------------- SEPTEMBER 30,
                                     1995      1996      1997        1998
                                   --------- --------- --------- -------------
     Risk-free interest rate...... 5.7%-7.8% 5.7%-6.9% 5.8%-6.9%   4.6%-5.7%
     Expected dividend yield......       --        --        --          --
     Expected lives...............  10 years  10 years  10 years  3-10 years
     Expected volatility..........       60%       60%       60%         60%
     Weighted average fair value
      per share of options
      granted.....................     $0.55     $0.61     $0.75       $6.71
     Weighted average remaining
      contractual life of options
      outstanding.................      8.52      8.49      8.21        7.89

    Had compensation cost for the Company's stock plan been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net loss and net loss per share would have been as follows:

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                               1995       1996       1997        1997       1998
                            ---------- ---------- ----------- ---------- ----------
   Net loss
    As reported............ $5,438,528 $8,288,880 $ 9,754,012 $7,662,366 $6,584,713
    Pro forma..............  5,457,616  8,744,691  10,266,151  8,046,471  7,566,982
   Basic and diluted net
    loss per common share
    As reported............ $    15.43 $    19.99 $     19.53 $    15.59 $    12.47
    Pro forma..............      15.44      20.11       19.70      15.72      12.64

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subject assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  (e) Employee Stock Purchase Plan

    In December 1997, the Company established an Employee Share Ownership Program ("ESOP") for the Company's employees based in Denmark. This plan authorizes the Company to issue and sell up to an aggregate of 6,474 shares of common stock, of which 5,693 shares of common stock were purchased at fair market value as of December 31, 1997.

    The Company has also adopted an Employee Stock Purchase Plan ("the Purchase Plan") under which employees may purchase shares of common stock at a discount from fair market value. There are 163,500 shares of common stock reserved for issuance under the Purchase Plan. To date, no shares of common stock have been issued under the Purchase Plan. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Rights to purchase common stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Purchase Plan and the dates when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

  any time before stock is purchased. Participation terminates automatically upon termination of employment. The purchase price per share of common stock in an offering is 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date and may be paid through payroll deductions, periodic lump-sum payments or a combination of both. The Purchase Plan terminates on September 17, 2008. This plan has been adopted by the Board of Directors subject to shareholder approval.

  (f) Warrants

    In connection with certain promissory notes, the Company issued warrants to purchase 85,637 shares of common stock. These warrants are exercisable for shares of common stock at an exercise price of $8.41 per share. The warrants shall be exercisable prior to the earlier of January 31, 1999 or the effective date of an initial public offering.

    As of September 30, 1998 the Company has outstanding 106,089 and 18,247 warrants for the purchase of Series C at $0.01 and $5.50 per share, respectively, which were issued in connection with the issuance of convertible debt, as discussed in Note 5.

    In December 1997, the Company granted warrants to purchase 39,793 shares of common stock to selected employees and directors in Denmark. Such warrants have an exercise price of $1.15 per share, and vest over a three to five year period beginning on January 1, 1999.

    On December 9, 1997 warrants to purchase 22,890 shares of common stock were granted to a consultant of the Company in Denmark. These warrants have an exercise price of $0.99 per share and become fully exercisable as of January 1, 2000.

(7) INCOME TAXES

  The Company follows SFAS No. 109, Accounting for Income Taxes, by providing for income taxes under the liability method. Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the current tax rates. The principal differences between assets and liabilities for financial reporting and tax return purposes result primarily from start-up costs and of purchased research and development costs that have been capitalized for income tax purposes.

  The components of the net deferred tax asset with the approximate income tax effect of each type of temporary difference are as follows:

                                                       1996          1997
                                                    -----------  ------------
     Net operating loss carryforwards.............. $ 7,398,000  $ 10,096,000
     Research and development tax credit
      carryforwards................................     270,000       330,000
     Purchased research and development............     600,000       640,000
     Temporary differences.........................      74,000      (238,000)
                                                    -----------  ------------
                                                      8,342,000    10,828,000
     Valuation allowance...........................  (8,342,000)  (10,828,000)
                                                    -----------  ------------
     Net deferred tax asset........................ $       --   $        --
                                                    ===========  ============

  The Company has recorded a full valuation allowance against its deferred tax assets due to uncertainties surrounding the realization of these assets.

  The Company has available net operating loss carryforwards for the period from inception to December 31, 1996 and 1997 on an aggregate basis, of approximately $18,495,000 and $25,200,000, respectively, for US federal income tax purposes, which expire at various dates beginning in 2009. The Company also has available US federal tax credits of approximately $270,000 and $330,000 at December 31, 1996 and 1997, respectively, expiring through the year 2010. The Company's foreign subsidiaries have approximately $690,000 of available

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

net operating loss carryforwards for foreign income tax reporting purposes as of December 31, 1997. These carryforwards expire on various dates beginning in 2001.

  The US Internal Revenue Code of 1986, as amended (the "Code"), contains provisions that may limit the US net operating loss and tax credit carryforwards available to be used in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders. In the event of a cumulative change in ownership in excess of 50% over a three year period, the amount of the US net operating loss carryforwards and tax credit carryforwards that the Company can utilize in any one year may be limited. In the event of a change in ownership, as defined, the annual limitation on the use of the existing net operating loss carryforwards is equal to an amount determined by multiplying the value of the Company at the time of the ownership change by the US federal applicable rate of interest as determined by the US Internal Revenue Service.

(8) COMMITMENTS

  The Company leases certain equipment and conducts its operations in leased facilities under noncancelable operating leases that expire through 2004. Rent expense was approximately $694,000, $957,000 and $1,132,000, during the years ended December 31, 1995, 1996 and 1997, respectively. Rent expense for the nine months ended September 30, 1997 and September 30, 1998 amounted to approximately $842,000 and $915,000, respectively. The minimum rental payments under these lease agreements are approximately as follows:

                                                 AMOUNT
                                               ----------
            1998.............................. $1,219,000
            1999..............................  1,161,000
            2000..............................    963,000
            2001..............................    885,000
            2002..............................    865,000
            Thereafter........................  1,354,000
                                               ----------
                                               $6,447,000
                                               ==========

(9) PARTNERSHIP AGREEMENTS

  (a) Tsumura & Co.

    In June 1996, the Company entered into a partnership with Tsumura & Co. ("Tsumura") focused on the discovery of novel agents for the treatment of inflammation and allergies. The Company received nonrefundable payments of $780,000, $1,002,500 and $652,125 during the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively, in consideration of the Company's agreement to provide certain extracts and perform research activities for Tsumura. The Company recognizes revenue under this agreement as it provides the extracts to Tsumura and performs the required research. The Company recognized $247,000 and $1,052,657 of revenue for the years ended December 31, 1996 and 1997 and $730,311 and $605,737 for the nine-month periods ended September 30, 1997 and 1998, respectively.

  (b) Chiron Corporation

    In May 1998, the Company entered into a collaboration agreement with Chiron Corporation ("Chiron"), whereby the Company provides certain extracts to Chiron in order to facilitate the research and development of certain pharmaceutical products. For the nine months ended September 30, 1998, the Company received a nonrefundable payment of $150,000 from Chiron. This payment was related to the shipment of a specified number of extracts and was recorded as revenue upon shipment.

  (c) Eli Lilly and Company

    In July 1998, the Company entered into a research collaboration agreement with Eli Lilly and Company ("Lilly") pursuant to which the Company will collaborate with Lilly on the discovery of novel

                         PHYTERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

  agents for the diagnosis, treatment and prevention of infectious fungal disease in humans and animals. Under the terms of this two-year agreement, the Company will receive research funding, an equity investment, and potential future milestone and royalty payments. In September, 1998 Lilly purchased 50,000 shares of Series E for $500,000 which represented the fair value of the Series E on the date of purchase. The Company receives research funding from Lilly based upon the number of full time equivalent researchers dedicated to the agreement. The Company recognizes the payments as revenue as the services are provided. As of September 30, 1998, the Company received research funding of $428,028 of which $344,520 had been recognized as revenue. Milestone payments will be recognized as revenue upon achievement of the specified milestones. No milestone payments have been received as of September 30, 1998.

(10) ACCRUED EXPENSES

  Accrued expenses at December 31, 1996 and 1997 and September 30, 1998 consist of the following:

                                                DECEMBER 31,
                                              ----------------- SEPTEMBER 30,
                                                1996     1997       1998
                                              -------- -------- -------------
     Accrued payroll and payroll related
      expenses............................... $ 70,248 $181,074   $296,204
     Other accrued expenses..................  269,612  182,266    566,429
                                              -------- --------   --------
                                              $339,860 $363,340   $862,633
                                              ======== ========   ========

(11) GEOGRAPHIC INFORMATION

  Revenues, net loss and identifiable assets for the Company's U.S. and European operations are summarized as follows:

                                         EUROPEAN
                         UNITED STATES SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                         ------------- ------------ ------------  ------------
  YEAR ENDED DECEMBER
   31, 1996
Revenues from unaffili-
 ated customers.........  $   247,000   $      --   $       --    $   247,000
Transfers between geo-
 graphic regions........          --           --           --            --
                          -----------   ----------  -----------   -----------
    Total Revenue.......  $   247,000   $      --   $       --    $   247,000
                          ===========   ==========  ===========   ===========
Net Income (Loss).......  $(8,474,359)  $  185,479  $       --    $(8,288,880)
                          ===========   ==========  ===========   ===========
Identifiable assets.....  $11,644,970   $1,389,281  $  (638,739)  $12,395,512
                          ===========   ==========  ===========   ===========
  YEAR ENDED DECEMBER
   31, 1997
Revenues from unaffili-
 ated customers.........  $ 1,052,657   $      --   $       --    $ 1,052,657
Transfers between geo-
 graphic regions........          --           --           --            --
                          -----------   ----------  -----------   -----------
    Total Revenue.......  $ 1,052,657   $      --   $       --    $ 1,052,657
                          ===========   ==========  ===========   ===========
Net Loss................  $ 7,717,176   $2,036,836  $       --    $ 9,754,012
                          ===========   ==========  ===========   ===========
Identifiable assets.....  $ 6,147,071   $4,166,991  ($4,025,048)  $ 6,289,014
                          ===========   ==========  ===========   ===========
  NINE MONTHS ENDED SEP-
   TEMBER 30, 1998
Revenues from unaffili-
 ated customers.........  $ 1,100,257   $      --   $       --    $ 1,100,257
Transfers between geo-
 graphic regions........          --           --           --            --
                          -----------   ----------  -----------   -----------
    Total Revenue.......  $ 1,100,257   $      --   $       --    $ 1,100,257
                          ===========   ==========  ===========   ===========
Net Loss................  $ 3,883,837   $2,700,876  $       --    $ 6,584,713
                          ===========   ==========  ===========   ===========
Identifiable assets.....  $10,182,807   $5,280,802  ($6,148,955)  $ 9,314,654
                          ===========   ==========  ===========   ===========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS RELATES ONLY TO THE COMMON STOCK AND IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY UNLAWFUL CIRCUMSTANCES. THE DELIVERY OF THIS PROSPECTUS AND THE SALE OF THE COMMON STOCK DOES NOT MEAN THAT THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS OR THAT THIS PROSPECTUS WOULD NOT BE REVISED IF ISSUED ON A DATE LATER THAN THE DATE BELOW.

                              ------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Experts..................................................................   4
Additional Information...................................................   4
Prospectus Summary.......................................................   5
Risk Factors.............................................................   8
Use of Proceeds..........................................................  14
Dividend Policy..........................................................  14
Capitalization...........................................................  15
Dilution.................................................................  16
Selected Consolidated Financial Data.....................................  17
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  18
Business.................................................................  22
Management...............................................................  42
Certain Transactions.....................................................  48
Principal Stockholders...................................................  49
Description of Capital Stock.............................................  51
Shares Eligible for Future Sale..........................................  56
Settlement and Clearance.................................................  58
Tax Considerations.......................................................  59
Underwriting.............................................................  66
Subscription and Sale....................................................  68
Legal Matters............................................................  71
Index to Financial Statements............................................ F-1

                              ------------------

 UNTIL      , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             2,500,000 SHARES

                             [PHYTERA, INC. LOGO]


                                 COMMON STOCK

                              ------------------
                                 US PROSPECTUS
                              ------------------

                                   SG COWEN

                                 CARNEGIE INC.

                                  BANCBOSTON
                              ROBERTSON STEPHENS

                                    [DATE]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   [ALTERNATE PAGES FOR EUROPEAN PROSPECTUS]
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS + +NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO +
+BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT       +
+PERMITTED.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 23, 1998

EUROPEAN PROSPECTUS

                             2,500,000 SHARES

                                 PHYTERA, INC.

                                 [PHYTERA LOGO]

                                  COMMON STOCK

  This is an initial public offering of the shares of common stock of Phytera, Inc. The shares of common stock will be offered to the public in Denmark. Additionally, shares of common stock will be offered in private placements in other European countries. The offering in the United States, Canada and Belgium will be limited to institutional investors. There is currently no public market for the shares. Phytera expects that the public offering price will be between $12.00 and $14.00 per share.

  In Europe, we are offering   ,  ,   shares of common stock. In the United
States and Canada, we are offering   ,  ,   shares of common stock.

  We have applied for admission to trading and quotation of the common stock on the European Association of Securities Dealers Automated Quotation system, called EASDAQ, and for listing on the Copenhagen Stock Exchange, called the CSE. Our trading symbol on EASDAQ and our short name on the CSE will be PHYT. We expect that these listings will become effective and that trading in the shares of common stock will begin promptly after the initial public offering price is determined through negotiations between the Company and the Underwriters.

  OUR BUSINESS INVOLVES SIGNIFICANT RISKS. THESE RISKS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 8.

  NONE OF EASDAQ, THE CSE, THE US SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

                                                                      PER
                                                                     SHARE TOTAL
Public offering price............................................... $     $
Underwriting discounts and commissions.............................. $     $
Proceeds, before expenses, to Phytera............................... $     $

                                 ------------

  The US Underwriters may also purchase up to an additional     shares of
common stock and the European Managers may also purchase up to an additional shares of common stock, an aggregate of 375,000 shares, at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this Prospectus to cover over-allotments.

  In the distribution of the offering, the European Managers will purchase the offered shares of common stock from the Company and resell such shares to investors.

SG COWEN INTERNATIONAL

      CARNEGIE BANK A/S

                                                   BANCBOSTON ROBERTSON STEPHENS
                         INTERNATIONAL LTD

[      , 1999]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS RELATES ONLY TO THE COMMON STOCK AND IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY UNLAWFUL CIRCUMSTANCES. THE DELIVERY OF THIS PROSPECTUS AND THE SALE OF THE COMMON STOCK DOES NOT MEAN THAT THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS OR THAT THIS PROSPECTUS WOULD NOT BE REVISED IF ISSUED ON A DATE LATER THAN THE DATE BELOW.

                               -----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Experts..................................................................   4
Additional Information...................................................   4
Prospectus Summary.......................................................   5
Risk Factors.............................................................   8
Use of Proceeds..........................................................  14
Dividend Policy..........................................................  14
Capitalization...........................................................  15
Dilution.................................................................  16
Selected Consolidated Financial Data.....................................  17
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  18
Business.................................................................  22
Management...............................................................  42
Certain Transactions.....................................................  48
Principal Stockholders...................................................  49
Description of Capital Stock.............................................  51
Shares Eligible for Future Sale..........................................  56
Settlement and Clearance.................................................  58
Tax Considerations.......................................................  59
Underwriting.............................................................  66
Subscription and Sale....................................................  68
Legal Matters............................................................  71
Index to Financial Statements............................................ F-1

                               -----------------

 UNTIL      , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             2,500,000 SHARES

                              [PHYTERA, INC. LOGO]


                                  COMMON STOCK

                             ---------------------
                              EUROPEAN PROSPECTUS
                             ---------------------

                             SG COWEN INTERNATIONAL

                               CARNEGIE BANK A/S

                                   BANCBOSTON
                               ROBERTSON STEPHENS
                               INTERNATIONAL LTD

                                     [DATE]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            DANISH
  APPLICATION FORM  PHYTERA, INC

  SECURITIES CODES  Existing shares      Temporary

      SUBSCRIPTION           , 1999 to the date of determination of the initial
            PERIOD  public offering price

       OFFER PRICE  Announced          , 1999
          INTERVAL

    INITIAL PUBLIC  To be announced
    OFFERING PRICE

    SELLING AGENTS  SG Cowen International L.P., Carnegie Bank A/S and
                    BancBoston Robertson Stephens International Ltd

      PAYMENT DATE  The third day following the determination of the initial public offering price (fourth day, if the determination is made after 4:30 p.m. New York time)

           LISTING [The day following the determination of the initial public offering price]

                    The offer price will be determined through bookbuilding,
                    see "Underwriting" in the prospectus dated        , 1999.
                    Applications for subscription for amounts of up to and including DKK 2 million can be submitted using this form. Applications for subscription for amounts of more than DKK 2 million can be made by contacting the account-holding institution. If the total number of applications for shares exceeds the number of shares offered, an allocation will be made among the applications received as detailed in the offering circular.

                    Pursuant to the prospectus dated          I/We hereby apply
                    for subscription of the number of shares of Common Stock of Phytera, Inc., $0.01 par value, as indicated below.

                    UP TO AND INCLUDING THE VALUE OF DKK 2 MILLION. SUBMITTED AS AN IRREVOCABLE APPLICATION.

                    MAXIMUM PRICE PER SHARE:
                    ------------------------------------------------------------

                    DKK VALUE:
                    ------------------------------------------------------------

                    NO. OF SHARES:
                    ------------------------------------------------------------

                    If no maximum price is indicated the application is considered to be made at the initial public offer price, i.e. without limitation.

                    INVESTOR DECLARES
                    This application is made pursuant to the conditions
                    detailed in the prospectus dated          , 1999.

                    This application is irrevocable.

                    I/We am/are obligated to pay an amount corresponding to the value of the allocated shares at the offer price. Payment
                    will take place on          , 1999 subsequent to invoice
                    that is to be sent to me/us, against registration of the allocated shares in the Danish Securities Centre, "Vaerdipapircentralen". If the applications exceed the number of shares offered, an allocation of the shares will take place as detailed in the prospectus.

                    INFORMATION AND SIGNATURE

                    Name                    VP-account
                    ------------------------------------------------------------

                    Address                 Account for settlement
                    ------------------------------------------------------------

                    Postal code and city    Account-holding institution
                    ------------------------------------------------------------

                    Date To be registered by name in the company's stock register [_]
                                            (check)
                    ------------------------------------------------------------

                    Telephone               The application has been submitted
                                            through
                    ------------------------------------------------------------

                    Signature               Registration no.
                    ------------------------------------------------------------

                                            CD-ident.
                                            -----------------------------------

                                            Date
                                            -----------------------------------

                    Company stamp
                                            Telephone
                    ------------------------------------------------------------

                    THE APPLICATION FORM MUST BE SUBMITTED TO THE ACCOUNT-
                    HOLDING INSTITUTION ON        , 1999 AT 4.00 P.M. AT THE
                    LATEST.

              SG Cowen International  Carnegie Bank A/S BancBoston Robertson Stephens International Ltd

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the securities being registered under this registration statement. Except for the SEC registration fee and the NASD filing fees, all expenses have been estimated and are subject to future contingencies:

     SEC registration fee............................................. $  9,591
     EASDAQ listing fee...............................................   93,800
     Copenhagen Stock Exchange filing fee.............................    5,434
     CBF filing fee...................................................   15,000
     NASD filing fees.................................................    3,980
     Printing and engraving expenses..................................  175,000
     Accounting fees and expenses.....................................  175,000
     Legal fees and expenses..........................................  300,000
     Transfer agent and registrar fees................................    5,000
     Miscellaneous expenses...........................................   82,195
                                                                       --------
       Total.......................................................... $865,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law permits the Company to indemnify any present or former Director, officer, employee and agent of the Company against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with any action, suit or proceeding brought against such person by reason of such person's status or service as a Director, officer, employee or agent by or on behalf of the Company, and, in the case of a present or former Director or officer of the Company, against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with any such action, suit or proceeding, if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) in the case of a criminal proceeding, the person had no reasonable cause to believe such person's conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Company.

  Article TENTH of the Company's Certificate of Incorporation as proposed to be amended and restated effective immediately prior to the closing of this offering (the "Restated Certificate") provides that the Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was, or has agreed to become a Director or officer of the Company or is or was serving, or has agreed to serve, at the request of the Company, as a Director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of shareholders or Directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH also permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Company and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

  Article V, Section 2 of the Company's By-laws provides that the Company shall have the power to purchase and maintain insurance on behalf of its officers, Directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

  The Company has entered into indemnification agreements with each of its Directors and executive officers and has obtained insurance covering the officers and Directors of the Company against certain losses and insuring the Company against certain of its obligations to indemnify its Directors and officers.

  Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a Director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such provisions shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a Director for any act or omission occurring prior to the date when such provision becomes effective.

  Pursuant to the Delaware General Corporation Law, Article NINTH of the Restated Certificate eliminates a Director's personal liability for monetary damages to the Company and its shareholders for breach of fiduciary duty as a Director, except in circumstances involving a breach of the Director's duty of loyalty to the Company or shareholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

  The Company believes that courts in Europe and the US may have jurisdiction in an action against the Company, its Directors or officers. Such jurisdiction will be delivered by the laws of the jurisdiction in effect at that time.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Since September 1995, the Company has issued and sold the following securities, in each case in reliance on an exemption from required registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"):

1995 Bridge Financing

  From September through December 1995, the Company issued certain Convertible Term Notes (the "Bridge Notes"), for an aggregate principal amount of $1,762,236 bearing interest on unpaid principal at a rate of 7% per annum and convertible into Series C Convertible Preferred Stock $0.01 par value per share ("Series C Stock") at the conversion price of $6.25 ($9.56 on an as converted basis) per share, and certain warrants to purchase 85,637 shares of common stock (the "Bridge Warrants"), exercisable at the price of $8.41 per share, to certain current stockholders of the Company (collectively, the "Bridge Financing").

Series C Private Placement

  In January and July 1996, and the Company sold an aggregate of 1,113,055 shares of Series C Stock at a price of $6.25 ($9.56 on an as converted basis) per share, and issued warrants to purchase an aggregate of 148,041 shares of Series C Stock at an exercise price of $0.01 per share, such shares of Series C Stock are convertible into 727,938 and 96,819 shares of common stock, respectively. In addition, warrants for an aggregate of 18,247 shares of Series C Stock, convertible into 11,934 shares of common stock, were issued in consideration of certain financing guaranties by principal stockholders at an exercise price of $5.50 ($8.41 on an as converted basis) per share (collectively, the "Series C Private Placement").

  Both the 1995 Bridge Financing and the Series C Private Placement were exempt from the registration requirements of the Securities Act pursuant to the private offering exemption under Section 4(2) thereof. In determining the availability of this exemption, the Company relied on representations made by the purchasers in the stock purchase agreement pursuant to which the Series C Stock was purchased.

Neptune Acquisition

  On July 31, 1996, as consideration for the acquisition by the Company of Neptune Pharmaceuticals, Inc. ("Neptune"), a US pharmaceutical company, the Company issued 246,050 shares of Series B Convertible Preferred Stock, $0.01 par value per share ("Series B Stock"), convertible into 160,917 shares of common stock, to the stockholders of Neptune. Shares of Series B Stock were valued at $5.50 ($8.41 on an as converted basis) per share.

  The shares issued in connection with the Neptune acquisition were exempt from the registration requirements of the Securities Act pursuant to the private offering exemption under Section 4(2) thereof. In determining the availability of this exemption, the Company relied on representations made by the stockholders of Neptune in the acquisition agreement.

Series D Private Placement

  In separate closings as of each of October 30 and November 29, 1996, the Company issued an aggregate of 1,900,000 shares of its Series D Convertible Preferred Stock, $0.01 par value per share ("Series D Stock"), convertible into 1,242,600 shares of common stock, to a large number of institutional and individual investors. All purchasers of Series D Stock were "Non-US Persons" as defined by Rule 902 under Regulation S under the Securities Act, primarily resident in Scandinavia. In determining the availability of this exemption, the Company relied on representations made by investors in subscription agreements pursuant to which the Series D Stock was purchased, as well as certain representations from the placement agent in the placement agreement. Shares of Series D Stock were purchased for $6.50 per share, which represents the initial conversion price at which shares of Series D Stock convert into common stock. Carnegie Bank A/S, ("Carnegie") acted as placement agent for the sale of the Series D Stock and, pursuant to the terms of a placement agreement between Carnegie and the Company dated as of October 5, 1996, received a placement fee equal to 7% of the aggregate proceeds raised, plus accountable expenses.

Auda Acquisition

  On March 11, 1997, as consideration for the acquisition by the Company of Auda Pharmaceuticals ApS ("Auda"), a Danish pharmaceutical company, the Company issued additional shares of Series D Stock to the selling stockholders of Auda. The Company issued 402,000 shares to Danish Venture Finance A/S (previously known as Danish Development Finance Corporation) and 33,000 shares to GJK Holding ApS, a Danish corporation. Such shares are convertible into 262,908 and 21,582 shares of common stock, respectively. Shares of Series D Stock were valued at $7.50 per share.

  The private placement of the Series D Stock and the shares issued in connection with the Auda acquisition were exempt from the registration requirements of the Securities Act pursuant to Regulation S. In determining the availability of this exemption, the Company relied on representations made by Danish Development Finance Corporation and GJK Holding ApS in the Auda acquisition agreement.

Series E Private Placement

  In separate closings as of each of May 26 and June 25, 1998, the Company issued an aggregate of 762,586 shares of its Series E Convertible Preferred Stock, $0.01 par value per share ("Series E Stock") to certain "accredited investors" as defined by Rule 501 under Regulation D promulgated under the Securities Act. Shares of Series E Stock were purchased for $10.00 per share. Carnegie acted as placement agent for the sale of the Series E Stock and, pursuant to the terms of a placement agreement between Carnegie and the Company dated March 23, 1998, received a placement fee equal to 7% of the gross proceeds from the subscription of Series E Stock by new investors and 2% of the gross proceeds from the subscription of Series E Stock by existing investors of the Company.

  An additional 50,000 shares of Series E Stock was purchased by Eli Lilly and Company ("Lilly") on September 18, 1998 at a price of $10.00 per share. The issuance to Lilly did not involve any compensation to Carnegie.

  The total 812,586 of Series E Stock outstanding are convertible into an aggregate of 722,746 shares of common stock, assuming the closing of this offering on February 8, 1998 at an offering price of $13.00 per share (the mid-point of the expected range).

  The sale of the Series E Stock and the sale to Lilly were exempt from the Securities Act pursuant to Regulation D. In determining the availability of this exemption, the Company relied on representations made by Series E investors in subscription agreements for the Series E Stock, as well as selling restrictions contained in the agreement with the placement agent.

Employee, Director and Consultant Issuances

  The following securities have been sold in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act:

  Since inception, the Company has granted employees and consultants options under its Amended and Restated 1992 Stock Option Plan which have a ten-year term and are exercisable at a price equal to the fair market value of the common stock at the date of grant, as determined in good faith by the Compensation Committee of the Board of Directors. As of November 30, 1998, options for 792,802 shares of the Company's common stock were outstanding. As of such date, options for 187,775 shares of common stock had been exercised at an average price of $0.55 per share.

  In December 1997, the Company issued warrants to purchase an aggregate of 39,793 shares of its common stock to its Danish employees and certain members of the Board of Directors based in Denmark which vest over a three to five year period beginning on January 1, 1999 and are exercisable at $1.15 per share, being a price equal to the fair market value of the common stock at the date of grant, as determined in good faith by the Compensation Committee of the Board of Directors. The Company also issued warrants to DACC ApS to purchase an aggregate of 22,890 shares of common stock at an exercise price of $0.99 per share. Such warrants vest over a two-year period beginning on January 1, 1999.

  In addition, from inception through November 30, 1998, the Company made grants of an aggregate of 434,372 shares of common stock to certain employees, Directors and consultants to the Company. Such shares were sold at fair market value and are subject to repurchase rights held by the Company.

ITEM 16. EXHIBITS

   EXHIBIT NO.                            DESCRIPTION
   -----------                            -----------
       1.1     Form of European Underwriting Agreement. Filed herewith.
       1.2     Form of US Underwriting Agreement. Filed herewith.
       3.1     Amended and Restated Certificate of Incorporation of Phytera,
               Inc., as amended through
               May 26, 1998.(1)
       3.2     Form of Certificate of Amendment of Restated Certificate of
               Incorporation of Phytera, Inc. to be filed immediately prior to the effectiveness of this offering. Filed herewith.
       3.3     Form of Amended and Restated Certificate of Incorporation of
               Phytera, Inc. to be filed immediately prior to the closing of this offering.(1)
       3.4     By-laws of Phytera, Inc.(1)
       3.5     Form of Amended and Restated By-laws to become effective
               immediately prior to the closing of this offering.(1)
       4.1     Specimen Common Stock Purchase Warrant, together with a list of holders. Filed herewith.
       4.2     Specimen Common Stock Purchase Warrant, together with a list of holders. Filed herewith.
       4.3     Agreement with VaekstFonden dated April 11, 1996. To be filed by amendment.
       4.4     Note payable to Silicon Valley Bank dated July 15, 1994. This exhibit has been omitted in reliance on Item 601(b)(4)(iii) of
               Regulation S-K. The registrant undertakes to furnish a copy of the debt instrument on request of the Commission.
       4.5     Note payable to Danish Technology Institute dated July 26, 1996.
               This exhibit has been omitted in reliance on Item 601(b)(4)(iii)
               of Regulation S-K. The registrant undertakes to furnish a copy of the debt instrument on request of the Commission.
       4.6     Note payable to Unibank for the purchase of a vehicle dated
               September 24, 1996. This exhibit has been omitted in reliance on
               Item 601(b)(4)(iii) of Regulation S-K. The registrant undertakes to furnish a copy of the debt instrument on request of the
               Commission.
       5.1     Opinion of Palmer & Dodge LLP as to the legality of the shares being registered. Filed herewith.
      10.1*    1998 Equity Incentive Plan.(1)
      10.2*    1998 Employee Stock Purchase Plan.(1)
      10.3*    Employment Agreement between Phytera, Inc. and Malcolm Morville dated as of June 5, 1996.(1)
      10.4     Form of Indemnification Agreement between Phytera, Inc. and its
               Directors and executive officers.(1) Such agreements are
               materially different only as to the signing Directors and
               executive officers and the dates of execution.
      10.5     Amended and Restated Investors' Rights Agreement among Phytera,
               Inc. and certain stockholders of the Company dated May 26,
               1998.(1)
      10.6     Confidentiality Agreement between Phytera, Inc. and Malcolm
               Morville dated March 1, 1998.(1)
      10.7     Confidentiality Agreement between Phytera, Inc. and Stephen
               DiPalma dated November 11, 1997.(1)
      10.8     Confidentiality Agreement between Phytera, Inc. and Christopher
               Pazoles dated May 24, 1994.(1)
      10.9     Noncompetition Agreement between Phytera, Inc. and Malcolm
               Morville dated October 28, 1993.(1)
      10.10    Noncompetition Agreement between Phytera, Inc. and Stephen
               DiPalma dated November 7, 1997.(1)
      10.11    Noncompetition Agreement between Phytera, Inc. and Christopher
               Pazoles dated May 24, 1994.(1)
      10.12    Lease Agreement, dated November 1, 1993, between Phytera, Inc.
               and Worcester Business Development Corporation.(1)
      10.13    Lease Agreement, dated October 31, 1994, between Phytera, Inc.
               and the University of Sheffield. Filed herewith.

   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
     10.14     Lease Agreement, dated July 26, 1996, between Phytera, Inc. and
               Dansk Teknologisk Institut.(1)
     10.15     Lease Agreement, dated April 1, 1997, between Phytera, Inc. and
               Auda Pharmaceuticals ApS and Symbion A/S.(1)
     10.16+    Research Collaboration Agreement between Phytera, Inc. and
               Tsumura & Co., dated June 28, 1996, as amended on July 11,
               1998.(1)
     10.17+    Research Collaboration and License Agreement between Phytera,
               Inc. and Galileo Laboratories, Inc., dated April 21, 1998.(1)
     10.18+    Research Collaboration and License Agreement between Phytera,
               Inc. and NeuroSearch A/S, dated May 1, 1998.(1)
     10.19+    Research Collaboration Agreement between Phytera, Inc. and
               Chiron Corporation, dated May 20, 1998. Filed herewith.(1)
     10.20+    Research Collaboration Agreement between Phytera, Inc. and Eli
               Lilly and Company, dated July 21, 1998.(1)
     10.21+    Research Collaboration Agreement between Phytera, Inc. and
               Nycomed Amersham plc, dated July 30, 1993.(1)
     10.22     Amendment to Research Collaboration Agreement between Phytera,
               Inc. and Nycomed Amersham plc dated October 29, 1998. Filed herewith.
     10.23     License Agreement between Phytera, Inc. and University of
               Maryland dated       , 1998. To be filed by amendment.
     23.1      Consent of Arthur Andersen LLP. Filed herewith.
     23.2      Consent of Palmer & Dodge LLP. Included in the opinion filed as
               Exhibit 5.
     24        Power of attorney. Included on the signature page.
     27        Financial Data Schedule.(1)

--------
*  Indicates a management contract or compensatory plan.
+ Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act.

(1)Previously filed.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements (filed herewith as Exhibits 1.1 and 1.2), certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 14--Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WORCESTER, COMMONWEALTH OF MASSACHUSETTS, ON DECEMBER , 1998.

                                          Phytera, Inc.

                                                /s/ Malcolm Morville, Ph.D.
                                          By: _________________________________
                                                  MALCOLM MORVILLE, PH.D.
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

     /s/ Malcolm Morville, Ph.D.       President, Chief Executive  December  , 1998
______________________________________  Officer and Director
       MALCOLM MORVILLE, PH.D.          (Principal Executive
                                        Officer)

                  *                    Vice President, Finance     December  , 1998
______________________________________  (Principal Financial and
           STEPHEN DIPALMA              Accounting Officer)

                  *                    Director                    December  , 1998
______________________________________
            STEVEN J. ROTH

                  *                    Director                    December  , 1998
______________________________________
   UFFE BUNDGAARD-JORGENSEN, PH.D.

                  *                    Director                    December  , 1998
______________________________________
            POUL SCHLUTER

                  *                    Director                    December  , 1998
______________________________________
           ROBERT G. FOSTER

                  *                    Director                    December  , 1998
______________________________________
        GRAHAM K. CROOKE, M.D.

                  *                    Director                    December  , 1998
______________________________________
        GUSTAV A. CHRISTENSEN

 /s/ Malcolm Morville, Ph.D.

By: __________________________

   MALCOLM MORVILLE, PH.D.

       ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


   EXHIBIT NO.                            DESCRIPTION
   -----------                            -----------
       1.1     Form of European Underwriting Agreement. Filed herewith.
       1.2     Form of US Underwriting Agreement. Filed herewith.
       3.1     Amended and Restated Certificate of Incorporation of Phytera,
               Inc., as amended through
               May 26, 1998.(1)
       3.2     Form of Certificate of Amendment of Restated Certificate of
               Incorporation of Phytera, Inc. to be filed immediately prior to the effectiveness of this offering. Filed herewith.
       3.3     Form of Amended and Restated Certificate of Incorporation of
               Phytera, Inc. to be filed immediately prior to the closing of this offering.(1)
       3.4     By-laws of Phytera, Inc.(1)
       3.5     Form of Amended and Restated By-laws to become effective
               immediately prior to the closing of this offering.(1)
       4.1     Specimen Common Stock Purchase Warrant, together with a list of holders. Filed herewith.
       4.2     Specimen Common Stock Purchase Warrant, together with a list of holders. Filed herewith.
       4.3     Agreement with VaekstFonden dated April 11, 1996. To be filed by amendment.
       4.4     Note payable to Silicon Valley Bank dated July 15, 1994. This exhibit has been omitted in reliance on Item 601(b)(4)(iii) of
               Regulation S-K. The registrant undertakes to furnish a copy of the debt instrument on request of the Commission.
       4.5     Note payable to Danish Technology Institute dated July 26, 1996.
               This exhibit has been omitted in reliance on Item 601(b)(4)(iii)
               of Regulation S-K. The registrant undertakes to furnish a copy of the debt instrument on request of the Commission.
       4.6     Note payable to Unibank for the purchase of a vehicle dated
               September 24, 1996. This exhibit has been omitted in reliance on
               Item 601(b)(4)(iii) of Regulation S-K. The registrant undertakes to furnish a copy of the debt instrument on request of the
               Commission.
       5.1     Opinion of Palmer & Dodge LLP as to the legality of the shares being registered. Filed herewith.
      10.1*    1998 Equity Incentive Plan.(1)
      10.2*    1998 Employee Stock Purchase Plan.(1)
      10.3*    Employment Agreement between Phytera, Inc. and Malcolm Morville dated as of June 5, 1996.(1)
      10.4     Form of Indemnification Agreement between Phytera, Inc. and its
               Directors and executive officers.(1) Such agreements are
               materially different only as to the signing Directors and
               executive officers and the dates of execution.
      10.5     Amended and Restated Investors' Rights Agreement among Phytera,
               Inc. and certain stockholders of the Company dated May 26,
               1998.(1)
      10.6     Confidentiality Agreement between Phytera, Inc. and Malcolm
               Morville dated March 1, 1998.(1)
      10.7     Confidentiality Agreement between Phytera, Inc. and Stephen
               DiPalma dated November 11, 1997.(1)
      10.8     Confidentiality Agreement between Phytera, Inc. and Christopher
               Pazoles dated May 24, 1994.(1)
      10.9     Noncompetition Agreement between Phytera, Inc. and Malcolm
               Morville dated October 28, 1993.(1)
      10.10    Noncompetition Agreement between Phytera, Inc. and Stephen
               DiPalma dated November 7, 1997.(1)
      10.11    Noncompetition Agreement between Phytera, Inc. and Christopher
               Pazoles dated May 24, 1994.(1)

   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
     10.12     Lease Agreement, dated November 1, 1993, between Phytera, Inc.
               and Worcester Business Development Corporation.(1)
     10.13     Lease Agreement, dated October 31, 1994, between Phytera, Inc.
               and the University of Sheffield. Filed herewith.
     10.14     Lease Agreement, dated July 26, 1996, between Phytera, Inc. and
               Dansk Teknologisk Institut.(1)
     10.15     Lease Agreement, dated April 1, 1997, between Phytera, Inc. and
               Auda Pharmaceuticals ApS and Symbion A/S.(1)
     10.16+    Research Collaboration Agreement between Phytera, Inc. and
               Tsumura & Co., dated June 28, 1996, as amended on July 11,
               1998.(1)
     10.17+    Research Collaboration and License Agreement between Phytera,
               Inc. and Galileo Laboratories, Inc., dated April 21, 1998. (1)
     10.18+    Research Collaboration and License Agreement between Phytera,
               Inc. and NeuroSearch A/S, dated May 1, 1998. (1)
     10.19+    Research Collaboration Agreement between Phytera, Inc. and
               Chiron Corporation, dated May 20, 1998. (1)
     10.20+    Research Collaboration Agreement between Phytera, Inc. and Eli
               Lilly and Company, dated July 21, 1998. (1)
     10.21+    Research Collaboration Agreement between Phytera, Inc. and
               Nycomed Amersham plc, dated July 30, 1993. (1)
     10.22+    Amendment to Research Collaboration Agreement between Phytera,
               Inc. and Nycomed Amersham plc dated October 29, 1998. Filed herewith.
     10.23     License Agreement between Phytera, Inc. and University of
               Maryland dated       , 1998. To be filed by amendment.
     23.1      Consent of Arthur Andersen LLP. Filed herewith.
     23.2      Consent of Palmer & Dodge LLP. Included in the opinion filed as
               Exhibit 5.
     24        Power of attorney. Included on the signature page of the
               original Registration Statement.
     27        Financial Data Schedule. (1)

--------
*Indicates a management contract or compensatory plan.
+Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act.

(1)Previously filed.